Exhibit 10.1

EXECUTION COPY

THIRD AMENDMENT AGREEMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT AGREEMENT (this “Third Amendment Agreement”), dated as of August 14, 2014, is made by and among AUXILIUM PHARMACEUTICALS, INC. (the “Borrower”), the subsidiaries of the Borrower listed on the signature pages hereto (the “Subsidiary Guarantors”; together with the Borrower, the “Loan Parties”), certain Lenders (as defined in the Credit Agreement described below) party hereto constituting the Required Lenders under, and as defined in, the Credit Agreement (the “Required Lenders”) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders from time to time party thereto are parties to that certain Credit Agreement, dated as of April 26, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

WHEREAS, the Borrower intends to undertake a transaction whereby, in accordance with the terms of the Agreement and Plan of Merger dated as of June 25, 2014, by and among the Borrower, QLT Inc., a corporation incorporated under the laws of the province of British Columbia (to be renamed Auxilium International Corp. upon consummation of the Restructuring (as defined below), the “Parent”), QLT Holding Corp. (a Delaware corporation and a direct wholly-owned subsidiary of the Parent) (“US Holdco”) and QLT Acquisition Corp. (a Delaware corporation and a direct wholly-owned subsidiary of US Holdco) (“MergerCo”) (including all schedules and exhibits thereto, the “Acquisition Agreement”), the Parent shall indirectly acquire 100% of the Capital Stock of the Borrower (the “Acquisition”) by way of a one-step merger (the “Merger”) of MergerCo with and into the Borrower, with the Borrower surviving the Merger as a direct wholly-owned subsidiary of US Holdco (which shall remain a direct wholly-owned subsidiary of the Parent) (collectively, the “Restructuring”).

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement pursuant to the terms and conditions contained herein and in the Credit Agreement (as amended hereby).

WHEREAS, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc. shall act as joint bookrunners and joint lead arrangers with respect to this Third Amendment Agreement (in such capacities, the “Lead Arrangers”).

Section 1.                                          Defined Terms; Rules of Construction. Except as otherwise set forth in this Third Amendment Agreement, all capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement or, if not defined therein, the Credit Agreement as amended hereby.  The rules of construction specified in Section 1.2 of the Credit Agreement shall apply to this Third Amendment Agreement, including the terms defined in the preamble and recitals hereto.

Section 2.                                          Amendments to the Credit Agreement.  Effective as of the Third Amendment Effective Date (as defined below), and subject to the terms and conditions set forth herein, (i) the Credit Agreement (including, without limitation, the schedules and exhibits thereto) is hereby amended to incorporate the changes reflected in the redlined version of the Credit Agreement attached hereto as Annex A, (ii) the Parent shall, upon its execution and delivery of the Parent Joinder (as defined below) become a party to the Credit Agreement (as modified hereby) as the “Parent”, a “Group Member” and a “Loan Party” for all purposes thereof, and all references to any “Group Member” or “Loan Party” in any other Loan Document shall be deemed to include the Parent, (iii) the Required Lenders consent to the execution and delivery by the Parent, the Borrower and the Administrative Agent of the Parent Joinder and the modifications to the Credit Agreement contemplated thereby (including, without limitation, any supplement to the schedules to the Credit Agreement as provided therein) and (iv) the following defined term shall be incorporated into Section 1.1 of the Credit Agreement in its proper alphabetical order:

“Third Amendment Certain Funds Paragraph”:  notwithstanding anything set forth in this Agreement or in any Loan Document to the contrary, (i) the only representations with respect to the Parent or any of its Subsidiaries which shall be a condition to the occurrence of the Third Amendment Agreement Effective Date shall be (x) such of the representations made by (or relating to) the Parent and the Borrower in the Acquisition Agreement (as defined in the Third Amendment) as are material to the interests of the Lenders, but only to the extent that the Borrower or (with respect to representations made by (or relating to) the Borrower and its Subsidiaries) the Parent) have (or the Borrower’s or the Parent’s applicable Affiliate has) the right (determined without regard to any notice requirement) to terminate the Borrower’s or the Parent’s (or the Borrower’s or the Parent’s Affiliate’s) obligations (or to refuse to consummate the Acquisition) under the Acquisition Agreement as a result of a breach of such representations (the “Acquisition Agreement Representations”) and (y) the Specified Representations (as defined below) and (ii) the only conditions to the occurrence of the Third Amendment Effective Date are the conditions set forth herein and in Section 4 of the Third Amendment (it being understood that (I) to the extent any Collateral may not be perfected by (A) the filing of a UCC or PPSA financing statement, (B) taking delivery and possession of a stock or other equity certificate for any U.S. entity that is a pledged entity or (C) the filing of a short-form security agreement with the United States Patent and Trademark Office or the United States Copyright Office, if the perfection of the Collateral Agent’s security interest in such Collateral may not be accomplished on or prior to the Third Amendment Effective Date after the Parent’s and the Borrower’s use of commercially reasonable efforts to do so, then the perfection of the security interest in such Collateral shall not constitute a condition precedent to the occurrence of the Third Amendment Effective Date but, instead, may be accomplished within 90 days after the Third Amendment Effective Date or such longer period as may be acceptable to the Lead Arrangers (as defined in the Third Amendment) (in their sole discretion) and (II) nothing in preceding clause (ii) shall be construed to limit the applicability of the individual conditions expressly set forth herein or Section 4 of the Third Amendment).  For purposes hereof, “Specified Representations” means the representations and warranties of the Parent and the other Loan Parties set forth in the Credit Agreement, the Third Amendment or in the Parent Joinder (as defined in the Third Amendment), as applicable, relating to legal existence, corporate power and authority relating to the entering into and performance of the Loan Documents (including, without limitation, the Third Amendment and the Parent Supplement (as defined in the Third Amendment)), the due authorization, execution, delivery, validity and enforceability of the Loan Documents (including, without limitation, the Third Amendment and the Parent Supplement (as defined in the Third Amendment)), no conflicts with or violations of organizational documents or the indentures governing the Convertible Notes, margin regulations, the Investment Company Act of 1940, as amended, solvency of the Parent and its Subsidiaries on a consolidated basis as of the Third Amendment Effective Date (after giving pro forma effect to the Restructuring), Patriot Act/”know your customer” laws, OFAC/anti-terrorism laws, FCPA and, subject to subclause (I) of the last parenthetical appearing in the preceding sentence, the creation, validity, perfection and priority (subject to permitted liens) of the security interests granted in the proposed Collateral.  The provisions of this paragraph are referred to as the “Third Amendment Certain Funds Paragraph”.

Section 3.                                          Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent, the Lenders and the Lead Arrangers that, as of (x) the date hereof and (y) the Third Amendment Effective Date (and after giving effect to this Third Amendment Agreement), subject, in the case of the preceding clause (y), to the Third Amendment Certain Funds Paragraph:

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(a)                                 Except as permitted under Section 7.3 of the Credit Agreement, each Group Member as of the date hereof or (other than the Parent and its Subsidiaries, excluding the Borrower and its Subsidiaries) as of the Third Amendment Effective Date, as applicable, (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, to the extent such concept is recognized in its jurisdiction of incorporation, (ii) has the organizational power and authority and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (iv) is in compliance with the terms of its Organizational Documents and (v) is in compliance with the terms of all Requirements of Law (including Health Care Laws) and all Governmental Authorizations, except in case of clauses (ii), (iii) and (v), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)                                 (i) Each Loan Party as of the date hereof or (other than the Parent and its Subsidiaries, excluding the Borrower and those of its Subsidiaries that are Subsidiary Guarantors) as of the Third Amendment Effective Date, as applicable, has the organizational power and authority, and the legal right, to make, execute, deliver and perform this Third Amendment Agreement, (ii) each Loan Party as of the date hereof or (other than the Parent and its Subsidiaries, excluding the Borrower and those of its Subsidiaries that are Subsidiary Guarantors) as of the Third Amendment Effective Date, as applicable, has taken all necessary organizational and other action to authorize the execution, delivery and performance of this Third Amendment Agreement, (iii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of this Third Amendment Agreement, except the filings referred to in Section 4.18 of the Credit Agreement (as amended hereby) which filings have been, or will be, obtained or made and are in full force and effect on or before the Third Amendment Effective Date, and all applicable waiting periods shall have expired, in each case without any action being taken by any Governmental Authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereby, other than any such consent, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect, (iv) this Third Amendment Agreement has been duly authorized, executed and delivered by each Loan Party as of the date hereof or (other than the Parent and its Subsidiaries, excluding the Borrower and those of its Subsidiaries that are Subsidiary Guarantors) as of the Third Amendment Effective Date, as applicable, and each of this Third Amendment Agreement and the Credit Agreement (as amended hereby) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

(c)                                  The execution, delivery and performance of this Third Amendment Agreement will not violate (i) the Organizational Documents of any Loan Party as of the date hereof or (other than the Parent and its Subsidiaries, excluding the Borrower and those of its Subsidiaries that are Subsidiary Guarantors) as of the Third Amendment Effective Date, as applicable, (ii) any Requirement of Law (including any Health Care Laws), Governmental Authorization or any Contractual Obligation of any Group Member as of the date hereof or (other than the Parent and its Subsidiaries, excluding the Borrower and its Subsidiaries) as of the Third Amendment Effective Date, as applicable, and (iii) will not result in, or require, the creation or imposition of

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any Lien on any Group Member’s (excluding the Parent and its Subsidiaries, other than the Borrower and its Subsidiaries) respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents), except for any violation set forth in clause (ii) or (iii) which could not reasonably be expected to have a Material Adverse Effect.

(d)                                 The representations and warranties set forth in the Credit Agreement (as amended hereby) and in the other Loan Documents (other than any such representations and warranties that are duplicative of those set forth in this Section 3) are as of the date hereof, and will (as of the Third Amendment Effective Date) be true and correct in all material respects as of such date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(e)                                  The (i) GAAP audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the Borrower for the fiscal year ended December 31, 2013 and (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter ending after December 31, 2013 and at least 45 days prior to the Third Amendment Effective Date, unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for such fiscal quarter, for the period elapsed from the beginning of the applicable fiscal year to the end of such fiscal quarter and for the comparable periods of the preceding fiscal year (with respect to which independent auditors shall have performed an SAS 100 review), present fairly in all material respects the consolidated financial condition of the Borrower as at such time periods, and the consolidated results of its operations and its cash flows for such fiscal periods.

(f)                                   (x) Since December 31, 2013, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement, prior to giving effect to the amendments contemplated hereby) with respect to the Borrower and its Subsidiaries as of the date hereof or (other than the Parent and its Subsidiaries, excluding the Borrower and its Subsidiaries) as of the Third Amendment Effective Date, as applicable, and (y) from the date of the most recent Auxilium Annual Financial Statements (as defined in the Acquisition Agreement) to the Third Amendment Effective Date, no result, fact, change, effect, event, circumstance, occurrence or development has occurred or arisen which has had or would reasonably be expected to have, individually or in the aggregate, an Acquisition Agreement Material Adverse Effect (as defined below) on the Borrower.

“Acquisition Agreement Material Adverse Effect”, when used in connection with the Borrower or the Parent (as applicable), means any result, fact, change, effect, event, circumstance, occurrence or development that, individually or in the aggregate with all other adverse results, facts, changes, effects, events, circumstances, occurrences or developments, has or would reasonably be expected to have, a material and adverse effect on (i) the business, operations, results of operations or condition (whether financial or otherwise) of such Person and its Subsidiaries, taken as a whole or (ii) the ability of such Person and its Subsidiaries to perform their covenants or obligations under the Acquisition Agreement or to consummate the Transactions (as defined therein); provided, however, that any result, fact, change, effect, event, circumstance, occurrence or development shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, an Acquisition Agreement Material Adverse Effect to the extent that such result, fact, change, effect, event, circumstance, occurrence or development arises out of or results from:

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i.

changes, developments or conditions in or relating to general international, political, economic or financial or capital market conditions, or political, economic or financial or capital market conditions in any jurisdiction in which such Person or any of its Subsidiaries operates or carries on business;

ii.

changes, developments or conditions resulting from any act of sabotage or terrorism or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of such acts of sabotage, terrorism, hostilities or war;

iii.	any natural disaster;

iv.	changes or developments in or relating to currency exchange or interest rates;

v.	changes or developments affecting the pharmaceutical industry in general;

vi.

any change in applicable Laws (as defined in the Acquisition Agreement) (other than Orders (as defined in the Acquisition Agreement) against a Party (as defined in the Acquisition Agreement) or a Subsidiary thereof) or U.S. GAAP (as defined in the Acquisition Agreement);

vii.	except for purposes of Section 3.1(c), 3.1(d), 3.2(c) and 3.2(d) of the Acquisition Agreement, the announcement of the execution of the Acquisition Agreement or the Transaction;

viii.	any actions taken (or omitted to be taken) by the Parent or the Borrower (as applicable) upon the express written request of the other;

ix.	with respect to the Parent, any of the matters described on Section 1.1 of the QLT Disclosure Letter (as defined in the Acquisition Agreement);

x.

(A) any changes in the share price or trading volume of Auxilium Shares or QLT Shares (in each case, as defined in the Acquisition Agreement), as applicable, or the credit rating or in any analyst’s recommendation with respect to the Borrower or the Parent, as applicable, or (B) any failure of the Borrower or the Parent, as applicable, to meet projections, guidance, milestones, forecasts or published financial or operating predictions or measures (it being agreed that the facts and circumstances giving rise to any of the foregoing events or failures, unless expressly excluded by another clause of this definition, may constitute and/or may be taken into account in determining whether an Acquisition Agreement Material Adverse Effect has occurred or is reasonably likely to occur); or

xi.	with respect to the Borrower, any of the matters described on Section 1.1 of the Auxilium Disclosure Letter (as defined in the Acquisition Agreement);

provided, however, that the effect of the changes or developments described in clauses (i) through (vi) above shall not be excluded to the extent that any of the changes or developments referred to therein disproportionately adversely affect such Person and its Subsidiaries, taken as a whole, in comparison to other Persons who operate in the same industry as such Person and its Subsidiaries.

Notwithstanding anything in the Credit Agreement or any other Loan Document, the interpretation of the definition of “Acquisition Agreement Material Adverse Effect” and whether an

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Acquisition Agreement Material Adverse Effect has occurred, shall be interpreted in accordance with the laws of the State of Delaware without regard to choice of laws principles thereof.

(g)                                  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against any Group Member as of the date hereof or (other than the Parent and its Subsidiaries, excluding the Borrower and its Subsidiaries) as of the Third Amendment Effective Date, as applicable, or against any of their respective properties or revenues (i) with respect to any of this Third Amendment Agreement or any other Loan Documents, which would in any respect impair the enforceability of this Third Amendment Agreement or such other Loan Documents, taken as a whole or (ii) that could reasonably be expected to have a Material Adverse Effect, except any litigation that may be disclosed on the Borrower’s SEC or other comparable filings on or prior to the date hereof or the Third Amendment Effective Date (as applicable).

(h)                                 No written statement contained in any document, certificate or statement furnished by any Loan Party as of the date hereof or (other than the Parent and its Subsidiaries, excluding the Borrower and those of its Subsidiaries that are Subsidiary Guarantors) as of the Third Amendment Effective Date, as applicable, to the Administrative Agent, the Lead Arrangers or the Lenders, or any of them, for use in connection with the Restructuring, this Third Amendment Agreement or any other transactions contemplated by this Third Amendment Agreement (including the lender presentation dated as of August 12, 2014), when taken as a whole, contained as of the date such statement, information, document or certificate was furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made; provided, however, that with respect to projections, the Borrower represents only that the same were prepared in good faith and are based upon assumptions believed by management of the Borrower to be reasonable at the time made available to the Administrative Agent and the Lead Arrangers, it being recognized by the Administrative Agent, the Lead Arrangers or the Lenders that such financial information as it relates to future events is not to be viewed as fact, is by its nature inherently uncertain and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount; it being understood that for purposes of this Section 3(h), such information shall not include information of a general economic or industry-specific nature contained in the materials referenced above and that any written information provided by the Borrower or any of its Subsidiaries (prior to the Third Amendment Effective Date) regarding the Parent and its Subsidiaries is to the best knowledge of the Borrower.

Section 4.                                          Conditions to Effectiveness on Third Amendment Effective Date.  The amendments to the Credit Agreement contemplated by Section 2 of this Third Amendment Agreement shall become effective on and as of the first Business Day on which the following conditions shall have been satisfied or waived by each applicable party (the “Third Amendment Effective Date”):

(a)                                  the Administrative Agent (or its counsel) shall have received from the Borrower, and the Subsidiary Guarantors as of the date of the Third Amendment Agreement and the Required Lenders either (i) a counterpart of this Third Amendment Agreement signed on behalf of such party, or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Third Amendment Agreement) that such party has signed a counterpart of this Third Amendment Agreement;

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(b)                                 the Administrative Agent shall have received (i) a certificate of the secretary or assistant secretary on behalf of each Loan Party (including the Parent and each of its Subsidiaries that are required to become Subsidiary Guarantors pursuant to Section 6.9 of the Credit Agreement (as amended hereby)) dated the Third Amendment Effective Date, certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State (or other equivalent body) of the state (or other applicable jurisdiction) of its organization, and (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other equivalent body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, (ii) good standing certificates (or the equivalent thereof in any applicable jurisdiction) for each Loan Party for each jurisdiction in which the Loan Party is organized (to the extent such certificates or the equivalent thereof are available in each applicable jurisdiction), and (iii) a solvency certificate substantially in the form of Exhibit J to the Credit Agreement (as modified hereby) dated the Third Amendment Effective Date and signed by the chief financial officer of the Parent;

(c)                                  the Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Agreement, and the Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, and neither the Borrower nor any affiliate thereof shall have consented to any action which would require the consent of the Borrower or such affiliate under the Acquisition Agreement, if such alteration, amendment, change, supplement, waiver or consent would be materially adverse to the interests of the Lenders, in any such case without the prior written consent of the Lead Arrangers (it being understood and agreed that any alteration, supplement, amendment, modification, waiver or consent that modifies the so-called “Xerox” provisions of the Acquisition Agreement providing protection with respect to exclusive jurisdiction, waiver of jury trial, liability caps and third party beneficiary status for the benefit of the Lead Arrangers and their respective affiliates shall be deemed to be materially adverse to the interests of the Lenders);

(d)                                 the Lead Arrangers shall have received evidence to their reasonable satisfaction that the Restructuring has been consummated, in each case in a manner consistent with the Ernst & Young paper entitled “Project Bond Acquisition Structure, IP Migration”, dated as of June 17, 2014, after giving effect to any modifications thereto that are not material and adverse to the Administrative Agent or the Lenders (it being acknowledged and agreed that, for the avoidance of doubt, the structuring steps set forth therein, other than those required to consummate the Restructuring, shall not be required to have been or be consummated);

(e)                                  the Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries) are located, and such search shall reveal no Liens on any of the assets of such Persons except for Liens permitted by Section 7.2 of the Credit Agreement (as amended hereby) or discharged on or prior to the Third Amendment Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent;

(f)                                    the Administrative Agent shall have received (i) a joinder to the Credit Agreement duly executed and delivered by the Parent and the Borrower in substantially the form attached hereto as Annex B, as such form may be modified at the request of the Parent in a manner reasonably satisfactory to the Administrative Agent (the “Parent Joinder”) and (ii) a supplement to the Perfection Certificate with respect to the Parent and each of its Subsidiaries

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(other than the Borrower and its Subsidiaries) outlining the matters set forth in the form of Perfection Certificate set forth in Exhibit K-1 to the Credit Agreement, as well as such other matters as are required to be set forth therein by the Parent Joinder (the “Supplemental Perfection Certificate”);

(g)                                  the requirements of Section 6.9 of the Credit Agreement (as modified hereby) shall have been satisfied with respect to the Parent and each of its Subsidiaries (other than the Borrower and its Subsidiaries and including, without limitation, the US Holdco and the Canadian IPCo); provided, that, the requirements of this clause (g) shall be subject to the Third Amendment Certain Funds Paragraph;

(h)                                 the Administrative Agent shall have received an executed legal opinion of (i) Morgan, Lewis & Bockius LLP, New York counsel to the Parent, the Borrower and their Domestic Subsidiaries, (ii) Torys LLP, Canadian counsel to the Parent and its Canadian Subsidiaries and (iii) Lawson Lundell LLP, British Columbia counsel to the Parent and its Canadian Subsidiaries, in each case covering such matters as the Lead Arrangers may reasonably request and otherwise reasonably satisfactory to the Lead Arrangers; and

(i)                                     the representations and warranties contained in Section 3 of this Third Amendment Agreement and in the Parent Joinder shall be true and correct in all material respects, on and as of the Third Amendment Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

(j)                                    the Borrower shall have paid, by wire transfer of immediately available funds, (i) to the Lead Arrangers, all fees as have been separately agreed, (ii) to the Administrative Agent, for the ratable account of each Lender that has executed and delivered a signature page to this Third Amendment Agreement on or prior to 5.00 p.m. on August 14, 2014, a fee in an amount equal to 0.50% of the Term Loans of each such Lender outstanding on the date of the Third Amendment Agreement (immediately prior to giving effect thereto) and (iii) to the Lead Arrangers and the Administrative Agent, all reasonable and documented out-of-pocket fees and expenses of the Lead Arrangers and the Administrative Agent in connection with this Third Amendment Agreement (including, without limitation, the reasonable and documented legal fees and expenses of White & Case LLP and Blake, Cassels & Graydon LLP as counsel to the Lead Arrangers) to the extent that such fees and expenses are invoiced at least three (3) Business Days prior to the Third Amendment Effective Date; and

(k)                                 the Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date, signed by a Responsible Officer of the Borrower certifying as to compliance with the conditions precedent set forth in clause (i) of this Section 4.

Notwithstanding the foregoing, the amendments to the Credit Agreement contemplated by this Third Amendment Agreement shall not become effective if each of the conditions set forth above have not been satisfied at or prior to 5.00 p.m., New York City time, on December 31, 2014 (it being understood that any such failure of the Third Amendment Effective Date to occur will not affect any rights or obligations of any Person under the Credit Agreement).

Section 5.                                          Reference to and Effect on the Credit Agreement. (a) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Third Amendment Agreement.  This Third Amendment Agreement shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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(b)                                 Each Loan Document, after giving effect to this Third Amendment Agreement and the occurrence of the Third Amendment Effective Date, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the Third Amendment Effective Date, each reference in each of the Loan Documents (including the Guarantee and Collateral Agreement and the other Security Documents) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Third Amendment Agreement and the occurrence of the Third Amendment Effective Date. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations, including under the Loan Documents, as amended by, and after giving effect to, this Third Amendment Agreement and the occurrence of the Third Amendment Effective Date, in each case subject to the terms thereof.

(c)                                  The execution, delivery and effectiveness of this Third Amendment Agreement, or the occurrence of the Third Amendment Effective Date, shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

Section 6.                                          Reaffirmation.  By executing and delivering a counterpart hereof, (i) the Borrower hereby agrees that all Term Loans incurred by the Borrower shall be guaranteed pursuant to the Credit Agreement (as amended hereby) and the Guarantee and Collateral Agreement in accordance with the terms and provisions thereof and shall be secured pursuant to the Security Documents (including, without limitation, any Canadian Security Documents or any other Security Documents executed and delivered in connection with this Third Amendment Agreement) in accordance with the terms and provisions thereof and (ii) the Borrower and each other Loan Party party hereto hereby (A) agrees that, notwithstanding the effectiveness of this Third Amendment Agreement or the occurrence of the Third Amendment Effective Date, after giving effect to this Third Amendment Agreement and the occurrence of the Third Amendment Effective Date, the Security Documents continue to be in full force and effect and (B) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document, in each case after giving effect to this Third Amendment Agreement and the occurrence of the Third Amendment Effective Date, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Security Documents (including, without limitation, any Canadian Security Documents or any other Security Documents executed and delivered in connection with this Third Amendment Agreement) to secure such Obligations, all as provided in the Security Documents (including, without limitation, any Canadian Security Documents or any other Security Documents executed and delivered in connection with this Third Amendment Agreement), and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Third Amendment Agreement and the occurrence of the Third Amendment Effective Date.

Section 7.                                          Costs and Expenses.  The Borrower hereby agrees to promptly (and in any event within ten (10) Business Days of a written request) reimburse the Lead Arrangers and the Administrative Agent for their reasonable and documented out-of-pocket expenses in connection with this Third Amendment Agreement, including (without limitation) the reasonable fees, charges and disbursements of White & Case LLP as New York counsel to the Lead Arrangers and Blake, Cassels & Graydon LLP as Canadian counsel to the Lead Arrangers, provided that any such fees and expenses to be paid on the Third Amendment Effective Date shall be invoiced at least three (3) Business Days prior to the Third Amendment Effective Date.

Section 8.                                          Execution in Counterparts.  This Third Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of

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which when so executed shall be deemed to be an original and all of which taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Third Amendment Agreement by telecopier (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Third Amendment Agreement.

Section 9.                                          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS THIRD AMENDMENT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

Section 10.                                   GOVERNING LAW.  THIS THIRD AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

The Borrower
Auxilium Pharmaceuticals, Inc.

By:	/s/ Adrian Adams
Name: Adrian Adams
Title: Chief Executive Officer and President

The Subsidiary Guarantors

Auxilium International Holdings, Inc.

By:	/s/ James Englund
Name: James Englund
Title: President

Auxilium US Holdings, LLC

By:	/s/ James Englund
Name:	James Englund
Title:	President

Actient Holdings LLC

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	President

Actient Pharmaceuticals LLC

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	President

Slate Pharmaceuticals, Inc.

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	President

Actient Therapeutics LLC

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	President

70 Maple Avenue, LLC

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	President

TIMM Medical Holdings, LLC

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	President

TIMM Medical Technologies, Inc.

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	President

Morgan Stanley Senior Funding, Inc.,

as Administrative Agent

By:	/s/ Pramod Raju
Name:	Pramod Raju
Title:	Authorized Signatory

NAME OF INSTITUTION:

AMMC CLO XIII, LIMITED
as a Lender

By:	American Money Management Corp.,
As Collateral Manager

By:	/s/ David P. Meyer
Name:	David P. Meyer
Title:	Senior Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

AMMC CLO XI, LIMITED
as a Lender

By:	American Money Management Corp.,
As Collateral Manager

By:	/s/ David P. Meyer
Name:	David P. Meyer
Title:	Senior Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

AMMC CLO IX, LIMITED
as a Lender

By:	American Money Management Corp.,
As Collateral Manager

By:	/s/ David P. Meyer
Name:	David P. Meyer
Title:	Senior Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Black Diamond CLO 2012-1 Ltd.
as a Lender

By:	Black Diamond CLO 2012-1 Advisor, L.L.C.,
As its Portfolio Manager

By:	/s/ Stephen H. Deckoff
Name:	Stephen H. Deckoff
Title:	Managing Principal

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Black Diamond CLO 2006-1 (Cayman) LTD.
as a Lender

By:	Black Diamond CLO 2006-1 Advisor, L.L.C.,
As its Collateral Manager

By:	/s/ Stephen H. Deckoff
Name:	Stephen H. Deckoff
Title:	Managing Principal

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Black Diamond CLO 2005-2 Ltd.
as a Lender

By:	Black Diamond CLO 2005-2 Advisor, L.L.C.,
As its Collateral Manager

By:	/s/ Stephen H. Deckoff
Name:	Stephen H. Deckoff
Title:	Managing Principal

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Black Diamond CLO 2005-1 Ltd.
as a Lender

By:	Black Diamond CLO 2005-1 LTD.
By:	Black Diamond CLO 2005-1 Advisor, L.L.C.,
As its Collateral Manager

By:	/s/ Stephen H. Deckoff
Name:	Stephen H. Deckoff
Title:	Managing Principal

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Deerfield Partners, L.P.
By: Deerfield Mgmt., L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner
as a Lender

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Deerfield International Master Fund, L.P.
By: Deerfield Mgmt., L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner
as a Lender

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

SENIOR SECURED FLOATING RATE LOAN FUND
as a Lender

By: Credit Suisse Asset Management, LLC,
the Portfolio Manager for
Propel Capital Corporation, the manager for
Senior Secured Floating Rate Loan Fund

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

RAYTHEON MASTER PENSION TRUST
as a Lender

By: Credit Suisse Asset Management, LLC,
as investment manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

STATE OF NEW MEXICO STATE INVESTMENT COUNCIL
as a Lender

By: authority delegated to the New Mexico
State Investment Office
By: Credit Suisse Asset Management, LLC,
its investment manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Madison Park Funding XII, Ltd.
as a Lender

By: Credit Suisse Asset Management, LLC,
as portfolio manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Madison Park Funding XI, Ltd.
as a Lender

By: Credit Suisse Asset Management, LLC,
as portfolio manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Madison Park Funding X, Ltd.
as a Lender

By: Credit Suisse Asset Management, LLC,
as portfolio manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

MADISON PARK FUNDING VIII, LTD.
as a Lender

By: Credit Suisse Asset Management, LLC,
as portfolio manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

MADISON PARK FUNDING VII, LTD.
as a Lender

By: Credit Suisse Asset Management, LLC,
as portfolio manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

MADISON PARK FUNDING VI, LTD.
as a Lender

By: Credit Suisse Asset Management, LLC,
as collateral manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

MADISON PARK FUNDING V, LTD.
as a Lender

By: Credit Suisse Asset Management, LLC,
as collateral manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

MADISON PARK FUNDING IX, LTD.
as a Lender

By: Credit Suisse Asset Management, LLC,
as portfolio manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

MADISON PARK FUNDING IV, LTD.
as a Lender

By: Credit Suisse Asset Management, LLC,
as collateral manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

MADISON PARK FUNDING III, LTD.
as a Lender

By: Credit Suisse Asset Management, LLC,
as collateral manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

CREDIT SUISSE STRATEGIC INCOME FUND
as a Lender

By: Credit Suisse Asset Management, LLC,
as investment advisor

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Credit Suisse Floating Rate Trust
as a Lender

By: Credit Suisse Asset Management, LLC,
as its investment manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Atrium X
as a Lender

By: Credit Suisse Asset Management, LLC,
as portfolio manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

ATRIUM VIII
as a Lender

By: Credit Suisse Asset Management, LLC,
as portfolio manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

ATRIUM VII
as a Lender

By: Credit Suisse Asset Management, LLC,
as portfolio manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

ATRIUM V
as a Lender

By: Credit Suisse Asset Management, LLC,
as collateral manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

ATRIUM IX
as a Lender

By: Credit Suisse Asset Management, LLC,
as portfolio manager

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Senior Debt Portfolio
as a Lender

By: Boston Management and Research,
as Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Pacific Select Fund Floating Rate Loan Portfolio
as a Lender

By: Eaton Vance Management as
Investment Sub-Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

MET Investors Series Trust
-Met/Eaton Vance Floating Rate Portfolio
as a Lender

By: Eaton Vance Management as
Investment Sub-Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Grayson & Co
as a Lender

By: Boston Management and Research as
Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance VT Floating Rate Income Fund
as a Lender

By: Eaton Vance Management as
Invvestment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance Short Duration Diversified Income Fund
as a Lender

By: Eaton Vance Management as
Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance Senior Income Trust
as a Lender

By: Eaton Vance Management as
Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance Senior Floating-Rate Trust
as a Lender

By: Eaton Vance Management as
Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance Limited Duration Income Fund
as a Lender

By: Eaton Vance Management as
Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance International (Cayman
Islands) Floating-Rate Income Portfolio
as a Lender

By: Eaton Vance Management as
Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance International Senior Loan Fund
as a Lender

By: Eaton Vance Management as
Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance Floating-Rate Income Plus Fund
as a Lender

By: Eaton Vance Management as
Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance Floating-Rate Income Trust
as a Lender

By: Eaton Vance Management as
Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance CLO 2014-1, Ltd.
as a Lender

By: Eaton Vance Management
Portfolio Manager

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance CLO 2013-1 LTD.
as a Lender

By: Eaton Vance Management
Portfolio Manager

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Eaton Vance CLO VIII, Ltd.
as a Lender

By: Eaton Vance Management as
Investment Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Columbia Funds Variable Series Trust II — Variable Portfolio —
Eaton Vance Floating-Rate Income Fund
as a Lender

By: Eaton Vance Management as
Investment Sub-Advisor

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

AGF Floating Rate Income Fund
as a Lender

By: Eaton Vance Management as
Portfolio Manager

By:	/s/ Michael Botthof
Name:	Michael Botthof
Title:	Vice President

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

General Electric Capital Corporation
as a Lender

By:	/s/ Laura S. DeAngelis
Name:	Laura S. DeAngelis
Title:	Duly Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Staniford Street CLO, Ltd.
as a Lender

By:	/s/ Scott D’Orsi
Name:	Scott D’Orsi
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Longfellow Place CLO, Ltd.
as a Lender

By:	/s/ Scott D’Orsi
Name:	Scott D’Orsi
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Lime Street CLO, Ltd.
as a Lender

By:	/s/ Scott D’Orsi
Name:	Scott D’Orsi
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Symphony CLO XIV, Ltd.
as a Lender

By: Symphony Asset Management LLC

By:	/s/ Scott Caraher
Name:	Scott Caraher
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Symphony CLO XII, Ltd
as a Lender

By: Symphony Asset Management LLC

By:	/s/ Scott Caraher
Name:	Scott Caraher
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Symphony CLO XI, Limited Partnership
as a Lender

By: Symphony Asset Management LLC

By:	/s/ Scott Caraher
Name:	Scott Caraher
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Symphony CLO VIII, Limited Partnership
as a Lender

By: Symphony Asset Management LLC

By:	/s/ Scott Caraher
Name:	Scott Caraher
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Symphony CLO VII, LTD
as a Lender

By: Symphony Asset Management LLC

By:	/s/ Scott Caraher
Name:	Scott Caraher
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Symphony CLO V LTD.
as a Lender

By: Symphony Asset Management LLC

By:	/s/ Scott Caraher
Name:	Scott Caraher
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Symphony CLO IX, Limited Partnership
as a Lender

By: Symphony Asset Management LLC

By:	/s/ Scott Caraher
Name:	Scott Caraher
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Nuveen Short Duration Credit Opportunities Fund
as a Lender

By: Symphony Asset Management LLC

By:	/s/ Scott Caraher
Name:	Scott Caraher
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Nuveen Floating Rate Income Opportunity Fund
as a Lender

By: Symphony Asset Management LLC

By:	/s/ Scott Caraher
Name:	Scott Caraher
Title:	Portfolio Manager

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

VALIDUS REINSURANCE LTD
as a Lender

By: PineBridge Investments LLC
Its Investment Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

VALIC Company II-Strategic Bond Fund
as a Lender

By: PineBridge Investments LLC
Its Sub-Advisor

By:	/s/ John Yanovic
Name:	John Yanovic
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

SunAmerica Income Funds-SunAmerica Strategic Bond Fund
as a Lender

By: PineBridge Investments LLC
Its Sub-Advisor

By:	/s/ John Yanovic
Name:	John Yanovic
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

SunAmerica Income Funds-High Yield Bond Fund
as a Lender

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Saturn CLO, Ltd.
as a Lender

By: PineBridge Investments LLC
Its Collateral Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Fire and Police Pension Fund, San Antonio
as a Lender

By: PineBridge Investments LLC
Its Investment Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

PineBridge Senior Secured Loan Fund Ltd.
as a Lender

By: PineBridge Investments LLC
Its Investment Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Lancashire Insurance Company Limited
as a Lender

By: PineBridge Investments Europe Limited
As Collateral Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Galaxy XVII CLO, Ltd.
as a Lender

By: PineBridge Investments LLC, as
Collateral Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Galaxy XVI CLO, Ltd.
as a Lender

By: PineBridge Investments LLC
As Collateral Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Galaxy XV CLO, Ltd.
as a Lender

By: PineBridge Investments LLC
As Collateral Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Galaxy XIV CLO, Ltd.
as a Lender

By: PineBridge Investments LLC
As Collateral Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Galaxy XII CLO, Ltd.
as a Lender

By: PineBridge Investments LLC
As Collateral Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Galaxy VIII CLO, Ltd.
as a Lender

By: PineBridge Investments LLC
Its Collateral Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

CSAA Insurance Exchange
as a Lender

By: PineBridge Investments LLC
Its Investment Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Arch Investment Holdings III Ltd.
as a Lender

By: PineBridge Investments LLC
As Collateral Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Advocate Health Care Network
as a Lender

By: PineBridge Investments LLC
Its Investment Manager

By:	/s/ Steven Oh
Name:	Steven Oh
Title:	Managing Director

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Morgan Stanley Senior Funding, Inc.
as a Lender

By:	/s/ Adam Savarese
Name:	Adam Savarese
Title:	Authorized Signatory

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Swiss capital Pro Loan III Plc
as a Lender

By: For and on behalf of BNY Mellon Trust
Company (Ireland) Limited under Power of
Attorney

By:	/s/ David Martino
Name:	David Martino
Title:	Controller

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Halcyon Loan Investors CLO II, ltd.
as a Lender

By: Halcyon Loan Investors, L.P. as
Collateral Manager

By:	/s/ David Martino
Name:	David Martino
Title:	Controller

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Halcyon Loan Investors CLO I, ltd.
as a Lender

By: Halcyon Loan Investors, L.P. as
Collateral Manager

By:	/s/ David Martino
Name:	David Martino
Title:	Controller

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Halcyon Loan Advisors Funding 2013-2 LTD.
as a Lender

By:	/s/ David Martino
Name:	David Martino
Title:	Controller

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Halcyon Loan Advisors Funding 2013-1 Ltd.
as a Lender

By:	/s/ David Martino
Name:	David Martino
Title:	Controller

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Halcyon Loan Advisors Funding 2012-2, Ltd.
as a Lender

By: Halcyon Loan Advisors 2012-2 LLC as
collateral manager

By:	/s/ David Martino
Name:	David Martino
Title:	Controller

For Lenders requiring a second signatory:

By:
Name:
Title:

NAME OF INSTITUTION:

Halcyon Loan Advisors Funding 2012-1, Ltd.
as a Lender

By: Halcyon Loan Advisors 2012-1 LLC as
collateral manager

By:	/s/ David Martino
Name:	David Martino
Title:	Controller

For Lenders requiring a second signatory:

By:
Name:
Title:

ANNEX A

FORM OF AMENDED CREDIT AGREEMENT

CREDIT AGREEMENT

among

AUXILIUM INTERNATIONAL CORP.,

as Parent,

AUXILIUM PHARMACEUTICALS, INC.,

as Borrower,

the Lenders
from Time to Time Party Hereto,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent, Collateral Agent
and as Syndication Agent

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Sole Lead Arranger and Sole Bookrunner

Dated as of April 26, 2013

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS		1

1.1	Defined Terms	1
1.2	Other Definitional Provisions	~~41~~46

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS		~~42~~47

2.1	Term Commitments	~~42~~47
2.2	Procedure for Term Loan Borrowing	~~43~~47
2.3	Repayment of Term Loans	~~43~~48
2.4	Incremental Facilities	~~43~~48
2.5	Fees	~~45~~50

SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS		~~45~~50

3.1	Optional Prepayments	~~45~~50
3.2	Mandatory Prepayments; Prepayment Premium	~~46~~51
3.3	Conversion and Continuation Options	~~47~~52
3.4	Limitations on LIBOR Tranches	~~48~~53
3.5	Interest Rates and Payment Dates	~~48~~53
3.6	Computation of Interest and Fees	~~49~~54
3.7	Inability to Determine Interest Rate	~~49~~54
3.8	Pro Rata Treatment; Application of Payments; Payments	~~50~~55
3.9	Requirements of Law	~~51~~56
3.10	Taxes	~~52~~57
3.11	Indemnity	~~56~~61
3.12	Change of Lending Office	~~56~~61
3.13	Replacement of Lenders	~~56~~61
3.14	Evidence of Debt	~~57~~62
3.15	Illegality	~~57~~62
3.16	Extension Offers	~~58~~63

SECTION 4. REPRESENTATIONS AND WARRANTIES		~~59~~64

4.1	Financial Condition	~~59~~64
4.2	No Change	~~60~~65
4.3	Corporate Existence; Compliance with Law	~~60~~65
4.4	Power; Authorization; Enforceable Obligations	~~60~~65
4.5	No Legal Bar	~~61~~66
4.6	Litigation and Adverse Proceedings	~~61~~66
4.7	Ownership of Property; Liens	~~61~~66
4.8	Intellectual Property	~~62~~67
4.9	Taxes	~~62~~67
4.10	Federal Reserve Regulations	~~62~~68

i

4.11	Labor Matters	~~63~~68
4.12	ERISA	~~63~~68
4.13	Investment Company Act; Other Regulations	~~63~~69
4.14	Capital Stock and Ownership Interests of Subsidiaries	~~64~~69
4.15	Use of Proceeds	~~64~~69
4.16	Environmental Matters	~~64~~69
4.17	Accuracy of Information, etc.	~~65~~70
4.18	Security Documents	~~65~~70
4.19	Solvency	~~66~~71
4.20	Senior Indebtedness	~~66~~71
4.21	No Default	~~66~~71
4.22	Anti-Terrorism Laws	~~66~~71
4.23	Insurance	~~67~~73

SECTION 5. CONDITIONS PRECEDENT		~~68~~73

5.1	Conditions to Initial Extension of Credit	~~68~~73
5.2	Conditions to Each Incremental Term Loan	~~72~~77

SECTION 6. AFFIRMATIVE COVENANTS		~~72~~78

6.1	Financial Statements	~~72~~78
6.2	Certificates; Other Information; ERISA	~~74~~79
6.3	Taxes	~~76~~81
6.4	Maintenance of Existence; Compliance	~~76~~81
6.5	Maintenance of Property; Insurance	~~76~~81
6.6	Inspection of Property; Books and Records; Discussions	~~77~~82
6.7	Notices	~~77~~83
6.8	Environmental Laws	~~78~~83
6.9	Post-Closing; Additional Collateral, etc.	~~78~~84
6.10	Further Assurances	~~81~~86
6.11	Rated Credit Facility; Corporate Ratings	~~81~~87
6.12	Use of Proceeds	~~81~~87
6.13	Intellectual Property	~~81~~87
6.14	Designation of Subsidiaries; Unrestricted Subsidiaries	~~81~~87
6.15	Post-Closing Deliveries	~~82~~88
6.16	Post-Closing Pay-Off	88

SECTION 7. NEGATIVE COVENANTS		~~83~~88

7.1	Indebtedness	~~83~~89
7.2	Liens	~~86~~92
7.3	Fundamental Changes	~~89~~95
7.4	Disposition of Property	~~90~~96
7.5	Restricted Payments	~~92~~99
7.6	Investments	~~94~~100
7.7	Optional Payments and Modifications of Certain Debt Instruments	~~97~~102

ii

7.8	Transactions with Affiliates	~~97~~102
7.9	Changes in Fiscal Periods; Accounting Changes; Issuance of Disqualified Capital Stock	~~98~~102
7.10	Negative Pledge Clauses	~~98~~102
7.11	Clauses Restricting Subsidiary Distributions	~~99~~102
7.12	Lines of Business	~~100~~102
7.13	Partnerships	~~100~~102
7.14	Financial Covenant	102

SECTION 8. EVENTS OF DEFAULT		~~100~~102

8.1	Events of Default	~~100~~102

SECTION 9. THE AGENTS		~~103~~102

9.1	Appointment	~~103~~102
9.2	Delegation of Duties	~~104~~102
9.3	Exculpatory Provisions	~~104~~102
9.4	Reliance by Agents	~~105~~102
9.5	Notice of Default	~~105~~102
9.6	Non-Reliance on Agents and Other Lenders	~~106~~102
9.7	Indemnification	~~106~~102
9.8	Agent in Its Individual Capacity	~~106~~102
9.9	Successor Administrative Agent	~~107~~102
9.10	Agents Generally	~~108~~102
9.11	Lender Action	~~108~~102
9.12	Withholding Tax	~~108~~102
9.13	Administrative Agent May File Proof of Claims	~~108~~102
9.14	Appointment of Supplemental Collateral Agents	~~109~~ 102

SECTION 10. MISCELLANEOUS		~~110~~102

10.1	Amendments and Waivers	~~110~~102
10.2	Notices	~~112~~102
10.3	No Waiver; Cumulative Remedies	~~114~~102
10.4	Survival of Representations and Warranties	~~114~~102
10.5	Payment of Expenses and Taxes; Indemnity	~~114~~102
10.6	Successors and Assigns; Participations and Assignments	~~116~~102
10.7	Sharing of Payments; Set-off	~~122~~102
10.8	Counterparts	~~123~~102
10.9	Severability	~~123~~102
10.10	Integration	~~123~~102
10.11	GOVERNING LAW	~~124~~102
10.12	Submission to Jurisdiction; Waivers	~~124~~102
10.13	Acknowledgments	~~124~~102
10.14	Releases of Guarantees and Liens	~~125~~102
10.15	Confidentiality	~~126~~102

iii

10.16	WAIVERS OF JURY TRIAL	~~126~~102
10.17	Patriot Act Notice	~~127~~102
10.18	Intercreditor Agreements	~~127~~102
10.19	Process Agent	102
10.20	Judgment Currency	102

SECTION 11. PARENT GUARANTY		102

11.1	Guaranty	102
11.2	Bankruptcy	102
11.3	Nature of Liability	102
11.4	Independent Obligation	102
11.5	Authorization	102
11.6	Reliance	102
11.7	Subordination	102
11.8	Waiver	102
11.9	Payments	102
11.10	Maximum Liability	102

iv

SCHEDULES:

1.1	Commitments
1.1A	Agreed Guarantee and Security Principles
4.7(b)	Owned Real Property
4.7(c)	Leased Real Property
4.14	Subsidiaries
4.18(a)	UCC Filing Jurisdictions
6.15	Post-Closing Deliveries
7.1	Existing Indebtedness
7.2	Existing Liens
7.6	Existing Investments
7.10	Clauses Restricting Negative Pledges
7.11	Clauses Restricting Subsidiary Distributions

EXHIBITS:

A	Form of Assignment and Assumption
B	Form of Borrowing Notice
C	Form of Guarantee and Collateral Agreement
D-1	Form of Tax Status Certificate (For Non U.S. Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
D-2	Form of Tax Status Certificate (For Non U.S. Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
D-3	Form of Tax Status Certificate (For Non U.S. Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
D-4	Form of Tax Status Certificate (For Non U.S. Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
E	Form of Term Note
F	[Reserved]
G	[Reserved]
H	Form of Intellectual Property Security Agreement
I	Form of Intercompany Note
J	Form of Solvency Certificate
K-1	Form of Perfection Certificate
K-2	Form of Perfection Certificate Supplement

i

THIS CREDIT AGREEMENT, dated as of April 26, 2013, among Auxilium International Corp., a corporation incorporated under the laws of the province of British Columbia (the “Parent”), AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), the financial institutions or entities from time to time parties to this Agreement as lenders (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”) and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, pursuant to the Merger Agreement, Opal Acquisition, LLC, a Delaware limited liability company (“Merger Sub”), a wholly owned direct Subsidiary of the Borrower will merge (the “Merger”) with and into Actient Holdings LLC, a Delaware limited liability company (the “Target”) with the Target surviving as a wholly owned direct Subsidiary of the Borrower and GTCR/Actient Holdings/B Corp., a Delaware corporation (the “Blocker Corp.”), the shares of which will also be acquired by the Borrower, each as more fully set forth in the Merger Agreement (it being understood and agreed that, on the Closing Date, Blocker Corp. will be merged with and into the Borrower and with the Borrower as the surviving corporation);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Borrower has requested that the Lenders make available the Term Commitments and the Term Loans on the Closing Date to finance the Merger, to pay and redeem all existing Indebtedness under the Existing Credit Agreements and release all security interests with respect thereto (the “Refinancing Transaction”) and to pay related fees and expenses;

WHEREAS, certain amendments to this Agreement have been effected pursuant to that certain Letter Amendment, dated as of June 2, 2013, among the Borrower and the Lenders (the “First Amendment”), that certain Letter Amendment, dated as of June 7, 2013, among the Borrower and the Lenders (the “Second Amendment”), ~~and~~ that certain Incremental Assumption Agreement, dated as of September 19, 2013, among the Borrower, the subsidiaries of the Borrower listed on the signature pages thereto, each of the banks and other financial institutions party thereto as lenders and the Administrative Agent (the “Incremental Assumption Agreement No. 1”) and pursuant to the Third Amendment (as defined below); and

WHEREAS, the Lenders are willing to make available the Term Commitments for such purposes on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:

SECTION 1.         ~~SECTION 1.~~         DEFINITIONS

1.1          Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”:  a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a)  the rate of interest published by the Wall Street Journal, from time to time, as the “U.S. Prime Rate,” (b) ½ of 1% per annum above the

Federal Funds Effective Rate and (c) the LIBOR Rate for an Interest Period of one month as of the beginning of such day plus 1.00%, as adjusted to conform to changes as of the opening of business on the date of any such change of the LIBOR Rate.

“ABR Loans”:  Term Loans the rate of interest applicable to which is based upon the ABR.

~~“Acquired Business” the Target and its Affiliates and Subsidiaries acquired in connection with the Merger.~~

“Administrative Agent”:  as defined in the preamble to this Agreement.

“Administrative Agent Parties”:  as defined in Section 10.2(c).

“Affected Lender”:  as defined in Section 3.13.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of securities, by contract or otherwise; provided, however, that, for purposes of Section 7.8, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 10% of any class of Capital Stock of the person specified or (ii) any person that is an officer or director of the person specified.

“Agent Related Parties”:  the Administrative Agent, the Collateral Agent, and any of their respective Affiliates, officers, directors, employees, agents, advisors or representatives.

“Agents”: the collective reference to the Administrative Agent, the Collateral Agent, the Lead Arranger and the Syndication Agent.

“Agreed Guarantee and Security Principles”:  the Agreed Guarantee and Security Principles set forth on Schedule 1.1A.

“Agreement”: this Credit Agreement.

“Agreement Currency”: as defined in Section 10.20.

“Anti-Terrorism Laws”: Executive Order No. 13224, the Patriot Act, the laws comprising or implementing the Bank Secrecy Act and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (each as from time to time in effect).

“Applicable Margin”:  ~~5.00~~6.75% for LIBOR Rate Loans and ~~4.00% for ABR Loans.~~5.75% for ABR Loans; provided that (i) from and after the date on which the Ratings shall reach both (x) B3 or higher by Moody’s (with at least a stable outlook) and (y) B- or higher from S&P (with at least a stable outlook), so long as no Default or Event of Default shall have occurred and is continuing, the “Applicable Margin” with respect to Term Loans will be determined by reference to the Ratings then in effect as follows:

Ratings	Applicable Margin for ABR Loans	Applicable Margin for LIBOR Rate Loans
Level I Both (i) B1 or higher by Moody’s (with at least a stable outlook) and (ii) B+ or higher by S&P (with at least a stable outlook)	4.50%	5.50%
Level II Both (i) B2 or higher by Moody’s (with at least a stable outlook) and (ii) B or higher by S&P (with at least a stable outlook) (but lower than Level I)	4.75%	5.75%
Level III Both (i) B3 or higher by Moody’s (with at least a stable outlook) and (ii) B- or higher by S&P (with at least a stable outlook) (but lower than Level II)	5.00%	6.00%
Level IV Does not qualify for Levels I through III above	5.75%	6.75%

For purposes hereof, (a) if only one of S&P and Moody’s shall have in effect a Rating, or if neither S&P or Moody’s shall have in effect a Rating, the Applicable Margin shall be determined by reference to Level IV specified above; (b) if any Rating established by S&P or Moody’s shall be changed in a manner that gives rise to a change in the applicable Level as described above, such change shall be effective as of the Business Day following the date on which such change is first announced publicly by the Rating Agency making such change and (c) if S&P or Moody’s shall change the basis on which Ratings are established, each reference to the Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be or, if there is no equivalent or such change would otherwise result in a change in the Applicable Margin, the Parent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating basis and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the Ratings of the other Rating Agency (or, if the circumstances referred to in this clause (d) shall affect all Rating Agencies, the Ratings most recently in effect prior to such change). For the avoidance of doubt, the Applicable Margin shall be determined (a) for all periods prior to the Third Amendment

Effective Date, in accordance with the definition of “Applicable Margin” (as in effect prior to the Third Amendment Effective Date) and (b) for all periods on and after the Third Amendment Effective Date, in accordance with the definition of “Applicable Margin” (as in effect on the Third Amendment Effective Date).

“Approved Fund”:  with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, or similar extensions of credit in the ordinary course and is administered or managed by (a) such Lender, (b) an Affiliate of such Lender, or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

“Asset Sale”:  any Disposition of Property or series of related Dispositions of Property, including, without limitation, any issuance of Capital Stock of any Subsidiary of the ~~Borrower~~Parent to a Person other than to any Group Member (excluding in any case any such Disposition permitted by Section 7.4) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $2,500,000.

“Assignee”:  as defined in Section 10.6(b).

“Assignment and Assumption”:  an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, and, if applicable, the Borrower, substantially in the form of Exhibit A.

“Assignment Effective Date”:  as defined in Section 10.6(d).

“Attributable Indebtedness”: when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Available Amount”:  at any time after the Closing Date (the “Reference Date”), an amount, to the extent Not Otherwise Applied, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)           $30,000,000; plus

(b)           the aggregate amount of Net Cash Proceeds of any capital contributions (that is converted or exchanged for Qualified Capital Stock) or issuances of Qualified Capital Stock (or for Qualified Capital Stock issued upon conversion of debt securities) received or made by (i) the Borrower (other than pursuant to Section 7.5(d)~~) since the Closing~~ or to the extent such Net Cash Proceeds are received from a Group Member) since the Closing Date and on or prior to the Third Amendment Effective Date and (ii) the Parent (other than the pursuant to Section 7.5(d) or to the extent such Net Cash Proceeds are received from a Group Member) since the Third Amendment

Effective Date and on or prior to the Reference Date; plus

(c)           (x) the cumulative amount of Excess Cash Flow for all fiscal years of the ~~Borrower~~Excess Cash Flow Parent commencing with the ~~Borrower~~Excess Cash Flow Parent’s fiscal year ending December 31, 2013 (inclusive of Excess Cash Flow for the Excess Cash Flow Payment Period from the Closing Date to December 31, 2013) after the Closing Date minus (y) the portion of such Excess Cash Flow that has been (or will be) after the Closing Date and on or prior to the Reference Date applied to the prepayment or repayment of Term Loans in accordance with Section 3.2; plus

(d)           an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or any Restricted Subsidiary in respect of any Investments made by the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or any Restricted Subsidiary since the Closing Date (or the Third Amendment Effective Date, in the case of the Parent and its Restricted Subsidiaries (other than the Borrower and its Restricted Subsidiaries)) pursuant to Section 7.6(s); plus

(e)           the net reduction in Investments in any Person (other than the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or any Restricted Subsidiary) resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Closing Date (or the Third Amendment Effective Date, in the case of the Parent and its Restricted Subsidiaries (other than the Borrower and its Restricted Subsidiaries)), in each case to the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or any Restricted Subsidiary from such Person; plus

(f)            in the event that any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or a Restricted Subsidiary, the fair market value of the Investments of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) so long as such Investments were originally made pursuant to Section 7.6(s); plus

(g)           without duplication of any amounts that otherwise increased the amount available for Investments pursuant to Section 7.6(s) and to the extent not included in clause (b) above, 100% of the aggregate amount received by the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or any Restricted Subsidiary in cash and Cash Equivalents from:

(A)          the sale (other than to the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or any Restricted Subsidiary) of any Equity Interests of an Unrestricted Subsidiary or any minority Investments, or

(B)          any dividend or other distribution (including any interest, returns of principal, repayments and similar payments) by an Unrestricted Subsidiary or received in respect of any minority Investments; less

(h)           any usage of such Available Amount pursuant to Sections 7.5(f), 7.6(s) and 7.7(a)(i) prior to or on the Reference Date.

“Available Amount Condition”:  after giving effect to any usage of the Available Amount, the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the period of four (4) fiscal quarters most recently completed for which financial statements were required to have been delivered pursuant to Section 6.1 shall be no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then last ended fiscal quarter occurring prior to the Closing Date).

“Benefited Lender”:  as defined in Section 10.7(a).

“Blocked Person”:  as defined in Section 4.22(c).

“Blocker Corp.”:  as defined in the recitals to this Agreement.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble to this Agreement.

“Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, LIBOR Rate Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Canadian Domiciled Loan Party”:  the Parent and any other Loan Party incorporated, amalgamated, formed or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Dollars” and “Cdn.$” dollars in lawful currency of Canada.

“Canadian IPCo”:  a Wholly Owned Subsidiary of the Parent organized under the laws of Canada.

“Canadian Pension Plan”:  a “registered pension plan”, as that term is defined in subsection 248(1) of the ITA, which is sponsored, administered or contributed to by the Parent or any of its Subsidiaries or under which the Parent or any of its Subsidiaries has any liability, contingent or otherwise.

“Canadian Security Documents”:  collectively, that certain pledge and security agreement (including any and all supplements thereto), those certain deeds of moveable and immoveable hypothec (if any) and such other security documents, in each case, dated on or prior to the Third Amendment Effective Date, between, as applicable, the Parent, the other Canadian Domiciled Loan Parties and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, and any other pledge, security agreement, mortgage, hypothec or other security document governed by the laws of a Canadian jurisdiction entered into on or after the Third Amendment Effective Date by any other Loan Party (as required by this Agreement or any other Loan Document) with the Collateral Agent or any other Secured Party.

“Capital Expenditures”:  for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, excluding expenditures financed with any Reinvestment Deferred Amount to the extent otherwise not taken into account in determining Consolidated Net Income.

“Capital Lease Obligations”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided that Capital Stock shall not include any debt securities that are convertible into or exchangeable for any of the foregoing Capital Stock.

“Cash Collateralize”:  in respect of an obligation, provide and pledge cash collateral in Dollars, or provide a letter of credit issued by a person reasonably satisfactory to the Administrative Agent, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents”:

(a)           Dollars and Canadian Dollars (and such other currency that is approved by the Administrative Agent) held in the ordinary course of business of the relevant Person;

(b)           marketable direct obligations issued by, or unconditionally guaranteed by,

the United States Government or the Canadian Federal government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one (1) year from the date of acquisition;

(c)           certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one (1) year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or Canada or any state or province thereof having combined capital and surplus of not less than $500,000,000;

(d)           commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one (1) year from the date of acquisition;

(e)           repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government or Canadian government;

(f)            securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(g)           securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; or

(h)           shares of money market mutual or similar funds which have portfolios consisting of substantially all assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended and (ii) are rated AAA by S&P and Aaa by Moody’s.

“Certain Funds Paragraph”:  as defined in Section 5.1.

“CFC”:  any Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, is owned by a “controlled foreign corporation” within the meaning of Section 957 of the Code or substantially all of the assets of which constitute stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Change in Control”:  an event or series of events by which:

(a)           at any time after the Third Amendment Effective Date, any “person” or

“group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of thirty-five percent (35%) or more of the equity securities of the ~~Borrower~~Parent entitled to vote for members of the board of directors or equivalent governing body of the ~~Borrower~~Parent on a fully-diluted basis; or

(b)           at any time after the ~~Closing~~Third Amendment Effective Date, during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the ~~Borrower~~Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election, nomination or appointment to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)                                  at any time after the Third Amendment Effective Date, the Borrower ceases to be a direct or indirect Wholly Owned Subsidiary of the Parent; or

(d)           any change of control (or similar event, however denominated) with respect to any Loan Party shall occur under and as defined in the Convertible Notes Documents or any indenture or agreement with respect to any other outstanding Indebtedness to which any Loan Party is a party the principal amount of which exceeds $50,000,000.

“Closing Date”:  the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied and the initial funding occurs.

“Closing Date Material Adverse Effect”: any change, effect, circumstance, fact, event, occurrence or development that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to (a) the assets, properties, results of operations, liabilities, business or financial condition of the Target and its Subsidiaries taken as a whole or (b) the ability of the Target to consummate the transactions contemplated by the Merger Agreement; provided, however, that with respect to the foregoing clause (a), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Closing Date Material Adverse Effect: any change, effect, circumstance, fact, event, occurrence or development attributable to (i) the announcement or execution of the Merger Agreement (provided, however, that this clause (i) shall not be deemed to apply to Section 4.03(b)~~Error! Reference source not found.~~ of the Merger Agreement); (ii) conditions generally affecting the industries in which the Target and its Subsidiaries participate, the U.S. economy as a whole or the capital markets in general (including currency fluctuation) or the markets in which the Target and its Subsidiaries operate; (iii) any change in applicable Laws (as defined in the Merger Agreement) or the interpretation thereof; (iv)

actions required to be taken under applicable Laws (as defined in the Merger Agreement) or the Merger Agreement by the Target or any Subsidiary thereof; (v) any change in GAAP (as defined in the Merger Agreement) or other accounting requirements or principles or the interpretation thereof; (vi) the failure of the Target or its Subsidiaries to meet or achieve the results set forth in any projection or forecast (provided, that this clause (vi) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Closing Date Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Closing Date Material Adverse Effect)); or (vii) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism; provided that, in the case of clauses (ii), (iii), (iv) and (v) above, if such change, effect, circumstance, fact, event, occurrence or development disproportionately affects the Target and its Subsidiaries as compared to other Persons or businesses that operate in the industry in which the Target and its Subsidiaries operate, then the disproportionate aspect of such change, effect, circumstance, fact, event, occurrence or development may be taken into account in determining whether a Closing Date Material Adverse Effect has or will occur.

“Code”:  the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued under it, all as may be amended from time to time.

“Collateral”:  all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent”:  as defined in the preamble to this Agreement.

“Commitment”:  the Term Commitment of any Lender.

“Communications”:  as defined in Section 10.2(b).

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Confidential Information Memorandum”:  the Confidential Information Memorandum to be furnished to the Lenders in connection with the syndication of the Term Facility no later than May 15, 2013.

“Consolidated Current Assets”:  at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the ~~Loan Parties~~Excess Cash Flow Parent and its Restricted Subsidiaries at such date.

“Consolidated Current Liabilities”:  at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the ~~Loan Parties~~Excess Cash Flow Parent and its Restricted Subsidiaries at such date, but excluding the current portion of any Funded Debt, the current portion of interest expense (other than interest expense that is due and unpaid), the current portion of current and deferred Taxes based upon income or profits of the ~~Loan Parties~~Excess Cash Flow Parent and its Restricted Subsidiaries, accruals of any costs or expenses related to restructuring reserves and deferred revenue.

“Consolidated EBITDA”:  for any period, is the sum of (a) the Consolidated Net Income of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) and its Restricted Subsidiaries, calculated on a consolidated basis for such period, without duplication, plus (b) the following, in each case, to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(i)            provisions for Taxes based on income or profits or capital, plus franchise or similar taxes and foreign withholding taxes;

(ii)           interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Term Loans) for such period;

(iii)          depreciation and amortization expense (including deferred financing fees and costs and amortization in relation to intangible assets);

(iv)          non-cash stock-based compensation expense for such period;

(v)           all extraordinary, unusual or nonrecurring cash expenses, losses and charges for such period (including, without limitation, any severance costs, integration costs, relocation costs, and curtailments or modifications to pension and post-retirement employee benefit plans);

(vi)          non-cash purchase accounting adjustments;

(vii)         costs and expenses incurred in connection with the Transactions, the Restructuring and the other transactions contemplated by the Third Amendment;

(viii)        all customary costs and expenses incurred or paid in connection with Investments (including Permitted Acquisitions) whether or not such Investment is consummated;

(ix)          the amount of any minority interest expense (or income (loss) allocable to noncontrolling interests) consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Restricted Subsidiary of the Borrower (or, on and after the Third Amendment Effective Date, the Parent);

(x)           all customary costs and expenses incurred in connection with the issuance, prepayment or amendment or refinancing of Indebtedness permitted hereunder or issuance of Capital Stock;

(xi)          other expenses reducing such Consolidated Net Income which do not represent a cash item in such period (but excluding any such charge which requires an accrual of, or a cash reserve for, anticipated cash charges in any future period);

(xii)         the aggregate net loss on the Disposition of property (other than accounts

(as defined in the Uniform Commercial Code) and inventory) outside the ordinary course of business;

(xiii)        the amount of net cost savings and synergies projected by the Borrower (or, on and after the Third Amendment Effective Date, the Parent) in good faith as a result of actions taken or committed to be taken (including pursuant to internal procedures) no later than twelve (12) months following the end of such period (calculated on a Pro Forma Basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings and synergies are reasonably identifiable and factually supportable, (B) no cost savings shall be added pursuant to this clause (xiii) to the extent duplicative of any such expenses, costs or charges that are included in clauses (v), (xi) and (xii) above and clause (xv) below with respect to such period, and (C) the benefits resulting therefrom are anticipated by the Borrower (or, on and after the Third Amendment Effective Date, the Parent) to be realized commencing not later than twelve (12) months of such actions having been taken, or having been committed to be taken; provided, further, that the net cost savings and synergies realized in connection with the Transactions shall in no event exceed $20,000,000;

(xiv)        any expenses or charge for such period to the extent covered by, and actually reimbursed by, the insurer within 180 days with respect to any business interruption insurance or similar insurance of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or any Restricted Subsidiary in respect thereof;

(xv)         the actual amount of any restructuring charges, integration and facilities opening costs or other business optimization expenses (including cost and expenses relating to business optimization programs and new systems design and implementation costs) and project start-up costs; provided that no such charges, expenses and costs shall be added pursuant to this clause (xv), to the extent they are duplicative of any such expenses, costs or charges that are included in clauses (v), (xi), (xii) and (xiii) above;

(xvi) in each case, solely to the extent that the applicable Hedge Agreement is permitted under this Agreement:  (i) any net unrealized loss (after any offset) resulting in such period from obligations under any Hedge Agreements and the application of Statement of Financial Accounting Standards No. 133; and (ii) any net unrealized loss (after any offset) resulting in such period from currency translation gains or losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from Hedge Agreements for currency exchange risk;

(xvii)       costs and expenses in connection with the termination of the Pfizer-Xiapex agreement; and

(xviii)      any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations;

less (c) the following to the extent added in calculating such Consolidated Net Income of the Loan

Parties:

(A)          all interest income for such period,

(B)          all Tax benefits for such period to the extent not netted in determining the amount for clause (b)(i) above,

(C)          non-cash purchase accounting adjustments,

(D)          (i) the aggregate net gain from the Disposition of property (other than accounts (as defined in the Uniform Commercial Code) and inventory) outside the ordinary course of business, (ii) all extraordinary, unusual or nonrecurring gains for such period, and (iii) all non-cash items increasing Consolidated Net Income which do not represent a cash item in such period or any future period (but excluding any such items (x) in respect of which cash was received in a prior period or will be received in a future period or (y) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period);

(E)           the amount of minority interest income (or income (loss) allocable to noncontrolling interests) consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary of the Borrower (or, on and after the Third Amendment Effective Date, the Parent); and

(F)           in each case, solely to the extent that the applicable Hedge Agreement is permitted under this Agreement:  (i) any net unrealized gain (after any offset) resulting in such period from obligations under any Hedge Agreements and the application of Statement of Financial Accounting Standards No. 133; and (ii) any net unrealized gain (after any offset) resulting in such period from currency translation gains or losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from Hedge Agreements for currency exchange risk.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination hereunder, (x) if at any time during such Reference Period any Group Member shall have made any Asset Sale, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Asset Sale for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, in each case assuming the repayment of Indebtedness in connection therewith occurred as of the first day of such Reference Period ~~and~~, (y) if during such Reference Period any Group Member shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and (z) if the Restructuring shall have occurred during such Reference Period, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if the Restructuring occurred on the first day of such Reference Period.  For purposes of determining Consolidated EBITDA under this Agreement, Consolidated EBITDA shall be deemed to be $16,441,000, $27,164,000, $14,371,000 and $29,142,000 for the fiscal quarters ended March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, respectively.

As used in this definition only, “Material Acquisition” means the Acquisition (if consummated) and any other acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person.

“Consolidated Funded Debt”: at any date, Funded Debt of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income”:  for any period, the consolidated net income (or loss) of the Borrower (or, on and after the Third Amendment Effective Date, the Parent (or, for purposes of determining Excess Cash Flow, the Excess Cash Flow Parent)) and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that: (a) the undistributed earnings of any Subsidiary of the Borrower (or, on and after the Third Amendment Effective Date, the Parent (or, solely for purposes of determining Excess Cash Flow, the Excess Cash Flow Parent)) that is not a Loan Party or a direct or indirect parent entity of the Borrower (or, on and after the Third Amendment Effective Date, the Parent (or, solely for purposes of determining Excess Cash Flow, the Excess Cash Flow Parent)) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document), its Organizational Documents or Requirement of Law applicable to such Subsidiary shall be excluded provided that, notwithstanding this clause (a), the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Borrower (or, on and after the Third Amendment Effective Date, the Parent (or, solely for purposes of determining Excess Cash Flow, the Excess Cash Flow Parent)) or a Restricted Subsidiary thereof in respect of such period shall be included; (b) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded; (c)  effects of adjustments in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue and debt line items in consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction, net of taxes, shall be excluded provided that this clause (c) shall not include the recognition of deferred revenue for any period subsequent to the Closing Date; (d) any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) obligations under any Hedge Agreements or (iii) other derivative instruments, in each case, solely to the extent permitted under this Agreement shall be excluded; (e) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with the Restructuring or any Permitted Acquisition, Investment, Disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the Term Loans), issuance of Qualified Capital Stock, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Term Loans and any credit facilities) and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, in each case, solely to the extent permitted under this Agreement, shall be excluded; (f) the income (or deficit) of any Permitted Joint Venture, except to the extent that any such income is actually received by the Borrower (or, on and after the Third Amendment Effective Date, the Parent (or, for purposes of determining Excess Cash Flow, the Excess Cash Flow Parent)) or any Subsidiary Guarantor in the form of dividends or other distributions in respect of equity, shall be excluded and (g) the amount of net cash proceeds received by the Borrower (or, on and after the Third Amendment Effective Date, the Parent (or, solely for purposes of determining Excess Cash Flow, the Excess Cash Flow Parent)) and the Restricted Subsidiaries of any business interruption insurance shall be included.

“Consolidated Total Assets”:  as of the date of any determination thereof, total assets of the Borrower (or, on and from the Third Amendment Effective Date, the Parent) and the Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Working Capital”:  at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement”: shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Convertible Notes”: the Borrower’s 1.50% Convertible Senior Notes due July 15, 2018.

“Convertible Notes Documents”: the Indenture, dated as of January 30, 2012 (as amended, amended and restated, supplemented or otherwise modified through the ~~Closing~~Third Amendment Effective Date), among the Borrower and the Trustee (as defined therein), pursuant to which the Convertible Notes were issued and the other agreements and documents governing (including, without limitation, the additional call option transactions, ISDA master agreements, hedge confirmations and warrants entered into in connection with) the Convertible Notes.

“Corporate Family Rating”: an opinion issued by Moody’s of a corporate family’s ability to honor all of its financial obligations that is assigned to a corporate family as if it had a single class of debt and a single consolidated legal entity structure.

“Corporate Rating”: an opinion issued by S&P of an obligor’s overall financial capacity (its creditworthiness) to pay its financial obligations.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”:  at any time, any Lender (a) that has failed to comply with its obligations under Section 2.1 of this Agreement (a “funding obligation”), (b) that has notified the Administrative Agent or the Borrower, or has stated publicly, that it will not comply with any such funding obligation hereunder, (c) that has failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (d) with respect to which a Lender Insolvency Event has occurred and is continuing; provided that (i) the Administrative Agent and the Borrower may declare (A) by joint notice to the Lenders that a Defaulting Lender is no longer a “Defaulting Lender” or (B) that a Lender is not a Defaulting Lender if in the case of both clauses (a) and (b) the Administrative Agent and the Borrower each determines, in its reasonable discretion, that (x) the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply or (y) it is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of voting stock or any other equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof unless such ownership or acquisition results in or provides such Lender with immunity from the jurisdiction of the courts within the United States from the enforcement of judgments, writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.  The Administrative Agent will promptly send to all parties hereto a notice when it becomes aware that a Lender is a Defaulting Lender.

“Disposition”:  with respect to any Property, any sale, lease, Exclusive License, Sale and Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”:  any Capital Stock that is not Qualified Capital Stock.

“Dollars” and “$”:  dollars in lawful currency of the United States.

“Domestic Subsidiary”:  any Subsidiary that is a “United States Person,” as defined in the Code, other than a CFC.

“Earn-Out Obligations”:  those certain unsecured obligations of the ~~Borrower~~Parent or any Restricted Subsidiary arising in connection with any acquisition of assets or businesses permitted under Section 7.6 to the seller of such assets or businesses and the payment of which is dependent on the future earnings or performance of such assets or businesses and contained in the agreement relating to such acquisition or in an employment agreement delivered in connection therewith.

“ECF Percentage”:  50%; provided that, with respect to each fiscal year of the ~~Borrower~~Excess Cash Flow Parent, commencing with the fiscal year of the ~~Borrower~~Excess Cash Flow Parent ending December 31, 2013, the ECF Percentage shall be reduced to (a) 25% if the Total Leverage Ratio as of the last day of such fiscal year is less than 4.00 to 1.00 but greater than or equal to 3.00 to 1.00 and (b) 0% if the Total Leverage Ratio as of the last day of such fiscal year is less than 3.00 to 1.00.

“Effective Yield”: as to any tranche of term loans or the Term Loans hereunder or under the Loan Documents, the effective yield on such tranche of term loans or the Term Loans, as the case may be, in each case as reasonably determined by the Administrative Agent, taking into account the applicable interest rate margins, interest rate benchmark floors and all fees, including recurring, up-front or similar fees or original issue discount (amortized over the shorter of (x) four years or (y) the weighted average life to maturity of such term loans) payable generally to Lenders making such tranche of term loans or the Term Loans, as the case may be, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the lenders thereunder.

“Eligible Assignee”:  any Assignee permitted by and consented to in accordance with Section 10.6(b).

“Engagement Letter”:  that certain Engagement Letter, dated as of the date hereof, between the Borrower and Morgan Stanley Senior Funding, Inc.

“Environment”:  ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws”:  any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the Environment, including those relating to use, generation, storage, treatment, transport, Release or threat of Release of Materials of Environmental Concern, or to the protection of human or animal health or safety (including to exposure to Materials of Environmental Concern), as now or may at any time hereafter be in effect.

“ERISA”:  the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued under it, as all may be amended from time to time.

“ERISA Affiliate”:  any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Group Member, or under common control with any Group Member, within the meaning of Section 414 of the Code.

“ERISA Event”:  (a)(i) the occurrence of a Reportable Event with respect to any Plan; or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Group Member or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Group Member or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Eurocurrency Reserve Requirements”:  for any day as applied to a LIBOR Rate

Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Event of Default”:  any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”:  for any fiscal year of the ~~Borrower~~Excess Cash Flow Parent, the excess, if any, of:

(a)           the sum, without duplication, of:

(i)            Consolidated Net Income for such fiscal year;

(ii)           the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income;

(iii)          decreases in Consolidated Working Capital for such fiscal year (excluding any changes in working capital due to the effects of purchase accounting adjustments); minus

(b)           the sum, without duplication, of:

(i)            the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) though (f) of the definition of Consolidated Net Income;

(ii)           the aggregate amount actually paid by the ~~Borrower~~Excess Cash Flow Parent and the Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures and permitted Investments (including Permitted Acquisitions), but (in the case of the fiscal year ending on December 31, 2014, excluding any such Investments in the Parent and its Subsidiaries in such fiscal year) to the extent permitted by this Agreement and not financed with the proceeds of Indebtedness;

(iii)          (x) the aggregate amount of all principal payments of Consolidated Funded Debt (including the Term Loans) and (y) all mandatory prepayments of Loans pursuant to Section 3.2, in each case, of the ~~Borrower~~Excess Cash Flow Parent and ~~the~~its Restricted Subsidiaries made in cash during such fiscal year to the extent not made in connection with a refinancing of all or any portion of such Indebtedness;

(iv)          increases in Consolidated Working Capital for such fiscal year;

(v)           cash payments by the ~~Borrower~~Excess Cash Flow Parent and

~~the~~its Restricted Subsidiaries during such period in respect of long-term liabilities of the ~~Borrower~~Excess Cash Flow Parent and ~~the~~its Restricted Subsidiaries other than Indebtedness, except to the extent that such payments were financed by the issuance or incurrence of long-term Indebtedness by, or the issuance of Capital Stock by, or the making of capital contributions to, the ~~Borrower~~Excess Cash Flow Parent or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business;

(vi)          Restricted Payments made by the Borrower (or, on and after the Third Amendment Effective Date, the Parent) in cash to holders of its common equity from Internally Generated Cash;

(vii)         the amount of cash income Taxes actually paid in such period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period;

(viii)        fees, expenses or charges paid in cash related to the Restructuring and any permitted Investments (including Permitted Acquisitions), the issuance, payment, amendment or refinancing of Indebtedness permitted under Section 7.1 hereof (including any premium paid in cash during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness) and the issuance of Capital Stock and Dispositions permitted under Section 7.4 hereof;

(ix)          Net Cash Proceeds of Intellectual Property Out-Licensing Events for such period with regard to which a Specified Reinvestment Notice has been delivered, for the related Excess Cash Flow Payment Period; provided that, notwithstanding the foregoing, on each Specified Reinvestment Prepayment Date, an amount equal to the Specified Reinvestment Prepayment Amount with respect to the relevant Specified Reinvestment Event shall be added back to Excess Cash Flow for such period; and

(x)           without duplication of amounts deducted in prior periods (A) the aggregate consideration required to be paid in cash by ~~a Group Member~~the Excess Cash Flow Parent and its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or (B) any planned cash expenditures by the Borrower or any of the Restricted Subsidiaries relating to Capital Expenditures or acquisitions of intellectual property or restructuring charges, expenses and payments required to be made (the “Planned Expenditures”), in each case to be consummated or made during the period of four consecutive fiscal quarters of the ~~Borrower~~Excess Cash Flow Parent following the end of such period; provided that, to the extent the aggregate amount of such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property actually made during such period of four consecutive fiscal quarters is less than the Contract Consideration and the Planned Expenditures, as applicable, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;

provided that the amounts referenced in clauses (ii), (iii)(y), (v) and (viii) of this paragraph (b) shall not be included in this paragraph (b) and have the effect of reducing Excess Cash Flow to the extent such amounts were funded out of proceeds of Funded Debt.

“Excess Cash Flow Application Date”:  as defined in Section 3.2(c).

“Excess Cash Flow Parent”:  (a) subject to the following clause (b), for each fiscal year period commencing on January 1 of each fiscal year through and including December 31 of each fiscal year, including the fiscal year period commencing on January 1, 2014 and ending on December 31, 2014, the Borrower and (b) for the fiscal year period commencing on January 1, 2015 and ending on December 31, 2015, and for each fiscal year period thereafter, the Parent; provided that, if the Restructuring does not occur on or prior to December 31, 2014, all calculations of Excess Cash Flow (and the component definitions thereof) shall be made on a Pro Forma Basis as if the Restructuring were consummated on January 1, 2015.

“Excess Cash Flow Payment Period”:  (a) with respect to the prepayment required on the first Excess Cash Flow Application Date, the period from the Closing Date to December 31, 2013 (taken as one accounting period) and (b) with respect to the prepayment required on each successive Excess Cash Flow Application Date, the immediately preceding fiscal year of the ~~Borrower~~Excess Cash Flow Parent.

“Exchange Act”:  the Securities Exchange Act of 1934, as amended.

“Excluded Indebtedness”:  all Indebtedness permitted by Section 7.1.

“Excluded Swap Obligation” with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes”:  with respect to any Agent or any Lender on account of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on or measured by its net income or net profits (however denominated), franchise Taxes imposed on it in lieu of net income Taxes and branch profits Taxes, in each case, (i) imposed on it by any jurisdiction (or any political subdivision thereof) (i) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, or (ii) that are Other Connection Taxes or (b) any U.S. federal withholding Tax that is imposed on amounts payable to a Lender under any laws in effect at the time such Lender becomes a party hereto (other than pursuant to an assignment request by any Loan Party under Section 3.13) or designates a new lending office, except to the extent that, in the case where a Lender designated a new lending office, such Lender, or in the case of an assignment, the assignor, was entitled, immediately prior to the time of designation of a new lending office or assignment as the case may be, to receive additional amounts from the Borrower with respect to such Tax pursuant to Section 3.10; (c) any Taxes attributable to such Lender’s failure to comply with Section 3.10(e) and (f); and (d) any United States federal withholding Tax that is imposed pursuant to FATCA.

“Exclusive License”:  any license by a Person of its owned Intellectual Property to a third party for a term greater than two (2) years and which provides such licensee exclusive rights to exploit such Intellectual Property.

“Existing Credit Agreements”: the GE Credit Agreement and the Fifth Street Credit Agreement.

“Extension”:  as defined in Section 3.16.

“Extension Loan”:  as defined in Section 3.16.

“Extension Offer”:  as defined in Section 3.16.

“FATCA”:  Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate”:  for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent in a commercially reasonable manner.

“Fee Letter”:  that certain Fee Letter, dated as of the date hereof, among the Borrower and Morgan Stanley Senior Funding, Inc.

“FEMA”:  the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Fifth Street Credit Agreement”: that certain Senior Subordinated Term Loan Agreement, dated as of December 29, 2011, among Slate Pharmaceuticals, Inc., a Delaware corporation, as the borrower, the financial institutions party thereto as lenders, and Fifth Street Finance Corp., acting in its capacity as administrative agent for the lenders.

“First Amendment”: as defined in the recitals to this Agreement.

“First Lien Secured Leverage Ratio”:  at any date, the ratio of (a) the sum of (i) Consolidated Funded Debt secured by a first priority Lien on all or any portion of the Collateral or any other assets of any of the Loan Parties as of such date less, for any such determination after the Third Amendment Effective Date, (ii) the sum of Unrestricted Cash of the Parent and its Restricted Subsidiaries as of such date in an amount not to exceed $75,000,000, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date.  Notwithstanding the foregoing, solely for determining compliance with Section 7.14 for the fiscal quarter ending March 31, 2015, the First Lien Secured Leverage Ratio shall be calculated based on annualized Consolidated EBITDA for the period of three consecutive fiscal quarters ending on such date.

“Flood Insurance Laws”:  collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender”:  any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

~~“Foreign Subsidiary”:  any Subsidiary of the Borrower that is not a Domestic Subsidiary.~~

“Funded Debt”:  as to any Person, without duplication, all Indebtedness of the type described in the definition thereof, except in the case of (A) clause (b), only to the extent of Earn-Out Obligations and other similar obligations, (B) clause (f), only to the extent of any unreimbursed drawings thereunder and (C) clause (g), only Indebtedness that matures more than one (1) year from the date of its creation or matures within one (1) year from such date but is renewable or extendible, at the option of such Person, to a date more than one (1) year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Term Loans.

“Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”:  generally accepted accounting principles in the United States as in effect from time to time subject to Section 1.2(e).

“GE Credit Agreement”: that certain Amended and Restated Credit Agreement, dated as of December 29, 2011, among Actient Pharmaceuticals LLC, a Delaware limited liability company, Timm Medical Technologies, Inc., a Delaware corporation, and Slate Pharmaceuticals, Inc. (f/k/a Slate Pharmaceuticals Acquisition Corp.), a Delaware corporation, as the borrowers, the financial institutions party thereto as lenders and General Electric Capital Corporation, acting in its capacity as administrative agent for the lenders.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any securities exchange.

“Governmental Authorization”:  all laws, rules, regulations, authorizations, consents, decrees, permits, licenses, waivers, privileges, approvals from and filings with all Governmental Authorities necessary in connection with any Group Member’s business.

“Group Members”:  the collective reference to the Borrower (or, on and ~~the Restricted Subsidiaries~~after the Third Amendment Effective Date, the Parent) and the Restricted Subsidiaries; provided that, for any determination of Excess Cash Flow or any component definition thereof for any period, “Group Members” shall mean the Excess Cash Flow Parent and its Restricted Subsidiaries for such period.

“Group Member Properties”: as defined in Section 4.16(a).

“Guarantee and Collateral Agreement”:  the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each other Loan Party that is a party thereto, substantially in the form of Exhibit C.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any Excluded Swap Obligation.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee

Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Health Care Laws”:  any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Center for Medicare and Medicaid Services, the Department of Health and Human Services (“HHS”), the Office of Inspector General of HHS, the Drug Enforcement Administration or any other Governmental Authority (including any professional licensing laws, certificate of need laws and state reimbursement laws), relating in any way to the manufacture, distribution, marketing, sale, supply or other disposition of any product or service of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or any of its Restricted Subsidiaries, the conduct of the business of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or any of its Restricted Subsidiaries, the provision of health care services generally, or to any relationship among the Borrower (or, on and after the Third Amendment Effective Date, the Parent) and its Restricted Subsidiaries, on the one hand, and their suppliers and customers and patients and other end-users of their products and services, on the other hand.

“Hedge Agreements”:  any agreement with respect to any cap, swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or the Subsidiaries shall be a Hedge Agreement.

“Immaterial Subsidiary”: any Subsidiary of the ~~Borrower~~Parent that, as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b), that has total assets calculated in accordance with GAAP of less than $5,000,000.

“Increase Effective Date”:  as defined in Section 2.4(a).

“Incremental Assumption Agreement No. 1”: as defined in the recitals to this Agreement.

“Incremental Facilities”:  as defined in Section 2.4(a).

“Incremental Lender”: any Person that makes a Term Loan pursuant to Section 2.4 or has a commitment to make an Incremental Term Loan pursuant to Section 2.4.

“Incremental Revolving Loan Commitment”:  as defined in Section 2.4(a).

“Incremental Term Loan Commitment”:  as defined in Section 2.4(a).

“Incremental Term Loans”:  as defined in Section 2.4(c).

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (including Earn-Out Obligations (with respect to (x) Earn-Out Obligations existing on the Closing Date and (y) Earn-Out Obligations entered into or incurred after the Closing Date, in an aggregate amount not to exceed $10,000,000 at any one time outstanding, in each case, solely to the extent due and unpaid pursuant to the terms of the underlying agreements documenting such Earn-Out Obligations) but excluding current trade payables and payroll liabilities incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, limited to the amount of such obligations after giving effect to drawings which have been reimbursed, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) Attributable Indebtedness and (k) for the purposes of Sections 7.1 and 8(e) only, all obligations of such Person in respect of Hedge Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  For purposes of clause (j) above (including as such clause applies to Section 8(e)), the principal amount of Indebtedness in respect of Hedge Agreements shall equal the amount that would be payable (giving effect to netting) at such time if such Hedge Agreement were terminated.  For the avoidance of doubt, the accrual of interest is not an incurrence of Indebtedness.

“Indemnified Liabilities”:  as defined in Section 10.5(b).

“Indemnified Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and, (b) to the extent not otherwise described in subsection (a), Other Taxes.

“Indemnitee”:  as defined in Section 10.5(b).

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Insufficiency”:  with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Intellectual Property”:  collectively, all United States, Canadian and foreign (a) patents, patent applications, certificates of inventions, industrial designs, together with any and all inventions described and claimed therein, and reissues, divisions, continuations, extensions and continuations-in-part thereof and amendments thereto; (b) trademarks, service marks, certification marks, trade names, slogans, logos, trade dress, Internet Domain Names, and other source identifiers, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States, Canada or any other country or any political subdivision thereof, together with any and all registrations and applications for any of the foregoing, goodwill connected with the use thereof and symbolized thereby, and extensions and renewals thereof and amendments thereto; (c) copyrights (whether statutory or common law, and whether published or unpublished), copyrightable subject matter, and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all registrations and applications therefor, and renewals and extensions thereof and amendments thereto; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”); (e) trade secrets and proprietary or confidential information, data and databases, know-how and proprietary processes, designs, inventions, and any other similar intangible rights, to the extent not covered by the foregoing, whether statutory or common law, whether registered or unregistered; (f) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof; (g) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing; and (h) rights, priorities, and privileges corresponding to any of the foregoing or other similar intangible assets throughout the world.

“Intellectual Property Out-Licensing Event”:  (i) any payment received by a Loan Party from the third-party out-licensing of Xiapex in Europe and Eurasia ~~and~~, (ii) any payment received by a Loan Party from a third party in connection with the Retinoid Transaction and (iii) any payment received by a Loan Party resulting from any other third-party out-licensing transaction in relation to Intellectual Property of any Group Member in any territory.

“Intellectual Property Security Agreements”:  an intellectual property security agreement or such other agreement, as applicable, pursuant to which each Loan Party which owns any Intellectual Property which is the subject of a registration or application with the United States Patent and Trademark Office or the United States Copyright Office grants to the Collateral Agent, for the benefit of the Secured Parties a security interest in such Intellectual Property attached hereto as Exhibit H.

“Intercompany Note”:  the Intercompany Note to be executed and delivered by each Subsidiary of the Borrower that is not a Loan Party, substantially in the form attached hereto as Exhibit I.

“Interest Payment Date”:  (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any LIBOR Rate Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three (3) months, each day that is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period”:  as to any LIBOR Rate Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months (or if consented to by all Lenders, nine or twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months (or if consented to by all Lenders, nine or twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 12:00 Noon, New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that until the completion of the primary syndication of the Term Loans, LIBOR Rate Loans shall only be available in one month Interest Periods; provided, further, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)                                     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)                                  the Borrower may not select an Interest Period that would extend beyond the Term Loan Maturity Date; and

(iii)                               any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Internally Generated Cash”:  with respect to any period, any cash of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or any Subsidiary Guarantor generated during such period, excluding Net Cash Proceeds and any cash constituting proceeds from an incurrence of Indebtedness, an issuance of Capital Stock or a capital contribution, in each case, except to the extent such proceeds are included as income in calculating Consolidated Net Income for such period.

“Internet Domain Names”:  all Internet domain names and associated URL addresses.

“Investments”:  as defined in Section 7.6.

“IRS”:  the United States Internal Revenue Service.

“Irish IPCo”:  a Wholly Owned Subsidiary of the Parent organized under the laws of the Republic of Ireland.

“ITA”:  the Income Tax Act of Canada (1985), as amended.

“Junior Financing”:  any Junior Indebtedness or any other Indebtedness of the ~~Borrower~~Parent or any Subsidiary that is, or that is required to be, contractually subordinated in payment or lien priority to the Obligations.

“Junior Financing Documentation”:  any documentation governing any Junior Financing.

“Junior Indebtedness”:  Indebtedness of any Person so long as (a) such Indebtedness shall not require any amortization prior to the date that is ninety-one (91) days following the Term Loan Maturity Date; (b) the weighted average maturity of such Indebtedness shall ~~occur after the date that is ninety-one (91) days following the Term Loan Maturity Date~~be no shorter than the weighted average maturity applicable to the Term Loans; (c) the mandatory prepayment provisions, affirmative and negative covenants and financial covenants shall be no more restrictive, taken as a whole, than the provisions set forth in the Loan Documents, as determined in good faith and certified in writing to the Administrative Agent by a Responsible Officer of the Borrower; (d) such Indebtedness is either unsecured or secured but subordinated to the Liens of the Collateral Agent in a manner, and pursuant to an intercreditor agreement, reasonably satisfactory to the Collateral Agent and the Administrative Agent; (e) if such Indebtedness is Subordinated Indebtedness, the other terms and conditions of the definition thereof shall be satisfied; (f) if such Indebtedness is incurred by a Subsidiary that is not a Loan Party, (i) such Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee and Collateral Agreement and (ii) if the Indebtedness being guaranteed, is subordinated to the Obligations, such guarantee, shall be subordinated to the guarantee of the Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the subordination of such Indebtedness; and (g) if such Indebtedness is incurred by a Subsidiary that is not a Loan Party, subject to Section 7.6(g), such Indebtedness may be guaranteed by another Group Member.

“Judgment Currency”: as defined in Section 10.20.

“Lead Arranger”:  Morgan Stanley Senior Funding, Inc. in its capacity as sole lead arranger under this Agreement.

“Leased Properties”: as defined in Section 4.7(c).

“Lender Insolvency Event”:  (a) a Lender or its Parent Company is adjudicated by a Governmental Authority to be insolvent, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has indicating its consent to or acquiescence in any such proceeding or appointment.

“Lenders”:  each Term Lender and Incremental Lender.

“LIBOR”:  with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate per annum offered for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M., London, England time, two (2) Business Days prior to the first day of such Interest Period or (b) if no such offered rate exists, such rate will be the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M., London, England time, two (2) Business Days prior to the first day in the applicable Interest Period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for such interest period and for an amount equal or comparable to the principal amount of the Term Loans to be borrowed, converted or continued as LIBOR Rate Loans on such date of determination.

“LIBOR Rate”:  with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate per annum equal to the greater of (a) 1.25% and (b) for each Interest Period following the initial Interest Period, the rate per annum determined by the Administrative Agent (rounded upward to the nearest 1/100th of 1%) by dividing (i) LIBOR for such Interest Period by (ii) 1.00 minus Eurocurrency Reserve Requirements.  The LIBOR Rate shall be adjusted on and as of the effective date of any change in the Eurocurrency Reserve Requirements.

“LIBOR Rate Loans”:  loans the rate of interest applicable to which is based upon the LIBOR Rate.

“LIBOR Tranche”:  the collective reference to LIBOR Rate Loans under a particular loan facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Lien”:  with respect to any property or asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge or security interest in, on, of or with respect to such property or asset, (b) any right, title or interest of any Person (including any vendor or lessor) under any conditional sale agreement, capital lease or title retention agreement (or any capital or financing lease having substantially the same economic effect as any of the foregoing) relating to such property or asset and (c) in the case of securities (debt or equity), any purchase option, call, put or similar right of any Person with respect to such securities.

“Loan Documents”:  this Agreement, the Incremental Assumption Agreement No. 1, the First Amendment, the Second Amendment, the Third Amendment, the Security Documents, the Notes and the Fee Letter.

“Loan Party”:  each of the Parent, the Borrower and the Subsidiary Guarantors.

“Margin Stock”:  as defined in Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.

“Material Adverse Effect”:  (a) a material adverse effect upon, the business, assets, liabilities, operations or condition (financial or otherwise) of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) and its Subsidiaries, taken as a whole and (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Indebtedness”:  of any Person at any date, Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum byproducts or distillates, or any chemicals, constituents, substances, materials, wastes, pollutants or contaminants in any form regulated under any Environmental Law, including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, radiation, explosive or radioactive substances, biological material, and electromagnetic or radio frequency emissions.

“Material Properties”: On any date of determination, all Owned Properties with a gross book value of greater than or equal to $5,000,000. The Material Properties existing as of the Closing Date are indicated by an asterisk and set forth on Schedule 4.7(b).

“Maximum Rate”:  as defined in Section 3.5(e).

“Merger”:  as defined in the recitals to this Agreement.

“Merger Agreement”:  the Agreement and Plan of Merger, dated as of the date hereof, by and among the Borrower, Merger Sub, the Target and GTCR Fund IX/A, L.P., solely in its capacity as representative for the Target’s Unitholders and Optionholders (each as defined in the Merger Agreement).

“Merger Documentation”:  collectively, the Merger Agreement, the Transaction Documents (as defined in the Merger Agreement) and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Merger Sub”:  as defined in the recitals to this Agreement.

“Moody’s”:  Moody’s Investors Service, Inc.

“Mortgaged Properties”:  the real properties as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages pursuant to Section 6.9.

“Mortgages”:  any mortgages and deeds of trust or any other documents creating and evidencing Liens on Mortgaged Properties made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, which shall be in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Multiemployer Plan”:  a plan that is a “multiemployer” plan as defined in Section 4001(a)(3) of ERISA, to which any Group Member or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan”: a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Group Member or any ERISA Affiliate and at least one Person other than a Group Member or an ERISA Affiliate or (b) was so maintained and in respect of which any Group Member or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds”:

(a)                                 in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or held in escrow or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received and net of costs, amounts and taxes set forth below), net of:

(i)                                     attorneys’ fees, accountants’ fees, investment banking fees and other professional and transactional fees actually incurred in connection therewith;

(ii)                                  amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document or any Lien that ranks junior in priority to the Liens created under any Security Documents);

(iii)                               other fees and expenses actually incurred in connection therewith;

(iv)                              taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(v)                                 amounts provided as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in an Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale); provided that such amounts shall be considered Net Cash Proceeds upon release of such reserve;

(b)                                 in connection with any Exclusive License, the proceeds thereof in the form of cash and Cash Equivalents constituting Upfront Payments, net of:

(i)                                     attorneys’ fees, accountants’ fees, investment banking fees and other professional and transactional fees actually incurred in connection therewith;

(ii)                                  other fees and expenses actually incurred in connection therewith;

(iii)                               taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(iv)                              amounts provided as a reserve in accordance with GAAP against any liabilities associated with such Exclusive License (including, without limitation, against any indemnification obligations associated with such Exclusive License); provided that such amounts shall be considered Net Cash Proceeds upon release of such reserve; and

(c)                                  in connection with any issuance or sale of Capital Stock, any capital contribution or any incurrence of Indebtedness, the cash proceeds received from such issuance, contribution or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non-Consenting Lenders”:  as defined in Section 10.1.

“Non-Defaulting Lender”:  at any time, a Lender that is not a Defaulting Lender.

“Non-N.A. Loan Party”:  as defined in the Agreed Guarantee and Security Principles.

“Non-Recourse Indebtedness”: Indebtedness for borrowed money of a Permitted Joint Venture, provided that (a) such Indebtedness is not, in whole or in part, Indebtedness of any Loan Party other than such Permitted Joint Venture and its Subsidiaries and for which no holder thereof has or could have upon the occurrence of any contingency, any recourse against any Loan Party or any property or assets thereof other than such Permitted Joint Venture and its Subsidiaries (including, for the avoidance of doubt any Equity Interests in such Permitted Joint Venture), (b) such Indebtedness is owing only to unaffiliated third parties (which, for the avoidance of doubt, does not include any Loan Party or any Affiliate thereof or any current or former officer or director of any Loan Party), (c) the source of repayment for such Indebtedness is expressly limited to the assets or cash flows of such Permitted Joint Venture and its Subsidiaries and (d) no Loan Party (other than such Permitted Joint Venture and its Subsidiaries) provides credit support, directly or indirectly, of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable as a guarantor, surety or otherwise (but excluding a customary “bad boy” keep well guaranty or other similar back-stop arrangement) in respect of such Indebtedness or in respect of the business or operations of the applicable Permitted Joint Venture and its Subsidiaries that are direct or indirect obligors under such Non-Recourse Indebtedness in the case of clauses (a), (c) and (d) above, as reasonably determined by the Administrative Agent.

“Non-U.S. Pension Plan”:  any plan (including, without limitation, any Canadian Pension Plan), fund or other similar program established or maintained outside the United States by a Group Member primarily for the benefit of employees of Group Members residing outside the United States, which plan, fund or other similar program provides for retirement income of such employees or a deferral of income from such employees in contemplation of retirement and is not subject to ERISA or the Code.

“Not Otherwise Applied”:  with reference to any amount of proceeds of any transaction, that (a) was not required to be applied to prepay the Term Loans pursuant to Section 3.2(c) and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Notes”:  the collective reference to any promissory note evidencing Term Loans.

“Obligations”:  the unpaid principal of and interest on (including interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any Insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loans and all other obligations and liabilities of the Loan Parties to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Qualified Counterparty), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Hedge Agreement (other than any Excluded Swap Obligation) or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OFAC”:  as defined in Section 4.22(a).

“Offer”:  as defined in Section 10.6(b).

“Offer Loans”:  as defined in Section 10.6(b).

“Offer Process”:  as defined in Section 10.6(h).

“Organizational Documents”:  as to any Person, the Certificate of Incorporation, Certificate of Formation, By-Laws, Limited Liability Company Agreement, Memorandum and Articles of Association, Partnership Agreement or other similar organizational or governing documents of such Person.

“Other Connection Taxes”:  with respect to any Agent or any Lender, Taxes imposed as a result of a present or former connection between such Agent or Lender and the jurisdiction imposing such Taxes (other than a connection arising from such Agent or Lender having executed, delivered, enforced, become a party to, performed its obligations under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes”:  any and all present or future stamp, court, documentary intangible, mortgage recording, filing or similar excise or property Taxes, arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, or any other Loan Document, except any Taxes that are Other Connection Taxes imposed with respect to a sale or assignment (other than an assignment under Section 3.13).

“Owned Properties”: as defined in Section 4.7(b).

“Parent”:  as defined in ~~Section 4.7(b).~~the preamble to this Agreement.

“Parent Company”:  with respect to a Lender, the bank holding company (as defined in Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Guaranty”:  the guaranty of the Parent pursuant to Section 11.

“Participant”:  as defined in Section 10.6(e).

“Patriot Act”:  the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor entity performing similar functions).

“Perfection Certificate”:  a perfection certificate in the form of Exhibit K-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement”: a perfection certificate supplement in the form of Exhibit K-2 or any other form approved by the Collateral Agent.

“Permitted Acquisition”:  (i) the Merger, and (ii) any acquisition, whether by purchase, merger or otherwise, of (x) all or substantially all of the assets of, all or a majority of the Capital Stock of, or a business line or unit or a division of, or (y) any product or product line, of any Person; provided:

(a)                                 immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b)                                 all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(c)                                  in the case of the acquisition of (i) Capital Stock, such Capital Stock shall become subject to a security interest in favor of the Collateral Agent for the benefit of the Secured Parties and the issuer of such Capital Stock shall become a Loan Party, and (ii) other assets, such other assets shall become subject to a security interest in favor of the Collateral Agent for the benefit of the Secured Parties, in each case, in accordance with Section 6.9 and 6.10;

(d)                                 the Total Leverage Ratio, in each case, calculated on a Pro Forma Basis after giving effect to such acquisition as if such acquisition had occurred on the first day of the most recent period of four (4) consecutive fiscal quarters of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) for which financial statements are available shall be no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then last ended fiscal quarter occurring prior to the Closing Date);

(e)                                  the ~~Borrower~~Parent shall have delivered to the Administrative Agent at least five (5) Business Days prior to such proposed acquisition, a certificate of a Responsible Officer of the ~~Borrower~~Parent evidencing compliance with clause (d) above and compliance with clause (f) below, together with all relevant financial information with respect to such acquired assets, including, in the event the Consolidated EBITDA (calculated on a Pro Forma Basis) of the assets and property subject to such acquisition is greater than 25% of the Consolidated EBITDA (calculated on a Pro Forma Basis) of the ~~Borrower~~Parent, appropriate revisions to the Projections included in the ~~Confidential Information Memorandum~~lender presentation dated as of August 12, 2014 prepared in connection with the Third Amendment, or, if Projections have been provided pursuant to Section 6.2(b) after the Third Amendment Effective Date, appropriate revisions to such Projections, in each case after giving effect to such proposed acquisition (such revised projections or Projections to be accompanied by a certificate of a Responsible Officer of the ~~Borrower~~Parent stating that such revised projections or Projections are based on estimates, information and assumptions set forth therein and otherwise believed by such Responsible Officer of the ~~Borrower~~Parent to be reasonable at such time (it being recognized that such revised projections or Projections relate to future events and are not to be viewed as fact and that actual results during the period covered thereby may differ from such revised projections or Projections by a material amount)); and

(f)                                   any Person or assets or division as acquired in accordance herewith shall be in substantially the same business or lines of business in which the ~~Borrower~~Parent and/or its Subsidiaries are engaged, or are permitted to be engaged, as provided in Section 7.12, as of the time of such acquisition.

“Permitted Convertible Notes Refinancing”:  as to the Convertible Notes, the incurrence of other unsecured Indebtedness to refinance, extend, renew, defease, restructure, replace or refund (collectively, “refinance”) such Convertible Notes; provided that, (a) the refinancing Indebtedness does not mature, or contain any provision permitting the holders thereof to require the redemption, repurchase or prepayment thereof, prior to (i) in the case of maturity, the later of (x) the maturity date of the Convertible Notes and (y) the date that is ninety-one (91) days after the Term Loan Maturity Date and (ii)  in the case of any provision permitting the holders thereof to require the redemption, repurchase or prepayment of the refinancing Indebtedness,  the first date the holders thereof could require the redemption, repurchase or prepayment of the Convertible Notes, (b) the Total Leverage Ratio (as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b), after giving pro forma effect to the consummation of such Permitted Convertible Notes Refinancing and the incurrence of any Indebtedness in connection therewith) is no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then most recent financial statements of the then last ended fiscal quarter) and a Responsible Officer of the ~~Borrower~~Parent shall have certified to the Administrative Agent to such compliance in writing and (c) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced, except that the Parent or the Borrower may be the issuer of such refinancing indebtedness, and such refinancing indebtedness may be guaranteed by the Parent, the Borrower and any Restricted Subsidiaries of the Parent that are Subsidiary Guarantors, as applicable.

“Permitted Joint Venture”: one or more joint ventures entered into after the Closing Date (which may be in the form of a limited liability company or other Person) relating to assets that are not owned by, or licensed to, any Loan Party as of the Closing Date~~, in which the Borrower~~ (or in the case of the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries), as of the Third Amendment Effective Date), in which the Parent or any of its Subsidiaries holds equity interests or otherwise participates or invests; provided that (a) the applicable joint venture shall be engaged in substantially the same business as the Loan Parties or in a related business, (b) the Total Leverage Ratio (as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b), after giving pro forma effect to the consummation of such joint venture and the incurrence of any Indebtedness in connection therewith) is no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then most recent financial statements of the then last ended fiscal quarter) and a Responsible Officer of the ~~Borrower~~Parent shall have certified to such compliance, (c) no Loan Party shall, pursuant to such joint venture, be under any Contractual Obligation to make Investments or incur Indebtedness or contingent liabilities that would be in violation of any provision of this Agreement and (d) immediately prior, and after giving effect, to the consummation of such joint venture, no Default or Event of Default shall have occurred and be continuing.

“Permitted Refinancing”:  as to any Indebtedness, the incurrence of other Indebtedness to refinance, extend, renew, defease, restructure, replace or refund (collectively, “refinance”) such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied:  (a) such refinancing Indebtedness shall not mature earlier than the Indebtedness being refinanced, and the weighted average life to maturity of such refinancing Indebtedness (other than purchase money security interests and Capital Lease Obligations) shall be greater than or equal to the weighted average life to maturity of the Indebtedness (other than purchase money security interests and Capital Lease Obligations)  being refinanced; (b) the principal amount of such refinancing Indebtedness shall be less than or equal to the principal amount (including any accreted or capitalized amount) then outstanding of the Indebtedness being refinanced, plus any required premiums and other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by any amount equal to any existing commitments unutilized thereunder; (c) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced; (d) the security, if any, for the refinancing Indebtedness shall be substantially the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness); and (e) the refinancing Indebtedness is subordinated to the Obligations on terms that are at least as favorable, taken as a whole, as the Indebtedness being refinanced (as determined in good faith and certified in writing to the Administrative Agent by a Responsible Officer of the ~~Borrower~~Parent) and the holders of such refinancing Indebtedness have entered into any subordination or intercreditor agreements reasonably requested by the Administrative Agent evidencing such subordination, but only to the extent that the Indebtedness being refinanced was so subordinated.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  a Single Employer Plan or a Multiple Employer Plan.

“Platform”:  as defined in Section 6.1.

“Pledged Company”:  any Subsidiary of the ~~Borrower~~Parent the Capital Stock of which is pledged (or required to be pledged) to the Collateral Agent pursuant to any Security Document.

“Pledged Equity Interests”:  as defined in the Guarantee and Collateral Agreement.

“Portfolio Interest Exemption”:  as defined in Section 3.10.

“PPSA”: as applicable, the Personal Property Security Act (Ontario), the Register of Personal and Movable Real Rights (Quebec) or the equivalent or analogous legislation in any other province or territory of Canada.

“Private Siders”:  Lenders’ employees and representatives who have declared that they are authorized to receive material non-public information.

“Pro Forma Basis”: with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to (a) the Transactions, (b) any Permitted Acquisition (to the extent not subsequently disposed of during such period), (c) the borrowing of any Incremental Facilities, (d) any Asset Sale or (e) the Restructuring, and any other restructurings of the business of the ~~Borrower~~Parent or any of its Subsidiaries that the ~~Borrower~~Parent or any of its Subsidiaries has made and/or has determined to make during the applicable period or subsequent to such applicable period and on or prior to or simultaneously with the date of calculation of Consolidated EBITDA and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of an officer of the Borrower (the foregoing (a) through (e), together with any transactions related thereto or in connection therewith, the “relevant transactions”), as if the relevant transaction had been consummated or occurred during the applicable period had been consummated and occurred at the beginning of such period.  For purposes of this definition, if any Indebtedness to be so incurred bears interest at a floating rate and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of incurrence had been the applicable rate for the entire period (taking into account any applicable interest rate Hedge Agreements).

“Pro Forma Financial Statements”:  as defined in Section 6.1(e).

“Process Agent”: as defined in Section ~~6.1(d).~~10.19.

“Projections”:  as defined in Section 6.2(b).

“Property”:  any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

~~“Purchased Interests”:  has the meaning set forth in the Merger Agreement.~~

“Qualified Capital Stock”:  any Capital Stock (other than warrants, rights or options referenced in the definition thereof except any such warrants, rights or options that, if exercised in accordance with their respective terms, result in the issuance to, or acquisition by, the holder thereof of Capital Stock referred to in immediately succeeding clauses (x) or (y)) that either (a) does not have a maturity and is not mandatorily redeemable, or (b) by its terms (or by the terms of any employee stock option, incentive stock or other equity-based plan or arrangement under which it is issued or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (x) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (excluding any mandatory redemption resulting from an asset sale or change in control so long as no payments in respect thereof are due or owing, or otherwise required to be made, until all Obligations have been paid in full in cash), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case, at any time on or after the ninety-first day following the Term Loan Maturity Date, or (y) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (x) above, in each case, at any time on or after the ninety-first day following the Term Loan Maturity Date.

“Qualified Counterparty”:  with respect to any Hedge Agreement, any counterparty thereto that is, or that at the time such Hedge Agreement was entered into, was a Lender, an Affiliate of a Lender, an Agent or an Affiliate of an Agent, a Lead Arranger (as defined in the Third Amendment) or an Affiliate of such a Lead Arranger (or, in the case of any such Hedge Agreement entered into prior to the Closing Date, any counterparty that was a Lender, an Affiliate of a Lender, an Agent or an Affiliate of an Agent on the Closing Date) or any other counterparty reasonably acceptable to the Administrative Agent; provided that, in the event a counterparty to a Hedge Agreement at the time such Hedge Agreement was entered into (or, in the case of any Hedge Agreement entered into prior to the Closing Date, on the Closing Date) was a Qualified Counterparty, such counterparty shall constitute a Qualified Counterparty hereunder and under the other Loan Documents.

“Quarterly Payment Date”:  March 31, June 30, September 30 and December 31 of each year.

“Rating Agency”:  S&P and/or Moody’s, as applicable.

“Ratings”:  a Corporate Family Rating and/or a Corporate Rating, as applicable, with respect to the Parent.

“Recovery Event”:  any settlement of or payment in excess of $5,000,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Refinanced Term Loans”:  as defined in Section 10.1.

“Refinancing Transaction”: as defined in the recitals hereto.

“Register”:  as defined in Section 10.6(d).

“Regulation S-X”:  Regulation S-X promulgated under the Securities Act.

“Regulation T”:  Regulation T of the Board as in effect from time to time.

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Regulation X”:  Regulation X of the Board as in effect from time to time.

“Reinvestment Deferred Amount”:  with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to Section 3.2(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”:  any Asset Sale (other than any Intellectual Property Out-Licensing Event) or Recovery Event in respect of which the Borrower (or the Parent, as applicable) has delivered a Reinvestment Notice.

“Reinvestment Notice”:  a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (or, on and after the Third Amendment Effective Date, the Parent) (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair fixed or capital assets or Intellectual Property useful in its business (including by making Permitted Acquisitions).

“Reinvestment Prepayment Amount”:  with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair fixed or capital assets or Intellectual Property useful in the businesses of the Borrower~~’s or the~~ (or, on and after the Third Amendment Effective Date, the Parent) and its Restricted Subsidiaries~~’ businesses~~ (including by making Permitted Acquisitions) in accordance with the applicable Reinvestment Notice.

“Reinvestment Prepayment Date”:  with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve (12) months (or if the Borrower (or, on and after the Third Amendment Effective Date, the Parent) or a Restricted Subsidiary, as the case may be, has entered into a legally binding commitment to reinvest such Reinvestment Deferred Amount during such twelve (12) month period, eighteen (18) months) after such Reinvestment Event and (b) the date on which the Borrower (or the Parent, as applicable) shall have determined not to, or shall have otherwise ceased to, acquire or repair fixed or capital assets or Intellectual Property useful in the ~~Borrower’s or~~businesses of the Parent and its Restricted Subsidiaries~~’ businesses~~ with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Indemnified Person”:  of an indemnified person means (a) any controlling person or controlled affiliate of such indemnified person, (b) the respective directors, officers, or employees of such indemnified person or any of its controlling persons or controlled affiliates and (c) the respective agents of such indemnified person or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such indemnified person, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this sentence pertains to a controlled affiliate or controlling person involved in the negotiation or syndication of this Agreement and the Term Loans.

“Related Party Register”:  as defined in Section 10.6(d).

“Release”:  any release, spill, emission, discharge, deposit, disposal, leaking, emanating, pumping, pouring, dumping, emptying, injection, seepage, migration, or leaching in, into, upon, onto or through the Environment, or into or from any building or facility.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Term Loans”:  as defined in Section 10.1.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived pursuant to PBGC Reg. § 4043 with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Repricing Transaction”: (i) any prepayment, repayment, refinancing, substitution, purchase, buy-back or replacement of any amount of the Term Loans with the proceeds of, or any conversion of Term Loans into, any new or replacement tranche of term loans (whether under the Loan Documents or otherwise) bearing interest at an Effective Yield less than the Effective Yield of the Term Loans, or (ii) any amendment (including pursuant to any replacement term loans contemplated in the Loan Documents) to any Loan Documents, or to the Term Loans or any tranche or portion thereof, that reduces the Effective Yield applicable to any Term Loans (in each case, as such comparative yields are reasonably determined by the Agent), in each case other than a Repricing Transaction that occurs in connection with a Change in Control or a Permitted Acquisition the fair market value (as reasonably determined by the Board of Directors (or a committee thereof) of the Parent) of which is no less than $150,000,000.   Any such determination by the Administrative Agent as contemplated by the preceding sentence shall be binding on the Lenders, absent manifest error.

“Required Lenders”:  at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Term Commitments then in effect.

“Requirement of Law”:  as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, in each case, any applicable Health Care Laws.

“Respiratory Business”: the respiratory business of the Target and its Subsidiaries.

“Responsible Officer”:  the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower or the Parent, as applicable (unless otherwise specified), but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the ~~Borrower~~Parent.

“Restricted Payments”:  as defined in Section 7.5.

“Restricted Subsidiary”:  any Subsidiary that is not an Unrestricted Subsidiary. For the avoidance of doubt, on and after the Third Amendment Effective Date, the US Holdco and the Borrower shall at all times constitute “Restricted Subsidiaries” of the Parent.

“Restructuring”: as defined in the Third Amendment.

“Restructuring Steps Plan”: that Ernst & Young paper entitled “Project Bond Acquisition Structure, IP Migration”, dated as of June 17, 2014.

“Retinoid Transaction”: any Disposition, sale, license, sublicense or similar transaction related to the Parent’s proprietary synthetic retinoid product in development known as “QLT091001”.

“S&P”:  Standard & Poor’s Ratings Services.

“Sale and Leaseback Transaction”:  any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SEC”:  the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Amendment”: as defined in the recitals to this Agreement.

“Secured Parties”:  the collective reference to the Lenders, the Agents, and the Qualified Counterparties, and each of their successors and assigns.

“Securities Act”:  the Securities Act of 1933, as amended.

“Security Documents”:  the collective reference to the Guarantee and Collateral Agreement, the Mortgages (if any), the Control Agreements, the Intellectual Property Security Agreements, the Canadian Security Documents and all other security documents hereafter delivered to the Administrative Agent or the Collateral Agent granting a Lien on any property of any Person to secure the Obligations of any Loan Party under any Loan Document or any Specified Hedge Agreement.

“Single Employer Plan”:  a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Group Member or any ERISA Affiliate and no Person other than the Group Member and the ERISA Affiliates or (b) was so maintained and in respect of which the Group Member or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Software”:  as defined in the definition of Intellectual Property.

“Solvent”:  as to any Person at any time, that (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities; (c) such Person has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date and (e) it is not unable to pay its debts as they fall due.

“Special Flood Hazard Area”:  an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Hedge Agreement”:  any Hedge Agreement entered into by (a) any Loan Party and (b) any Qualified Counterparty, as counterparty; provided, that any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements; provided, however, that notwithstanding such release, nothing herein shall limit the contractual rights of any such Qualified Counterparty set forth in such Specified Hedge Agreement.

“Specified Reinvestment Deferred Amount”:  with respect to any Specified Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to Section 3.2(c) as a result of the delivery of a Specified Reinvestment Notice.

“Specified Reinvestment Event”:  any Intellectual Property Out-Licensing Event in respect of which the Borrower (or the Parent, as applicable) has delivered a Specified Reinvestment Notice.

“Specified Reinvestment Notice”:  a written notice executed by a Responsible Officer and delivered to the Administrative Agent stating that no Event of Default has occurred and is continuing and that the Borrower (or, on and after the Third Amendment Effective Date, the Parent) (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Intellectual Property Out-Licensing Event to acquire or repair fixed or capital assets or Intellectual Property useful in its business (including by making Permitted Acquisitions).

“Specified Reinvestment Prepayment Amount”:  with respect to any Intellectual Property Out-Licensing Event, the Specified Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Specified Reinvestment Prepayment Date to acquire or repair fixed or capital assets or Intellectual Property useful in the ~~Borrower’s or~~businesses of the Parent and its Restricted Subsidiaries~~’ businesses~~ (including by making Permitted Acquisitions) in accordance with the applicable Specified Reinvestment Notice.

“Specified Reinvestment Prepayment Date”:  with respect to any Specified Reinvestment Event, the earlier of (a) the date occurring twelve (12) months (or if the ~~Borrower~~Parent or a Restricted Subsidiary, as the case may be, has entered into a legally binding commitment to reinvest such Specified Reinvestment Deferred Amount during such twelve (12) month period, eighteen (18) months) after such Specified Reinvestment Event and (b) the date on which the ~~Borrower~~Parent shall have determined not to, or shall have otherwise ceased to, acquire or repair fixed or capital assets or Intellectual Property useful in the ~~Borrower’s or~~businesses of the Parent and its Restricted Subsidiaries~~’ businesses~~ with all or any portion of the relevant Specified Reinvestment Deferred Amount.

“Stock Certificates”:  Collateral consisting of certificates representing Capital Stock of any Subsidiary of the ~~Borrower~~Parent for which a security interest can be perfected by delivering such certificates.

“Subordinated Indebtedness”:  any unsecured Junior Indebtedness of the ~~Borrower~~Parent or a Subsidiary Guarantor the payment of principal and interest of which and other obligations of the ~~Borrower~~Parent or such Subsidiary Guarantor in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the ~~Borrower~~Parent.

“Subsidiary Guarantor”:  each Subsidiary of the ~~Borrower~~Parent that guarantees the Obligations pursuant to a Loan Document or pursuant to Section ~~6.9.~~6.9 and shall exclude, for the avoidance of doubt, the Borrower.

“Survey”:  a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, provided that the ~~Borrower~~Parent shall have a reasonable amount of time to deliver such redated survey, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue customary endorsements or (b) otherwise reasonably acceptable to the Collateral Agent.

“Swap Obligation”: with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agent”:  Morgan Stanley Senior Funding, Inc. in its capacity as sole syndication agent under this Agreement.

“Target”: as defined in the recitals to this Agreement.

“Taxes”:  all present or future taxes, levies, imposts, duties, charges, fees, deductions, withholdings (including backup withholding) or assessments imposed by any Governmental Authority, and any interest, penalties or additions to tax imposed with respect thereto.

“Tax Status Certificate”:  as defined in Section 3.10.

“Term Commitment”:  as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.  The original aggregate amount of the Term Commitments is $225,000,000.

“Term Facility”:  the Term Commitments and the Term Loans made thereunder.

“Term Lender”:  each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”:  as defined in Section 2.1, together with any Incremental Term Loans, if applicable. For the avoidance of doubt, it is acknowledged and agreed that the “Term Loans” outstanding as of the Third Amendment Effective Date include the “Incremental Term Loans” incurred pursuant to (and as defined in) the Incremental Assumption Agreement No. 1.

“Term Loan Maturity Date”:  April 26, 2017.

“Term Note”: a promissory note of the Borrower payable to the order of any Lender in substantially the form of Exhibit E hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance owing to such Lender, as amended.

“Term Percentage”:  as to any Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s

Term Loans then outstanding constitutes the aggregate principal amount of the Term Loans then outstanding).

“Third Amendment”: the Third Amendment Agreement to Credit Agreement, dated as of August 14, 2014, by and among the Parent, the Borrower, each other Loan Party party thereto, the Administrative Agent and each Lender party thereto.

“Third Amendment Certain Funds Paragraph”: as defined in the Third Amendment.

“Third Amendment Effective Date”: as defined in the Third Amendment.

“Title Company”:  any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

“Total Consolidated EBITDA”: Consolidated EBTIDA, calculated for any period, for the Borrower (or, on and after the Third Amendment Effective Date, the Parent) and all of its Subsidiaries on a consolidated basis for such period.

“Total Leverage Ratio”:  at any date of determination, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date.

“Total Term Commitments”:  at any time, the aggregate amount of the Term Commitments then in effect.

“Transactions”:  collectively, (a) the consummation of the Merger, (b) the borrowing of the Term Loans on the Closing Date and (c) the other transactions contemplated by the Loan Documents.

“Transferee”:  any Assignee or Participant.

“Type”:  as to any Term Loan, its nature as an ABR Loan or a LIBOR Rate Loan.

“UCC Filing Collateral”:  Collateral consisting solely of assets for which a security interest can be perfected by filing a Uniform Commercial Code financing statement.

“Upfront Payment”:  for any Exclusive License, the aggregate cash payment paid to any Group Member on or prior to the consummation of the Exclusive License (and which, for the avoidance of doubt, shall not include any royalty, earnout, milestone payment, contingent payment or any other deferred payment that may be payable thereafter.)

“Unasserted Contingent Obligations”:  as defined in the Guarantee and Collateral Agreement.

“United States”:  the United States of America.

“Unrestricted Cash”: with respect to any Person, the cash and Cash

Equivalents of such Person that would not appear as “restricted” on its balance sheet if prepared in accordance with GAAP.

“Unrestricted Subsidiary”:  any Subsidiary designated by the board of directors of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) as an Unrestricted Subsidiary pursuant to Section 6.14, in each case, until such Person ceases to be an Unrestricted Subsidiary in accordance with Section 6.14 or ceases to be a Subsidiary. As of the date of the Third Amendment, there are no Unrestricted Subsidiaries other than Auxilium UK Ltd.

“U.S. GAAP”: generally accepted accounting principles in effect from time to time in the United States.

“US Holdco”:  as defined in the Third Amendment.

“Voluntary Prepayment”:  a prepayment of the Term Loans.

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary”:  as to any Person, any other Person, all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability”:  any withdrawal liability incurred pursuant to Part I of Subtitle E of Title IV of ERISA.

1.2                               ~~1.2~~                               Other Definitional Provisions.

(a)                                 Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)                                 As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder), (vi) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vii) any references herein to any Person shall be construed to include such Person’s successors and assigns.

(c)                                  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)                                  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP in effect as of the date hereof; provided that, (i) if either the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Administrative Agent, the Borrower and the Lenders shall negotiate in good faith to amend such provision to preserve the original intent in light of the change in GAAP; provided that such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; and (ii) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded.  For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases and Capital Lease Obligations in a manner consistent with their treatment under generally accepted accounting principles as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

(f)                                   When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of LIBOR Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

1.3                               Criminal Code (Canada).

If any provision of this Agreement would oblige any Canadian Domiciled Loan Party to make any payment of interest or other amount payable to any Loan Party in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that

Loan Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Loan Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (a) first, by reducing the amount or rate of interest; and (b) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

SECTION 2.                            ~~SECTION 2.~~                            AMOUNT AND TERMS OF COMMITMENTS

2.1                               Term Commitments.  Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender.  The Term Loans may from time to time be LIBOR Rate Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 3.3.

2.2                               ~~2.2~~                               Procedure for Term Loan Borrowing.  The Borrower shall give the Administrative Agent irrevocable notice in the form annexed hereto as Exhibit B (which notice must be received by the Administrative Agent prior to 2:00 p.m., New York City time, on the anticipated Closing Date or such later time as may be acceptable to the Administrative Agent) requesting that the applicable Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed.  Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Lender thereof.  Not later than 12:00 Noon, New York City time, on the Closing Date, each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender.  The Administrative Agent shall make the proceeds of such Term Loan or Term Loans available to the Borrower on such Borrowing Date by wire transfer in immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent.

2.3                               ~~2.3~~                               Repayment of Term Loans.  On each Quarterly Payment Date, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the principal amount of Term Loans then outstanding in an amount equal to 1.25% of the aggregate initial principal amounts of all Term Loans theretofore borrowed by the Borrower pursuant to Section 2.1 in accordance with the order of priority set forth in Section 3.8.  The remaining unpaid principal amount of the Term Loans and all other Obligations under or in respect of the Term Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Term Loan Maturity Date.

2.4                               ~~2.4~~                               Incremental Facilities.

(a)                                 Borrower Request.  The Borrower may at any time and from time to time after the Closing Date by written notice to the Administrative Agent elect to request the establishment of one or more new term loan facilities with term loan commitments (each, an “Incremental Term Loan Commitment”) or one or more new revolving credit facilities with revolving credit commitments (each, an “Incremental Revolving Loan Commitment” and together with any Incremental Term Loan Commitment, the “Incremental Facilities”)), in each case, either pari passu with, or junior to, the existing Term Loan Facility, in an aggregate amount not to exceed $100,000,000; provided, that the Borrower may incur unlimited additional Incremental Facilities so long as, on a Pro Forma Basis (assuming that any such Incremental Revolving Loan Commitments are drawn in full and excluding the cash proceeds of any such Incremental Term Loans or Incremental Revolving Loan Commitments) and after giving effect to any acquisitions or Dispositions or repayment of Indebtedness after the beginning of the relevant determination period but prior to or simultaneous with the borrowing under such Incremental Facility, the First Lien Secured Leverage Ratio (as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b)) shall not exceed the First Lien Secured Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then most recent financial statements of the then last ended fiscal quarter).  Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the Incremental Facilities shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent) to whom the Borrower proposes any portion of such Incremental Facility be allocated and the amounts of such allocations (it being understood that the Borrower shall first seek commitments in respect of Incremental Facilities from existing Lenders, but no existing Lender will have an obligation to make a portion of any Incremental Facility).

(b)                                 Conditions.  An Incremental Facility shall become effective, as of such Increase Effective Date; provided that:

(i)                                     each of the conditions set forth in Section 5.2 shall be satisfied;

(ii)                                  no Default or Event of Default shall have occurred or be continuing or would result from the borrowings to be made on the Increase Effective Date; and

(iii)                               the ~~Borrower~~Parent shall deliver or cause to be delivered any amendments to the Loan Documents, customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c)                                  Terms of Incremental Term Loans and Incremental Term Loan Commitments.  The terms and provisions of the Incremental Term Loans made pursuant to the Incremental Term Loan Commitments shall be as follows:

(i)                                     terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (the “Incremental Term Loans”) shall be on terms consistent with the existing Term Loans (except as otherwise set forth herein) and, to the extent not consistent with such existing Term Loans, on terms reasonably acceptable to the Administrative Agent (except as otherwise set forth herein) (it being understood that Incremental Term Loans may be part of the existing tranche of Term Loans (in which case they shall have identical terms to such existing tranche of Term Loans) or may comprise one or more new tranches of Term Loans);

(ii)                                  the weighted average life to maturity of all new Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the existing Term Loans;

(iii)                               the maturity date of Incremental Term Loans shall not be earlier than the Term Loan Maturity Date;

(iv)                              the LIBOR Rate or ABR “floors” applicable to Incremental Term Loans shall be no higher than the LIBOR Rate or ABR “floors” applicable to the existing Term Loans;

(v)                                 the applicable yield for the Incremental Term Loans shall be determined by the Parent, the Borrower and the applicable new Lenders; provided, however, the applicable yield (which, for such purposes only, shall be deemed to include all upfront or similar fees, original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity) payable to all Lenders providing Incremental Term Loans, but shall exclude customary arrangement fees payable to any arranger in connection with the Incremental Term Loans) for any Incremental Term Loans shall not be greater than the highest applicable yield that may, under any circumstances, be payable with respect to Term Loans plus 50 basis points, except to the extent that the applicable yield applicable to the Term Loans is increased to the extent necessary to achieve the foregoing; and

(vi)                              Incremental Term Loan Facilities shall be on terms and pursuant to documentation to be determined provided that, to the extent such terms and documentation are not consistent with the existing Term Loans (except to the extent permitted by clauses (iii) and (v) above), they shall be reasonably satisfactory to the Administrative Agent.

(d)                                 Making of Incremental Term Loans.  On any Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Incremental Lender of such Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment.

(e)                                  Terms of Incremental Revolving Loan Commitments.  The terms and provisions of the Incremental Revolving Loan Commitments shall be mutually satisfactory to the Parent, the Borrower and the Administrative Agent.

(f)                                   Equal and Ratable Benefit.  The Incremental Term Loans and Incremental Revolving Loan Commitments established pursuant to this Section 2.4 shall constitute loans and commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Security Documents and the guarantees of the Subsidiary Guarantors.  The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any Incremental Facilities.

2.5                               ~~2.5~~                               Fees.  The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at times specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 3.                            ~~SECTION 3.~~                            GENERAL PROVISIONS APPLICABLE TO LOANS

3.1                               Optional Prepayments.  The Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty (other than as set forth in Section 3.2(g) below), upon irrevocable notice delivered to the Administrative Agent no later than 2:00 p.m., New York City time, three (3) Business Days prior thereto, in the case of LIBOR Rate Loans, and no later than 2:00 p.m., New York City time, one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment, whether the prepayment is of LIBOR Rate Loans or ABR Loans and the manner in which such prepayment is to be applied to the Term Loans; provided, that if a LIBOR Rate Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.11; provided further, that the Borrower may provide revocable notice (pursuant to customary arrangements to be reasonably approved by the Administrative Agent) of such prepayment if the source of the repayment is intended to be a refinancing facility.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.  Partial prepayments of LIBOR Rate Loans shall be in an aggregate principal amount of $500,000 or integral multiples of $100,000 in excess thereof.  Partial prepayments of ABR Loans shall be in an aggregate principal amount of $250,000 or integral multiples of $100,000 in excess thereof.  Notwithstanding the foregoing, a notice of prepayment delivered by the Borrower in accordance with this Section 3.1 may expressly state that such notice is conditioned upon the effectiveness of new credit facilities or other sources of refinancing and which effectiveness will result in the immediate payment in full in cash of all Obligations, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the time on which the Term Loans would have been repaid in accordance with such notice of prepayment) if such condition is not satisfied or not reasonably likely to be satisfied and the Borrower shall pay any amounts due under Section 3.9, if any, in connection with any such revocation.

3.2                               ~~3.2~~                               Mandatory Prepayments; Prepayment Premium.

(a)                                 If any Indebtedness ~~or~~(including, without limitation, any Disqualified Capital Stock) shall be incurred or issued by any Group Member after the Closing Date (other than Excluded Indebtedness, excluding Replacement Term Loans), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence or issuance toward the prepayment of the Term Loans as set forth in Section 3.2(e).

(b)                                 If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale (other than an Intellectual Property Out-Licensing Event) or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to 100% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 3.2(e); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 3.2(e).

(c)                                  The Borrower shall, on each Excess Cash Flow Application Date, apply the ECF Percentage of the excess, if any, of (i) Excess Cash Flow for the related Excess Cash Flow Payment Period minus (ii) Voluntary Prepayments made during such Excess Cash Flow Payment Period toward the prepayment of the Term Loans as set forth in Section 3.2(e).  Except as provided below, each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten (10) days after the date on which the financial statements referred to in Section 6.1(a) for the fiscal year of the ~~Borrower~~Excess Cash Flow Parent with respect to which such prepayment is made are required to be delivered to the Lenders (commencing with the fiscal year of the Borrower ending December 31, 2013).  The Borrower shall, on each Specified Reinvestment Prepayment Date, apply the ECF Percentage of any Specified Reinvestment Prepayment Amount toward the prepayment of the Term Loans as set forth in Section 3.2(e).

(d)                                 If on any date any Group Member shall receive Net Cash Proceeds from a Disposition of all, or substantially all, of the Respiratory Business then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to 60% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 3.2(e); provided, that, notwithstanding the foregoing, on the Reinvestment Prepayment Date with respect to such Disposition, an amount equal to the Reinvestment Prepayment Amount with respect to such Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 3.2(e).

(e)                                  Amounts to be applied in connection with prepayments made pursuant to Section 3.1 and this Section 3.2 shall be applied to the prepayment of the Term Loans in accordance with Section 3.8.  The application of any prepayment pursuant to this Section 3.2 shall be made, first, to ABR Loans and, second, to LIBOR Rate Loans.  Each prepayment of the Term Loans under this Section 3.2 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(f)                                   The Total Term Commitment (and the Term Commitments of each Lender) shall terminate in its entirety on the Closing Date.

(g)                                  Prepayment Premium.  The Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender a prepayment premium in connection with (x) any voluntary or optional prepayment (or repayment) of Term Loans pursuant to Section ~~3.1 or~~3.1, (y) any mandatory prepayment (or repayment) of Term Loans pursuant to Sections 3.2(a), (b) (other than with respect to a Recovery Event) or (d) or (z) any Repricing Transaction, in each case, made on or prior to the second anniversary of the ~~Closing Date in an amount not to exceed (i) in the event such prepayment or repayment occurs on or after the Closing Date, but on or prior to the first anniversary of the Closing Date, 2.00% of the principal amount of the Term Loans so prepaid or repaid during such period, and (ii) in the event such prepayment or repayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the~~

~~Closing Date,~~Third Amendment Effective Date in an amount equal to 1.00% of the principal amount of the Term Loans so prepaid or repaid, or subject to such Repricing Transaction, as the case may be, during such period.

3.3                               ~~3.3~~                               Conversion and Continuation Options.

(a)                                 The Borrower may elect from time to time to convert LIBOR Rate Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 p.m., New York City time, on the Business Day preceding the proposed conversion date; provided that any such conversion of LIBOR Rate Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to LIBOR Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 p.m., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a LIBOR Rate Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversions.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)                                 Any LIBOR Rate Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term Interest Period set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no LIBOR Rate Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

3.4                               ~~3.4~~                               Limitations on LIBOR Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of LIBOR Rate Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the LIBOR Rate Loans comprising each LIBOR Tranche shall be equal to $500,000 or integral multiples of $100,000 in excess thereof and (b) no more than seven (7) LIBOR Tranches shall be outstanding at any one time.

3.5                               ~~3.5~~                               Interest Rates and Payment Dates.

(a)                                 Each LIBOR Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

(b)                                 Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)                                  During the occurrence of any (x) Default or Event of Default with regard to Section 8(a) or (f) or (y) any other Event of Default, upon request written to the Administrative Agent by the Required Lenders, in each case, the Borrower shall pay interest on outstanding Obligations at a rate per annum equal to (i) in the case of Term Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 3.5 plus 2%, and (ii) in the case of other Obligations, the non-default rate then applicable to ABR Loans plus 2%.

(d)                                 Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section 3.5 shall be payable from time to time on demand.

(e)                                  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.6                               ~~3.6~~                               Computation of Interest and Fees.

(a)                                 Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of clause (a) or (b) of the definition of ABR, the interest thereon shall be calculated on the basis of a 365-day (or 366-day, as the case may be) year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a LIBOR Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)                                 Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, promptly deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.6(a).

3.7                               ~~3.7~~                               Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(a)                                 the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

(b)                                 the Administrative Agent shall have received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as reasonably determined and conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give written notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter but at least two (2) Business Days prior to the first day of such Interest Period.  If such notice is given (x) any Term Loans that were to have been converted on the first day of such Interest Period to LIBOR Rate Loans shall be continued as ABR Loans (the interest rate of which ABR Loans of such Lender shall, if necessary to avoid the circumstances described in such notice, be determined by the Administrative Agent without regard to clause (c) of the definition of ABR) and (y) any outstanding LIBOR Rate Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent (which notice the Administrative Agent agrees to withdraw promptly upon a determination that the condition or situation which gave rise to such notice no longer exists), no further LIBOR Rate Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to LIBOR Rate Loans.

3.8                               ~~3.8~~                               Pro Rata Treatment; Application of Payments; Payments.

(a)                                 Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages of the relevant Lenders.

(b)                                 Each payment (including each prepayment) on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans of the relevant tranche, if any, then held by the Lenders.  The amount of each principal prepayment of the Term Loans shall be applied to reduce the next four scheduled amortization payments of the Term Loans and then to the remaining installments as specified by the Borrower in the applicable notice of prepayment.  Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

(c)                                  All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)                                 Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(e)                                  Notwithstanding anything to the contrary contained herein, the provisions of this Section 3.8 shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

3.9                               ~~3.9~~                               Requirements of Law.

(a)                                 If the adoption of, taking effect of or any change in any Requirement of Law or in the administration, interpretation or application thereof or compliance by any Lender with any request, guideline or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (and, for purposes of this Agreement (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, pursuant to Basel III, in each case, are deemed to have gone into effect and adopted subsequent to the date hereof):

(i)                                     shall subject any Lender or Agent to any Tax of any kind whatsoever (other than Excluded Taxes, Indemnified Taxes and Other Taxes), with respect to its loans (including those made pursuant to this Agreement and any other Loan Document), loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)                                  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii)                               shall impose on such Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining LIBOR Rate Loans or, with respect to Taxes under clause (i) above, any Term Loan, or to reduce any amount receivable hereunder in respect thereof (whether of principal, interest or any other amount), then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled and setting forth in reasonable detail such increased costs.

(b)                                 If any Lender shall have determined that the adoption of, taking effect of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof (and, for purposes of this Agreement (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, pursuant to Basel III, in each case, are deemed to have gone into effect and adopted subsequent to the date hereof) shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity requirements), then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor setting forth in reasonable detail the charge and the calculation of such reduced rate of return, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)                                  A certificate as to any additional amounts payable pursuant to this Section 3.9 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.9 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.9 for any amounts incurred more than one hundred and eighty

(180) days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such one hundred and eighty (180) day period shall be extended to include the period of such retroactive effect.  The obligations of the Borrower pursuant to this Section 3.9 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.  The Borrower shall pay the Lender the amount shown as due on any certificate referred to above within ten (10) days after receipt thereof.

3.10                        ~~3.10~~                        Taxes.

(a)                                 Payments Free of Indemnified Taxes and Other Taxes.  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, provided that if any applicable withholding agent shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 3.10(a)) the applicable Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting or duplication of the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Indemnification by the Borrower.  Without duplication of Section 3.10(a), the Borrower shall indemnify each Agent and Lender, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 3.10) imposed on, paid or payable by, or required to be withheld or deducted from a payment to, such Agent or Lender, as the case may be, with respect to this Agreement or any other Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth the amount of such payment or liability (together with a copy of any applicable documents from the IRS or other Governmental Authority that asserts such claim) delivered to the Borrower by a Lender (with a copy to the relevant Agent), or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.10, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders.  Each Lender shall deliver to the Borrower and to the Administrative Agent, whenever reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction.  If any form, certification or other documentation provided by a Lender pursuant to this Section 3.10(e) (including any of the specific documentation described below) expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly notify the Borrower and the Administrative Agent in writing and shall promptly update or otherwise correct the affected documentation or promptly notify the Borrower and the Administrative Agent in writing that such Lender is not legally eligible to do so.  Notwithstanding anything to the contrary in this Section 3.10, the completion, execution and submission of documentation (other than documentation set forth in Section 3.10(f)(A), (f)(B)(i) through (iv) and (g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f)                                   Without limiting the generality of the foregoing,

(A)                               ~~(A)~~                               any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent duly completed and executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws (in such number of signed originals as shall be reasonably requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to U.S. federal backup withholding or information reporting requirements; and

(B)                               ~~(B)~~                               each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver duly completed and executed copies of whichever of the following is applicable to the Borrower and the Administrative Agent (in such number of signed originals as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement:

(i)                                     IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii)                                  IRS Form W-8ECI (or any successor thereto) claiming that specified payments (as applicable) under this Agreement or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States;

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit D-1, D-2, D-3 or D-4, as applicable (a “Tax Status Certificate”), to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower, within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest to be received is effectively connected with a U.S. trade or business and (y) IRS Form W-8BEN (or any successor thereto);

(iv)                              where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on behalf of the beneficial owner(s)); or

(v)                                 any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Requirements of Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

Notwithstanding anything to the contrary in this Section 3.10(f), no Lender shall be required to deliver any documentation pursuant to this Section 3.10(f) that it is not legally eligible to provide.

(g)                                  FATCA.  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall use commercially reasonable efforts to deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law and otherwise at such times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary to comply with FATCA obligations and to avoid the imposition of withholding obligations under FATCA with respect to such Lender.  Solely for purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)                                 Refunds.  If any Agent or Lender determines, in its good faith discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.10, it shall pay to the Borrower an amount, net of all expenses of such Agent or Lender (including any Taxes), as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) as would leave the Loan Party in the same economic position as it would have been if no such Indemnified Taxes or Other Taxes had been imposed; provided that the Borrower, upon the request of such Agent or Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or Lender in the event such Agent or Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection (h), in no event will the Agent or Lender be required to pay any amount to a Loan Party pursuant to this subsection (h) the payment of which would place the Agent or Lender in a less favorable net after-Tax position than the Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(i)                                     Survival.  The obligations of the Loan Parties under this Section 3.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments or this Agreement and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.11                        ~~3.11~~                        Indemnity.  The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) ~~default~~failure by the Borrower ~~in making~~to make a borrowing of, conversion into or continuation of LIBOR Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) ~~default~~failure by the Borrower ~~in making~~to make any prepayment of or conversion from LIBOR Rate Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of, or a conversion from, LIBOR Rate Loans on a day that is not the last day of an Interest Period with respect thereto or (d) any other default by the Borrower in the repayment of such LIBOR Rate Loans when and as required pursuant to the terms of this Agreement; provided, that the Borrower’s indemnification obligations shall not include any Lender’s loss of profit.  A certificate setting forth in reasonable detail the basis for requesting such amount actually incurred as to any amounts payable pursuant to this Section 3.11 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

3.12                        ~~3.12~~                        Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.9 or 3.10(a), (b) or (c) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender)  to designate another lending office for any Term Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage or any unreimbursed costs or expenses; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.9 or 3.10(a), (b) or (c).  The Borrower hereby agrees to pay all reasonable, documented costs and expenses incurred by any Lender in connection with any such designation.

3.13                        ~~3.13~~                        Replacement of Lenders.  The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 3.9 or 3.10(a) (such Lender, an “Affected Lender”), (b) is a Non-Consenting Lender or (c) is a Defaulting Lender, with a replacement financial institution or other entity; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of an Affected Lender, prior to any such replacement, such Lender shall have taken no action under Section 3.12 that ~~have~~has actually eliminated the continued need for payment of amounts owing pursuant to Section 3.9 or 3.10(a), (iii) the replacement financial institution or entity shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 3.11 if any LIBOR Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution or entity shall be an Eligible Assignee, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that, except in the case of clause (c) hereof, the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.9 or 3.10(a), as the case may be, (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender, and (ix) in the case of a Non-Consenting Lender, (A) the replacement financial institution or entity shall consent at the time of such assignment to each matter in respect of which the replaced Lender was a Non-Consenting Lender and (B) to the extent applicable, the Borrower shall pay any amounts due to such Non-Consenting Lender pursuant to Section 3.2(e).

3.14                        ~~3.14~~                        Evidence of Debt.

(a)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)                                 The Administrative Agent, on behalf of the Borrower (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 10.6(d), the assigning Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower), shall maintain the Register (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 10.6(d), a Related Party Register), in each case pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan made hereunder and any Note evidencing such Term Loan, the Type of such Term Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 10.6(d), the assigning Lender) hereunder from the Borrower and each Lender’s share thereof.

(c)                                  The entries made in the Register and the accounts of each Lender maintained pursuant to Section 3.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded (absent manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(d)                                 The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, of such Lender, substantially in the form of Exhibit E, with appropriate insertions as to date and principal amount.

3.15                        ~~3.15~~                        Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Rate Loans, continue LIBOR Rate Loans as such and convert ABR Loans to LIBOR Rate Loans shall forthwith be canceled and (b) such Lender’s Term Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to ABR Loans (the interest rate of which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without regard to clause (c) of the definition of ABR) on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a LIBOR Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

3.16                        Extension Offers.

(a)                                 Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders, on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans) and on the same terms to each such Lender, the Borrower may from time to time extend the maturity date and availability period of the Term Loans, and otherwise modify the terms of the Term Loans, pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of the Term Loans (and related outstandings) (each, an “Extension”, and each group of Term Loans as so extended, as well as the original Term Loans (in each case not so extended), being a “tranche”; any Extension Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which such Term Loans were converted, so long as the following terms are satisfied:  (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders and no Event of Default shall exist immediately after the effectiveness of any Extension Loan, (ii) except as to interest rates, fees, final maturity date and premium, which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender extended pursuant to any Extension (“Extension Loans”) shall have the same terms (save for any terms that apply solely after the latest maturity date of the Term Loans hereunder prior to giving effect to such Extension) as the tranche of Term Loans subject to such Extension Offer, (iii) the final maturity date of any Extension Loans shall be no earlier than the then latest maturity date of Term Loans hereunder, (iv) the Weighted Average to Life Maturity of the Extension Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) the amortization schedule applicable to the Extension Loans pursuant to Section 2.3 for the periods prior to the maturity date of the Term Loans hereunder shall not be increased, (vi) any Extension Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof), in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, and (ix) any applicable Minimum Extension Condition (as defined below) shall be satisfied unless waived by the Borrower.  For the avoidance of doubt, no Lender shall be required to participate in any Extension.

(b)                                 With respect to all Extensions consummated by the Borrower pursuant to this Section 3.16, the Extension Offer shall specify a minimum aggregate principal amount of Term Loans to be tendered (which shall not be less than $50,000,000) as a condition to the consummation of such Extension Offer (a “Minimum Extension Condition”).  The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 3.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extension Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 3.16.

(c)                                  No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof).  The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of the Term Loan so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 3.16.

(d)                                 In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 3.16.

(e)                                  The conversion of any Term Loans hereunder into Extension Loans in accordance with this Section 3.16 shall not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 4.                            ~~SECTION 4.~~                            REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Term Loans, the Borrower hereby represents and warrants on the Closing Date that:

4.1                               ~~4.1~~                               Financial Condition.  The (i) (x) GAAP audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the Borrower and (y) GAAP audited consolidated balance sheet and related statements of income, members’ equity and cash flows of the Target, in each case, for each of the fiscal years ended December 31, 2010, 2011 and 2012, (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of the 2013 fiscal year ending at least 45 days prior to the Closing Date, unaudited consolidated balance sheets and related statements of income and cash flows of each of the Borrower and the Target for such fiscal quarter, for the period elapsed from the beginning of the 2013 fiscal year to the end of such fiscal quarter and for the comparable periods of the preceding fiscal year (with respect to which independent auditors shall have performed an SAS 100 review), and (iii) forecasts of the financial performance of the Borrower and its Subsidiaries (giving pro forma effect to the Transactions) on an annual basis, through December 31, 2017, present fairly in all material respects the consolidated financial condition of the Borrower as at such time periods, and the consolidated results of its operations and its cash flows for such fiscal periods.  The forecasts referenced in clause (iii) in the immediately preceding sentence have been prepared in good faith based on the assumptions set forth therein, which the Borrower believed to be reasonable assumptions at the time such forecasts were prepared, and present fairly in all material respects on a Pro Forma Basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at and for each of the dates and periods set forth above, assuming that the events specified in the preceding sentence had actually occurred at such date or beginning of such period.

4.2                               ~~4.2~~                               No Change.  Since December 31, 2012, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3                               ~~4.3~~                               Corporate Existence; Compliance with Law.  Except as permitted under Section 7.3, each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, to the extent such concept is recognized in its jurisdiction of incorporation or organization, (b) has the organizational power and authority and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (d) is in compliance with the terms of its Organizational Documents and (e) is in compliance with the terms of all Requirements of Law (including Health Care Laws) and all Governmental Authorizations, except in case of clauses (b), (c) and (e), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.4                               ~~4.4~~                               Power; Authorization; Enforceable Obligations.  (a)  Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder.  (b)  Each Loan Party has taken all necessary organizational and other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement.  (c)  Subject to the Certain Funds Paragraph, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except those actions specified on Schedule 6.15 and except the filings referred to in Section 4.18 which filings have been, or will be, obtained or made and are in full force and effect on or before the Closing Date, and all applicable waiting periods shall have expired, in each case without any action being taken by any Governmental Authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions, other than any such consent, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect.  (d)  Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto.  (e)  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

4.5                               ~~4.5~~                               No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate (a) the Organizational Documents of any Loan Party, (b) any Requirement of Law (including any Health Care Laws), Governmental Authorization or any Contractual Obligation of any Group Member and (c) will not result in, or require, the creation or imposition of any Lien on any Group Member’s respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Liens permitted under Sections 7.2(f) and (n)), except for any violation set forth in clause (b) or (c) which could not reasonably be expected to have a Material Adverse Effect.

4.6                               ~~4.6~~                               Litigation and Adverse Proceedings.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, which would in any respect impair the enforceability of the Loan Documents, taken as a whole or (b) that could reasonably be expected to have a Material Adverse Effect, except litigation disclosed on the Borrower’s SEC filings prior to the Closing Date and set forth on Schedule XIV to the Perfection Certificate.

4.7          ~~4.7~~          Ownership of Property; Liens.

(a)           Each Group Member has title in fee simple (or local law equivalent) to all of its owned real property, a valid leasehold interest in all its leased real property, and good title to, or a valid leasehold interest in, license to, or right to use, all its other tangible Property material to its business, in all material respects, and no such Property is subject to any Lien except as permitted by Section 7.2, except, in each case, where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Set forth on Schedule 4.7(b) hereto is a complete and accurate list of all Real Property owned in fee by any Loan Party (together with any fee owned property acquired directly or indirectly by any Loan Party thereof after the Closing Date, the “Owned Properties”), showing as of the date hereof, and as of each other date such Schedule 4.7(b) is required to be supplemented hereunder, the street address, state, record owner and gross book value thereof.  Each such Loan Party has good, marketable and insurable fee simple title to such Real Property, free and clear of all Liens, other than Permitted Liens.

(c)           Set forth on Schedule 4.7(c) is a complete and accurate list of all leases of real property under which any Loan Party is the lessee (the “Leased Properties”), showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, and lessee thereof.  Except as set forth on Schedule 4.7(c), the Leased Property leases are valid, binding, enforceable and in full force and effect, and the Borrower or other applicable Loan Party holds a valid and existing leasehold interest under each such lease, subject to proper authorization and execution of such lease by the other party and the application of any bankruptcy, insolvency or creditor’s rights laws.

4.8          ~~4.8~~          Intellectual Property.  All Intellectual Property owned by the Group Members is owned free and clear of all Liens other than (i) as permitted by Section 7.2, Section 7.4 or the Security Documents, (ii)  licenses granted in the ordinary course of business (including, without limitation, in connection with the sale or provision by Group Members of products or services or the grant of rights to licensees to manufacture, use, sell, offer to sell or import products or to use, sell or offer to sell processes or services) in existence as of the date hereof and any amendment, renewal or extension thereof or thereto, and (iii) as could not reasonably be expected to have a Material Adverse Effect.  Except as could not reasonably be expected to have a Material Adverse Effect:  (a) to the knowledge of the Borrower, the conduct of, and the use of Intellectual Property in, the business of the Group Members as currently conducted (including the products and services of the Group Members) does not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any other Person; (b) there is no such outstanding claim asserted in writing (including in the form of offers or invitations to obtain a license), threatened in writing or pending before any Governmental Authority against any Group Member; (c) to the knowledge of the Borrower, no Person is infringing, misappropriating, or otherwise violating any Intellectual Property of any Group Member, and there has been no such claim asserted or threatened against any third party by any Group Member or any Loan Party or any other Person, except claims disclosed on the Borrower’s SEC filings prior to the Closing Date and set forth on Schedule XIV to the Perfection Certificate; (d) each Group Member has taken all formal or procedural actions (including payment of fees) necessary to maintain the Intellectual Property owned by it; and (e) each Group Member has complied in all material respects with all applicable laws, as well as its own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by such Group Member.

4.9          ~~4.9~~          Taxes.  Each Loan Party has filed or caused to be filed all federal, state and other material tax returns that are required to be filed by it and all such tax returns are true, correct, and complete in all material respects; each Loan Party has paid all federal, state and other taxes and any assessments made in writing against it or any of its property by any Governmental Authority (other than any which are not yet due or the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party); no tax Lien has been filed (other than for taxes not yet due or the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party); and no Loan Party is aware of any proposed or pending tax assessments, deficiencies or audits with respect to such Loan Party that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

4.10        ~~4.10~~        Federal Reserve Regulations.  No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.  No part of the proceeds of any extension of credit under this Agreement will be used for any purpose that violates or would be inconsistent with the provisions of Regulation T, U or X of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.11        ~~4.11~~        Labor Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act, as amended, or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance or other similar employee taxes have been paid or accrued as a liability on the books of the relevant Group Member.

4.12        ~~4.12~~        ERISA.

(a)           No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan, and each Plan is in compliance in all respects with the applicable provisions of ERISA and the Code, except for such failures to comply, in the aggregate for all such failures, that could not reasonably be expected to have a Material Adverse Effect.  Schedule SB, (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan (if any), copies of which have been filed with the United States Department of Labor and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, except as could not reasonably be expected to have a Material Adverse Effect, and since the date of such Schedule SB there has been no material adverse change in such funding status.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans), if any, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $25,000,000.  Neither any Group Member nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.  Neither any Group Member nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in Reorganization, Insolvent or has been determined to be in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA, and no such Multiemployer Plan is reasonably expected to be in Reorganization, Insolvent or in “endangered” or “critical” status.

(b)           All Non-U.S. Pension Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such failures to comply, in the aggregate for all such failures, that could not reasonably be expected to have a Material Adverse Effect.  All premiums, contributions, and any other amounts required by applicable Non-U.S. Pension Plan documents or applicable laws have been paid or accrued as required, except for premiums, contributions and amounts that, in the aggregate for all such obligations, could not reasonably be expected to have a Material Adverse Effect.

4.13        ~~4.13~~        Investment Company Act; Other Regulations.  No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.  No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board, as amended) that limits its ability to incur Indebtedness.

4.14        ~~4.14~~        Capital Stock and Ownership Interests of Subsidiaries.  Schedule 4.14 sets forth the name and jurisdiction of formation or incorporation of each Group Member and, as to each such Group Member other than the Borrower or the Parent (as of the Third Amendment Effective Date), states the authorized and issued capitalization of such Group Member, the beneficial and record owners thereof and the percentage of each class of Capital Stock owned by any Loan Party.  Except as listed on Schedule 4.14, as of the Closing Date, no Group Member owns any interests in any joint venture, partnership or similar arrangements with any Person.

4.15        ~~4.15~~        Use of Proceeds.  The proceeds of the Term Loans incurred on the Closing Date shall be used to finance a portion of the Merger consideration and to pay fees and expenses related to the Transactions.

4.16        ~~4.16~~        Environmental Matters.  Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)           the facilities and properties currently or formerly owned, leased or operated by any Group Member (the “Group Member Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

(b)           no Group Member has received nor is aware of any claim, demand, notice of violation, noncompliance, or actual or potential liability with respect to any Environmental Laws with regard to any of the Properties or relating to any Group Member, nor does the Borrower have knowledge or reason to believe that any such claim, demand or notice will be received or is being threatened;

(c)           Materials of Environmental Concern have not been transported or disposed of from the Properties by any Group Member or, to the Borrower’s knowledge, by any other person in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

(d)           no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or, to the Borrower’s knowledge, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or relating to any Group Member;

(e)           there has been no Release or threat of Release of Materials of Environmental Concern at, on, under or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws;

(f)            each Group Member, the Properties and all operations at the Properties are in compliance, and, to the Borrower’s knowledge, have been in compliance, with all applicable Environmental Laws; and

(g)           no Group Member has assumed any liability of any other Person under Environmental Laws, nor is any Group Member paying for or conducting , in whole or in part,  any response or other corrective action to address any Materials of Environmental Concern at any location pursuant to any Environmental Law.

4.17        ~~4.17~~        Accuracy of Information, etc.  No written statement contained in any document, certificate or statement furnished by any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (including the Confidential Information Memorandum), when taken as a whole, contained as of the date such statement, information, document or certificate was furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made; provided, however, that with respect to projections, the Borrower represents only that the same were prepared in good faith and are based upon assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, is by its nature inherently uncertain and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount; it being understood that for purposes of this Section 4.17 such information shall not include information of a general economic or industry-specific nature contained in the materials referenced above.

4.18        ~~4.18~~        Security Documents.  The Guarantee and Collateral Agreement and each other Security Document is, or upon execution, will be, effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid first priority security interest in the Collateral described therein (to the extent a security interest can be created therein under the Uniform Commercial Code, ~~where applicable~~in the case of the Guarantee and Collateral Agreement.  In the case of the Pledged Equity Interests described in the Guarantee and Collateral Agreement, when stock or interest certificates representing such Pledged Equity Interests (along with properly completed stock or interest powers and, where applicable, stock transfer forms, in each case, endorsing the Pledged Equity Interest and executed by the owner of such shares or interests) are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement or any other Security Document (other than deposit accounts), when financing statements and other filings specified on Schedule 4.18 in appropriate form are filed in the offices specified on Schedule 4.18(a), the Collateral Agent, for the benefit of the Secured Parties, shall, under New York law, have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing a UCC financing statement or subject to any customary reservations and qualifications contained in customary legal opinions rendered under the laws of the applicable jurisdiction, perfection can be obtained by the appropriate filing under such other applicable law, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 7.2) subject in the case of the Intellectual Property that is the subject of any application or registration in the United States Patent and Trademark Office or the United States Copyright Office (other than intent to use Trademark applications), to the recordation of appropriate evidence of the Collateral Agent’s Lien in the United States Patent and Trademark Office and/or United States Copyright Office, as appropriate, and the taking of actions and making of filings necessary under the applicable Requirements of Law to obtain the equivalent of perfection.  In the case of Collateral that consists of deposit accounts, securities accounts and/or commodity accounts, each of which are listed in Schedules I and II of the Perfection Certificate with appropriate identifying information, when a Control Agreement is executed and delivered by all parties thereto with respect to such accounts, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, prior and superior to any other Person except as provided under the applicable Control Agreement with respect to the financial institution party thereto.

4.19        ~~4.19~~        Solvency.  The Borrower and its Subsidiaries (on a consolidated basis), after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, will be Solvent.

4.20        ~~4.20~~        Senior Indebtedness.  The Obligations constitute “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) of each Loan Party under and as defined in any documentation relating to Subordinated Indebtedness.

4.21        No Default.  No Default or Event of Default is continuing or has or could reasonably be expected to result from the making of the Term Loans or the entry into, performance of, or any transaction contemplated by, any Loan Document.

4.22        ~~4.22~~        Anti-Terrorism Laws.

(a)           None of the Loan Parties, nor any Subsidiary of the Borrower or any director, officer or employee thereof, nor, to the Borrower’s knowledge, any agent or representative of the Borrower acting or benefiting in any capacity in connection with the Term Loans or other transactions hereunder or any of its Subsidiaries, is, or is owned or controlled by any of the following (each a “Blocked Person”):

(i)            a Person that is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”);

(ii)           a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)          a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person that is located, organized or resident in a country or territory that is the subject of U.S. sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria);

(v)           a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(vi)          a Person that is named as a “specially designated national” on the most current list published by the United States Treasury Department’s Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vii)         a Person who is affiliated or associated with a person listed above.

(b)           No Loan Party, or, to the knowledge of any Loan Party, any of its Subsidiaries, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(c)           No Loan Party, or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Term Loans or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(d)           The Borrower will not, directly or indirectly, use the proceeds of the Term Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person for the purpose of funding or financing the activities of any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of any U.S. sanctions administered by OFAC, or in any other manner that will result in a violation of Anti-Terrorism Laws by any Person.

(e)           To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act.  No part of the proceeds of the Term Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) and the Borrower and its Subsidiaries and affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with the FCPA in all material respects and this Section 4.22.

4.23        ~~4.23~~        Insurance.  Schedule XV of the Perfection Certificate sets forth a true, complete and correct description of all material property and general liability insurance maintained by or on behalf of each Loan Party as of the Closing Date.  As of such date, such insurance is in full force and effect.

SECTION 5.         ~~SECTION 5.~~         CONDITIONS PRECEDENT

5.1          Conditions to Initial Extension of Credit.  The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction or waiver, prior to or concurrently with the making of such extension of credit on the Closing Date of the following conditions precedent:

(a)           Loan Documents.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by each of the Administrative Agent, the Collateral Agent, the Borrower and each other Loan Party that is a party hereto and each Person that is a Lender as of the Closing Date, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each other Loan Party that is a party thereto, (iii) a Perfection Certificate executed and delivered by the Borrower, (iv) a Note executed by the Borrower in favor of each Lender that has requested a Note and (v) the Engagement Letter, executed and delivered by the Borrower and the Lead Arranger.

(b)           Transactions.  The following transactions shall have been or shall concurrently be consummated, in each case on terms and conditions reasonably satisfactory to each Agent and each Lender:

(i)            the Merger shall be consummated prior to the initial funding of the Term Loans in accordance with the Merger Documentation;

(ii)           the Administrative Agent shall have received reasonably satisfactory evidence that Merger Sub shall have merged with and into the Borrower; and

(iii)          the Refinancing Transaction shall have been consummated in full to the reasonable satisfaction of the Lenders with all Liens in favor of the existing lenders thereunder being unconditionally released; the Administrative Agent shall have received executed “pay-off” letters in form and substance reasonably satisfactory to the Administrative Agent with respect to the Existing Credit Agreements and the Administrative Agent shall have received such UCC termination statements together with any other release documentation reasonably requested by the Administrative Agent; provided that, to the extent the Indebtedness outstanding pursuant to the Fifth Street Credit Agreement is set forth on Schedule 7.1, the Administrative Agent shall receive written confirmation of the repayment in full of all such Indebtedness from the lenders thereunder no later than 12:00 Noon, New York City time, on April 29, 2013.

(c)           Financial Statements.  The Lead Arranger and the Administrative Agent shall have received prior to the Closing Date the financial statements described in Section 4.1.

(d)           Lien Searches.  The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.2 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(e)           Fees.  The Borrower and its Subsidiaries shall have paid all fees then payable under, the Fee Letter.  The Lenders, the Lead Arranger and the Agents shall have received payment for all reasonable and documented costs and expenses required to be paid (including without limitation reasonable fees and disbursements of counsel) on or prior to such date under the terms of the Loan Documents to the extent invoiced one Business Day prior to the Closing Date.

(f)            Closing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the incurrence of the Term Loans hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the Closing Date, (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (i)) and (D) a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from the Secretary of State of the state of its organization and (ii) a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in this Section 5.1(f).

(g)           Legal Opinions.  The Administrative Agent shall have received the legal opinion of Morgan, Lewis & Bockius LLP, New York counsel to the Borrower and its Subsidiaries, in form reasonably acceptable to the Administrative Agent and addressed to the Agents and the Lenders.

(h)           Pledged Equity Interests; Stock Powers; Pledged Notes.  The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, if applicable, together with an undated stock power or, if applicable, blank stock transfer, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(i)            Filings, Registrations and Recordings.  Subject in each case to the Certain Funds Paragraph, each document (including any Uniform Commercial Code financing statement and any Intellectual Property Security Agreement, and other than except those documents specified on Schedule 6.15) required by the Guarantee and Collateral Agreement or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.2), shall be in proper form for filing, registration or recordation; notwithstanding the foregoing, in no event shall any filing, registration or recordation outside the United States be required to perfect a Lien against a Domestic Subsidiary’s Collateral that is located outside the United States.

(j)            Solvency Certificate.  The Administrative Agent shall have received a solvency certificate in the form of Exhibit J, executed as of the Closing Date by the chief financial officer of the Borrower.

(k)           No Legal Bar.  The borrowings and the use of the proceeds thereof on the Closing Date do not violate (a) the Organizational Documents of any Loan Party, (b) any Requirement of Law (including any Health Care Laws), Governmental Authorization or

any Contractual Obligation of any Group Member and (c) will not result in, or require, the creation or imposition of any Lien on any Group Member’s respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Liens permitted under Sections 7.2(f) and (n)), except for any violation set forth in clause (b) or (c) which could not reasonably be expected to have a Material Adverse Effect.

(l)            Patriot Act, Etc.  The Lenders shall have received, no later than 3 Business Days in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested in writing by the Administrative Agent at least 10 days prior to the Closing Date.

(m)          Closing Date Material Adverse Effect.  Except as set forth in the disclosure schedules accompanying the Merger Agreement (provided that, any information set forth in any such schedule or incorporated in any section of the Merger Agreement shall be considered to have been set forth in each other schedule to the Merger Agreement and shall be deemed to modify this clause (m), in each case, if the relevance of the disclosure set forth in such schedule to another schedule or this clause (m) is reasonably apparent on the face of such disclosure schedules to the Merger Agreement), since December 31, 2012, there shall not have occurred a Closing Date Material Adverse Effect.

(n)           Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to Sections 4.3(a) and (b), 4.4(a), (b) and (d), 4.10, 4.13, 4.18, 4.19 and 4.22 shall be true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect) on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect) on and as of such specific date).

(o)           Merger Agreement Representations and Warranties.  Except as set forth in the schedules to the Merger Agreement, each of the representations and warranties made by the Target in the Merger Agreement that are material to the interests of the Lenders shall be true and correct as of such date as if made on and as of such date, but only to the extent the Borrower or one of its Subsidiaries has the right to terminate its obligations under the Merger Agreement or no longer has any obligation to close the Merger as a result of a breach or inaccuracy of any such representation or warranty in the Merger Agreement.

(p)           Notices.  The Borrower shall have delivered to the Administrative Agent the notice of borrowing for such extension of credit in accordance with this Agreement.

In determining the satisfaction of the conditions specified in this Section 5.1, (x) to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Closing Date that the respective item or matter does not meet its satisfaction and (y) in determining whether any Lender is aware of any fact, condition or event that has occurred and which could reasonably be expected to have a Material Adverse Effect, each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Closing Date of such fact, condition or event shall be deemed not to be aware of any such fact, condition or event on the Closing Date.  Upon the Administrative Agent’s good faith determination that the conditions specified in this Section 5.1 have been met (after giving effect to the preceding sentence), then the Closing Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Closing Date shall not release Borrower or any Loan Party (or any of their respective Affiliates) from any liability for failure to satisfy one or more of the applicable conditions contained in this Article V).

Notwithstanding anything to the contrary contained above in this Section 5.1, to the extent any Collateral is not provided (or any related required actions under this Section 5.1 are not taken) on the Closing Date after the Loan Parties’ use of commercially reasonable efforts to do so, the delivery of such Collateral (and the taking of the related required actions) (including, without limitation,  delivery of insurance certificates with respect thereto) shall not constitute a condition precedent to the extensions of credit under this Agreement on the Closing Date but shall instead be required to be delivered (or taken) after the Closing Date in accordance with the requirements of Section 6.9, but in no event later than 90 days after the Closing Date (as such period may be extended by the Administrative Agent in its reasonable discretion), except that (A) with respect to the perfection of security interests in UCC Filing Collateral, each Loan Party shall be obligated to deliver or cause to be delivered necessary Uniform Commercial Code financing statements to the Collateral Agent in proper form for filing and to irrevocably authorize and to cause the applicable Loan Parties to irrevocably authorize, the Collateral Agent to file necessary Uniform Commercial Code financing statements, (B) with respect to perfection of security interests in Stock Certificates representing Capital Stock, each such Loan Party shall be obligated to deliver to the Collateral Agent Stock Certificates together with undated stock powers in blank and (C) with respect to the perfection of security interests in Intellectual Property, each Loan Party shall be obligated to deliver a short form security agreement for filing with the United States Patent and Trademark Office and the United States Copyright Office (which need only include factual information with respect to such Intellectual Property to the extent such information is provided by the Sellers (as defined in the Merger Agreement) under the Merger Agreement) (this paragraph, the “Certain Funds Paragraph”).

5.2          ~~5.2~~          Conditions to Each Incremental Term Loan.  The agreement of each Incremental Lender to make any Incremental Term Loan is subject to the satisfaction of the following conditions precedent:

(a)           Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect) on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect) on and as of such specific date).

(b)           No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c)           Notices.  The Borrower shall have delivered to the Administrative Agent, the notice of borrowing or application, as the case may be, for such extension of credit in accordance with this Agreement.

(d)           No Legal Bar.  The borrowing of Incremental Term Loans and the use of the proceeds thereof do not violate (a) the Organizational Documents of any Loan Party, (b) any Requirement of Law (including any Health Care Laws), Governmental Authorization or any Contractual Obligation of any Group Member and (c) will not result in, or require, the creation or imposition of any Lien on any Group Member’s respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Liens permitted under Sections 7.2(f) and (n)), except for any violation set forth in clause (b) or (c) which could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.         ~~SECTION 6.~~         AFFIRMATIVE COVENANTS

~~The~~Each of the Parent and the Borrower hereby agrees that, so long as the Commitments remain in effect, or any Term Loan or other amount is owing to any Lender or Agent hereunder (other than unasserted contingent indemnification obligations), each of the Parent and the Borrower shall and shall cause each of its Restricted Subsidiaries to:

6.1          ~~6.1~~          Financial Statements.  Furnish to the Administrative Agent for prompt further distribution to each Lender:

(a)           as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the ~~Borrower~~Parent, (i) a copy of the audited consolidated balance sheet of the ~~Borrower~~Parent and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income or operations, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing and (ii) a narrative report and management’s discussion and analysis, in customary form, of the financial condition and results of operations of the ~~Borrower~~Parent for such fiscal year, as compared to amounts for the previous fiscal year;

(b)           as soon as available, but in any event on the date forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of the ~~Borrower~~Parent, (i) the unaudited consolidated balance sheet of the ~~Borrower~~Parent and its consolidated Subsidiaries as at the end of such quarter, the related unaudited consolidated statements of income or operations, for such quarter and cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the ~~Borrower~~Parent as fairly presenting in all material respects the financial condition, results of operation, stockholders’ equity and cash flows of the ~~Borrower~~Parent in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) a narrative report and management’s discussion and analysis, in customary form, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year; ~~and~~

(c)           if the ~~Borrower~~Parent has been de-listed from the NASDAQ Stock Market, at such time as reasonably determined by the Administrative Agent, after the financial statements of the ~~Borrower~~Parent and its consolidated Subsidiaries are required to be delivered pursuant to Sections 6.1(a) and (b), the ~~Borrower~~Parent shall participate in a conference call to discuss results of operations of the ~~Borrower~~Parent and its consolidated Subsidiaries with the Lenders~~.~~;

(d)           concurrently with any delivery of financial statements under clause (a) or (b) above (commencing with the financial statements delivered for the fiscal quarter ending March 31, 2015), a certificate of the chief financial officer of the Parent demonstrating compliance with Section 7.14 (including a schedule setting forth a reasonably detailed calculation of Consolidated EBITDA for the applicable period); and

(e)           ~~(d)~~ as soon as they are available after the Closing Date, pro forma consolidated and consolidating balance sheet and related statements of income and cash flows for the Borrower (the “Pro Forma Financial Statements”), as well as pro forma Consolidated EBITDA calculation, for the last fiscal year covered by the financial statements referenced by Section 4.1(i) and for the latest twelve-month period ended with the latest period covered by the unaudited financial statements required by Section 4.1(ii), promptly after the historical financial statements for such periods are available, in each case after giving effect to the Transactions.  The Pro Forma Financial Statements referenced in the immediately preceding sentence shall be prepared in good faith based on the assumptions set forth therein, which the Borrower believed to be reasonable assumptions at the time such Pro Forma Financial Statements were prepared, and shall present fairly in all material respects on a Pro Forma Basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at and for each of the dates and periods set forth above, assuming that the events specified in the preceding sentence had actually occurred at such date or beginning of such period.

All such financial statements shall be in accordance with GAAP applied consistently throughout the periods reflected therein and other than as disclosed therein with prior periods.

Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC or any comparable agency in any applicable jurisdiction) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the ~~Borrower~~Parent posts such documents, or provides a link thereto on the ~~Borrower~~Parent’s website on the Internet; or (ii) on which such documents are posted on the Parent’s or the Borrower’s behalf on an

Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) (the “Platform”); provided that, (x) to the extent the Administrative Agent or any Lender so requests, the Parent or the Borrower (as applicable) shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Parent or the Borrower (as applicable) shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to herein, and in any event shall have no responsibility to monitor compliance by the Parent or the Borrower (as applicable) with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.2          ~~6.2~~          Certificates; Other Information; ERISA.  Furnish to the Administrative Agent and the Collateral Agent (as applicable) (or, in the case of clause (e), to the relevant Lender):

(a)           concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of the ~~Borrower~~Parent stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and setting forth information and calculations necessary for determining the First Lien Secured Leverage Ratio and the Total Leverage Ratio in effect as of the date of such certificate, and (ii) a Perfection Certificate Supplement, together with a certification that all Intellectual Property listed thereon as acquired or created during the period covered thereby is subject to valid, enforceable, perfected first priority Liens (subject to Liens permitted by Section 7.2) as required by Section 6.9 and the Security Documents;

(b)           as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the ~~Borrower~~Parent, projections for the following fiscal year shown on a quarterly basis (including consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the ~~Borrower~~Parent stating that such Projections are based on estimates, information and assumption believed by such Responsible Officer to be reasonable at the time prepared, it being understood that actual results may vary from such projections and that such variations may be material;

(c)           promptly after the same are sent, copies of all financial statements, reports and material notices that the Parent or the Borrower sends to the holders of any class of its Indebtedness or public equity securities and, promptly after the same are filed, copies of all annual, regular or periodic and special reports and registration statements which the Loan Parties may file or be required to file with the SEC or any comparable agency in any applicable jurisdiction and not otherwise required to be delivered to the Administrative Agent pursuant hereto, and, promptly, and in any event within ten (10) Business Days, after receipt thereof by the Parent or the Borrower or any Subsidiary thereof, copies of each written notice or other correspondence received from the SEC or comparable agency in any applicable foreign jurisdiction concerning any investigation or potential investigation or other inquiry by such agency regarding the financial or other operational results of the Parent, the Borrower or any Subsidiary thereof;

(d)           promptly, after any request by the Administrative Agent, any final “management” letter submitted by such accountants to the board of directors of the Parent or the Borrower in connection with their annual audit;

(e)           promptly, such additional financial and other information regarding the business, financial or corporate affairs of the ~~Borrower~~Parent or any of its Restricted Subsidiaries as the Administrative Agent (for itself or on behalf of any Lender) may from time to time reasonably request, including, without limitation, other information with respect to the Patriot Act; provided, that (other than with respect to the Patriot Act or where waiver of such privilege will not be adverse to the ~~Borrower~~Parent in the good faith opinion of the ~~Borrower~~Parent’s counsel) if the disclosure of any requested information would compromise any attorney-client privilege, that has not been or will not be waived, the ~~Borrower~~Parent shall make available redacted versions of requested documents or portions of documents that are the subject of such attorney-client privilege or, if unable to do so consistent with the preservation of such attorney-client privilege, shall endeavor in good faith otherwise to disclose information responsive to the Administrative Agent’s requests in a manner that will protect such attorney-client privilege;

(f)            (i) promptly, and in any event within ten (10) Business Days after any Group Member or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Group Member describing such ERISA Event and the action, if any, that such Group Member or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) promptly, and in any event within ten (10) Business Days after the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

(g)           promptly, and in any event within ten (10) Business Days after receipt thereof by any Group Member or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(h)           promptly, and in any event within thirty (30) days after the filing thereof with the United States Department of Labor, copies of each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan; and

(i)            promptly, and in any event within ten (10) Business Days after receipt thereof by any Group Member or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, or (ii) such Multiemployer Plan is in Reorganization, Insolvent or a determination has been made that the Multiemployer Plan is in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA and (iii) the amount of liability incurred, or that may be incurred, by such Group Member or any ERISA Affiliate in connection with any event described in clause (i) or (ii).

6.3          ~~6.3~~          Taxes.  (a) Completely and correctly file or cause to be filed all federal, state and other material tax returns that are required to be filed by any Group Member; and (b) pay all federal, state and other taxes, assessments, fees or other charges imposed on it or any of its property by any Governmental Authority before they become delinquent, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.4          ~~6.4~~          Maintenance of Existence; Compliance.

(a)           (i) Preserve, renew and keep in full force and effect its organizational existence except as permitted hereunder and (ii) take all reasonable action to maintain all rights, privileges, franchises and permits necessary or desirable in the normal conduct of its business, including, without limitation, all necessary Governmental Authorizations, except, in each case, as otherwise permitted by Section 7.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)           comply with all Contractual Obligations, Organizational Documents and Requirements of Law (including, without limitation, and as applicable, Health Care Laws, ERISA, OFAC, FCPA and the Code) except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5          ~~6.5~~          Maintenance of Property; Insurance.  (a) Except as permitted by Section 7.4, keep all material Property useful and necessary in its business in good working order and condition, ordinary wear and tear and obsolescence excepted, except if failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar business operating in the same or similar locations.  Within a reasonable time after the Closing Date, the umbrella liability insurance and property insurance of the Group Members shall (i) name the Administrative Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names Collateral Agent, on behalf of Lenders as the loss payee thereunder and provides for at least thirty days prior written notice to Collateral Agent of any cancellation of such policy and (c) if any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the ~~Borrower~~Parent shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.6          ~~6.6~~          Inspection of Property; Books and Records; Discussions.  (a)  Keep proper books of records and account in which full, true and correct in all material respects entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities and (b) subject to the ~~Borrower~~Parent’s and each Restricted Subsidiary’s internal policies for the protection and preservation of Intellectual Property or other non-financial proprietary information, permit representatives of the Administrative Agent who may be accompanied by any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and upon reasonable advance notice to the ~~Borrower~~Parent and to discuss the business, operations, properties and financial and other condition of the Group Members with the officers of the Group Members and with their independent certified public accountants (provided that the ~~Borrower~~Parent or its Subsidiaries may, at their option, have one or more employees or representatives present at any discussion with such accountants); provided that unless an Event of Default has occurred or is continuing, only one (1) such visit in any calendar year shall be conducted at the ~~Borrower~~Parent’s expense and provided, further, that if the disclosure of any requested information would compromise any attorney-client privilege (other than where waiver of such privilege will not be adverse to the ~~Borrower~~Parent in the good faith opinion of the ~~Borrower~~Parent’s counsel), that has not been or will not be waived or waiver thereof will be materially adverse to the ~~Borrower~~Parent, the ~~Borrower~~Parent shall make available redacted versions of requested documents or portions of documents that are the subject of such attorney-client privilege or, if unable to do so consistent with the preservation of such attorney-client privilege, shall endeavor in good faith otherwise to disclose information responsive to the Administrative Agent’s requests in a manner that will protect such attorney-client privilege.

6.7          ~~6.7~~          Notices.  Give notice to the Administrative Agent promptly after any Loan Party obtains knowledge of:

(a)           the occurrence of any Default or Event of Default;

(b)           any litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, which (if adversely determined) could reasonably be expected to have a Material Adverse Effect;

(c)           any litigation or proceeding affecting any Group Member (i) which (if adversely determined) could reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document;

(d)           the following events, as soon as possible and in any event within thirty (30) days after a Responsible Officer of the Parent or the Borrower obtains actual knowledge thereof:  (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to any Single Employer Plan or Multiemployer Plan, the creation of any Lien against the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan or Multiemployer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any

Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Parent, the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

(e)           any other development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Parent, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8          ~~6.8~~          Environmental Laws.

(a)           Comply with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants, subtenants, and other persons using or occupying the Properties, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)           Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.9          ~~6.9~~          Post-Closing; Additional Collateral, etc.

(a)           With respect to any property acquired after the Closing Date by any Loan Party as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien (other than (x) any property described in paragraph (b), (c), (d) or (f) below~~,~~ and (y) property that is not required to become subject to Liens in favor of the Collateral Agent pursuant to the Loan Documents ~~and (z) solely with respect to the following clauses (ii) and (iii), any non U.S. property of a Domestic Subsidiary (for the avoidance of doubt, a Domestic Subsidiary shall be required to grant a security interest in all Collateral wherever located)~~), (i) execute and deliver to the Collateral Agent such amendments to the applicable Security Document or such other Security Documents or other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property, (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including, the filing of Uniform Commercial Code financing statements (or their equivalents in any applicable jurisdiction) in such jurisdictions as may be required by the applicable Security Document or by law and, in the case of Intellectual Property subject to a United States federal registration or federal application (or any equivalent registration or application in any applicable jurisdiction), as promptly as practicable, the delivery for filing of an Intellectual Property Security Agreement suitable for recordation in the United States Patent and Trademark Office, the United States Copyright Office (or any equivalent filing or instrument in any other applicable jurisdiction), or such other instrument in form and substance reasonably acceptable to the Administrative Agent, or as may be reasonably requested by the Collateral Agent and (iii) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be customary in form and substance reasonably satisfactory to the Collateral Agent; provided that, notwithstanding the foregoing, with respect to any property owned by (x) the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries) as of the Third Amendment Effective Date, the requirements of this clause (a) shall be subject to the Third Amendment Certain Funds Paragraph and (y) a Non-N.A. Loan Party as of the Third Amendment Effective Date, or acquired by the Non-N.A. Loan Party thereafter, the requirements of this clause (a) shall be subject to the Agreed Guarantee and Security Principles.

(b)           With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 owned or acquired on or after the Closing Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.2(g)), promptly (but in any event within 60 days, or as such later date the Administrative Agent may agree) (i) execute and deliver a first priority Mortgage subject to Liens permitted under clause (i) of Section 7.2 hereof, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) provide the Secured Parties with (x) (in the case of real property located outside the U.S. only if customary in the relevant non-U.S. jurisdiction) a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably acceptable to the Collateral Agent, provided that in jurisdictions that impose mortgage recording taxes, the Security Documents shall not secure indebtedness in an amount exceeding 105% of the fair market value of the Mortgaged Property, as reasonably determined in good faith by the Loan Parties and reasonably acceptable to Collateral Agent), as well as a Survey thereof (except that a new Survey will not be required except to the extent necessary to delete the so called “survey exceptions” in any such policy of title insurance) and (y) any consents or estoppels deemed necessary or reasonably advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) deliver to the Collateral Agent legal opinions relating to, among other things, the enforceability, perfection, due authorization, execution and delivery of the applicable Mortgage, which opinions shall be in customary form and substance reasonably satisfactory to the Collateral Agent and (iv) for real property located in the United States deliver to the Administrative Agent a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), and if such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance confirming that such insurance has been obtained, which certificate shall be in a form and substance reasonably satisfactory to the Administrative Agent, and any and all other documents as the Collateral Agent may reasonably request, in each case, in form and substance reasonably satisfactory to the Collateral Agent; provided that, (x) with respect to any real property located outside the United States of America or Canada, the requirements of this clause (b) shall be subject to the Agreed Guarantee and Security Principles and (y) with respect to any real property owned by the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries) as of the Third Amendment Effective Date, the requirements of this clause (b) shall be subject to the Third Amendment Certain Funds Paragraph.

(c)           With respect to any new Restricted Subsidiary created or acquired after the Closing Date by any Loan Party (including any such Subsidiary that ceases to an Unrestricted Subsidiary), within sixty (60) days after such acquisition or formation~~, in the case of any Domestic Subsidiary~~ (or such later date as the Administrative Agent may agree) (i) execute and deliver to the Collateral Agent, such Security Documents as the Administrative Agent deems necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary that is owned by any Loan Party, (ii) deliver to the Collateral Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary that is a Wholly Owned Subsidiary or is acquired in a Permitted Acquisition (A) to become a party to the applicable Security Documents, (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject to Liens permitted by Section 7.2 hereof) in all or substantially all, or any portion of the property of such new Subsidiary that is required to become subject to a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents as the Administrative Agent shall determine, in its reasonable discretion, including the filing of Uniform Commercial Code financing statements (or their equivalents in any applicable jurisdiction) in such jurisdictions as may be required by the Guarantee and Collateral Agreement (or any other applicable Security Documents) or by law or as may be requested by the Collateral Agent and (C) to deliver to the Collateral Agent a customary secretary’s certificate of such Subsidiary substantially in the same form delivered on the Closing Date and reasonably satisfactory to the Administrative Agent with appropriate attachments, and (iv) if reasonably requested by the Collateral Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance reasonably satisfactory to the Collateral Agent; provided however, that in no event shall (x) any such Subsidiary that is a CFC of the Borrower be required to pledge any property and (y) more than 66% of the total common stock of any such new Subsidiary that is a CFC of the Borrower be required to be so pledged; provided, further that, (x) with respect to any Restricted Subsidiary that is a Non-N.A. Loan Party, the requirements of this clause (c) shall be subject to the Agreed Guarantee and Security Principles and (y) with respect to any Restricted Subsidiary owned by the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries) as of the Third Amendment Effective Date, the requirements of this clause (c) shall be subject to the Third Amendment Certain Funds Paragraph.

(d)           ~~With respect to any new Foreign Subsidiary that is a Wholly Owned Subsidiary (other than an Unrestricted Subsidiary) created or acquired after the Closing Date (including any such Subsidiary that ceases to be an Unrestricted Subsidiary, by any Loan Party, within ninety (90) days of such formation or acquisition (or such later date as the Administrative Agent may agree), (A) execute and deliver to the Collateral Agent such Security Documents as the Collateral Agent deems necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided that in no event shall more than~~

~~66% of the total common stock of any such new Subsidiary that is a CFC be required to be so pledged; and, provided further, that no Foreign Subsidiary shall be required to pledge any Capital Stock that it owns, (B) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, as the case may be, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest therein, and (C) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance reasonably satisfactory to the Collateral Agent.~~[Reserved]

(e)           Within thirty (30) days after the Closing Date (or such later date as the Administrative Agent may agree), the Administrative Agent shall have received executed Intellectual Property Security Agreements.

(f)            Notwithstanding anything to the contrary in this Section 6.9, none of the following entities shall be required to become Subsidiary Guarantors: (x) any Unrestricted Subsidiary; (y) any subsidiary that is prohibited by law or regulation from becoming a Subsidiary Guarantor or (z) any CFC of the Borrower, in each case, so long as such status is applicable to such entity.

6.10        ~~6.10~~        Further Assurances.  From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.  Upon the reasonable exercise by the Administrative Agent, the Collateral Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Parent and the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Secured Party reasonably may be required to obtain from any Loan Party for such governmental consent, approval, recording, qualification or authorization.  Notwithstanding the foregoing, (x) with respect to Non-N.A. Loan Parties, the requirements of this Section 6.10 shall be subject to the Agreed Guarantee and Security Principles and (y) with respect to the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries) as of the Third Amendment Effective Date, the requirements of this Section 6.10 shall be subject to the Third Amendment Certain Funds Paragraph.

6.11        ~~6.11~~        Rated Credit Facility; Corporate Ratings.  Use commercially reasonable efforts to (a) cause the Term Loans to be continuously rated by S&P and Moody’s and (b) cause the Borrower (or, on and after the Third Amendment Effective Date, the Parent) to continuously receive a Corporate Family Rating and Corporate Rating.

6.12        ~~6.12~~        Use of Proceeds.  The Borrower shall use the proceeds of the Term Loans (other than the Term Loans made pursuant to the Incremental Assumption Agreement No. 1 or any other Incremental Term Loans incurred from time to time), solely as set forth in Section 4.15.

6.13        ~~6.13~~        Intellectual Property.  Each Loan Party shall (and the ~~Borrower~~Parent shall procure that each Group Member will):  (a) take commercially reasonable efforts to preserve and maintain the subsistence and validity of the Intellectual Property necessary and material to the business of the relevant Group Member; (b) take commercially reasonable steps to prevent and defend against any infringement of such Intellectual Property, including, without limitation, settling such litigation when in such Group Member’s good faith belief it is commercially reasonable to do so except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) make registrations and pay all registration fees and taxes necessary, as applicable, to maintain such Intellectual Property in full force and effect and record its interest in such Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect.

6.14        Designation of Subsidiaries; Unrestricted Subsidiaries.  (a) The board of directors of the ~~Borrower~~Parent may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately before and after such designation, the Loan Parties are in compliance with Section 6.14(b) and the Total Leverage Ratio (as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b), after giving pro forma effect to the Restructuring and such designation) is no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then most recent financial statements of the then last ended fiscal quarter), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the Convertible Notes pursuant to the Convertible Notes Documents or any Junior Financing or any other Indebtedness of any Loan Party ~~and~~, (iv) no Permitted Joint Venture may be designated as a Restricted Subsidiary if previously designated as an Unrestricted Subsidiary and (v) in no circumstances shall the US Holdco or the Borrower be designated as an Unrestricted Subsidiary.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or, on and after the Third Amendment Effective Date, the Parent) therein at the date of designation in an amount equal to the fair market value of the assets of such Subsidiary (less the amount of the Indebtedness of such Subsidiary on the date of such designation) that is allocated to the ownership interest of the relevant Group Member in such Subsidiary.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence, at the time of designation, of Indebtedness or Liens in such Subsidiary (equal to the amounts then owed by such Subsidiary) and a return on any Investment by the Borrower (or the Parent, as applicable) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value of the assets of such Subsidiary (less the amount of the Indebtedness of such Subsidiary on the date of such re-designation) that is allocated to the ownership interest of the relevant Group Member in such Subsidiary.

(b)           The portion of (x) Total Consolidated EBITDA for the period of four consecutive fiscal quarters last ended as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b) (after giving pro forma effect to the Restructuring) that is attributable to all Unrestricted Subsidiaries (on a consolidated basis) shall not at any time exceed 10.0% and (y) the total assets of the Borrower (or, on and after the Third Amendment Effective Date, the Parent) and all of its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b) (after giving pro forma effect to the Restructuring) that is attributable to all Unrestricted Subsidiaries (on a consolidated basis) shall not at any time exceed 10.0%.

6.15        ~~6.15~~        Post-Closing Deliveries.  (a) The Borrower hereby agrees to deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 6.15 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by the Administrative Agent in its sole discretion.  All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above and in Schedule 6.15, rather than as elsewhere provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 6.15 (and Schedule 6.15) and (y) all representations and warranties relating to the Security Documents shall be required to be true in all material respects immediately after the actions required to be taken under this Section 6.15 (and Schedule 6.15) have been taken (or were required to be taken), except to the extent any such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(b)           The Parent and Borrower each hereby agree that, if and to the extent that any actions required to be taken pursuant to the condition precedent to the occurrence of the Third Amendment Effective Date set forth in Section 4(g) of the Third Amendment cannot be completed prior to the Third Amendment Effective Date due to the operation of the proviso to such Section, they shall (and shall cause their respective Subsidiaries to, as applicable) ensure that all such actions are taken within the date occurring 90 days after the Third Amendment Effective Date (as such date may be extended by the Administrative Agent in its sole discretion).

6.16        Post-Closing Pay-Off.  To the extent the Indebtedness outstanding pursuant to the Fifth Street Credit Agreement is not repaid in full on the Closing Date in accordance with Section 5.1(b)(iii), (i) such repayment in full of all such Indebtedness (together with the release of all Liens, if any, securing such Indebtedness) shall occur no later than 12:00 Noon, New York City time, on April 29, 2013, and (ii) the Administrative Agent shall receive written confirmation of the repayment in full of all such Indebtedness, together with any other payoff documentation reasonably requested by the Administrative Agent, from the lenders (and any agent therefor) under the Fifth Street Credit Agreement no later than 12:00 Noon, New York City time, on April 29, 2013.

SECTION 7.         ~~SECTION 7.~~         NEGATIVE COVENANTS

~~The~~Each of the Parent and the Borrower hereby agrees that, so long as the Commitments remain in effect or any Term Loan or other amount is owing to any Lender or Agent hereunder (other than unasserted contingent indemnification obligations), neither the Parent nor the Borrower shall ~~not~~, ~~and~~nor shall ~~not~~they permit any of ~~its~~the Restricted Subsidiaries to:

7.1          ~~7.1~~          Indebtedness.  Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a)           Indebtedness of any Loan Party pursuant to any Loan Document;

(b)           (i) Indebtedness of any Loan Party owed to any other Loan Party; (ii) unsecured Indebtedness of any Loan Party owed to any Group Member that is not a Loan Party; (iii) Indebtedness of any Group Member that is not a Loan Party owed to any other Group Member that is not a Loan Party; and (iv) subject to Section 7.6(g), Indebtedness of any Group Member that is not a Loan Party owed to a Loan Party; provided, that (x) in the case of clause (iv), such Indebtedness is evidenced by, and subject to the provisions of, an Intercompany Note and (y) in the case of any such Indebtedness of a Loan Party owed to a Group Member that is not a Loan Party, such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(c)           Guarantee Obligations incurred by (i) any Group Member that is a Loan Party of obligations of any other Loan Party and, subject to Section 7.6(g), of any Group Member that is not a Loan Party and (ii) any Group Member that is not a Loan Party of obligations of any Loan Party or any other Group Member;

(d)           Indebtedness outstanding on the date hereof (or, in the case of the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries), on the Third Amendment Effective Date) and listed on Schedule 7.1 (as supplemented pursuant to the Parent Supplement (as defined in the Third Amendment)) and any Permitted Refinancing thereof; provided that, notwithstanding the foregoing, to the extent the Indebtedness outstanding pursuant to the Fifth Street Credit Agreement is included on Schedule 7.1, such Indebtedness shall only be permitted pursuant to this clause (d) until the earlier of (x) 12:00 Noon, New York City time, on April 29, 2013 and (y) the date on which the repayment in full of the Indebtedness pursuant to the Fifth Street Credit Agreement, together with the release of all Liens (if any) with respect thereto, occurs;

(e)           Indebtedness incurred to finance the acquisition, construction, improvement or repair of fixed or capital assets (including, without limitation, Capital Lease Obligations) of the ~~Borrower~~Parent or any Subsidiary secured by Liens permitted by Section 7.2(g) in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding and any Permitted Refinancing thereof; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement;

(f)            Indebtedness in respect of Hedge Agreements designed to hedge against interest rates, foreign exchange rates or commodities pricing risks and not for speculative purposes and Guarantee Obligations thereof;

(g)           Indebtedness of the ~~Borrower~~Parent or any Subsidiary in respect of performance, bid, surety, indemnity, appeal bonds, completion guarantees and other obligations of like nature and guarantees and/or obligations as an account party in respect of the face amount of letters of credit in respect thereof, in each case securing obligations not constituting Indebtedness for borrowed money (including worker’s compensation claims, environmental remediation and other environmental matters and obligations in connection with insurance or similar requirements) provided in the ordinary course of business;

(h)           Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(i)            Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary, other than any Person becoming a Restricted Subsidiary pursuant to, or as a result of, the Restructuring (such Person, an “Acquired Person”), together with all Indebtedness incurred or assumed by the ~~Borrower~~Parent or any of the Restricted Subsidiaries in connection with any acquisition permitted under Section 7.6, but only to the extent that (i) in the case of assumed Indebtedness, such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary of such Loan Party or such acquisition (except that the ~~Borrower~~Parent and any of the Restricted Subsidiaries may incur Junior Indebtedness, to the extent incurrence thereof is permitted under clause (j) below, in connection with such Person becoming a Restricted Subsidiary), (ii) any Liens securing such Indebtedness, incurred in connection with such Person becoming a Restricted Subsidiary, attach only to the assets of the Acquired Person (and in case of any Junior Indebtedness, shall be subject to a subordination agreement), (iii) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (iv) the Total Leverage Ratio (as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b), after giving pro forma effect to the Restructuring, as well as the acquisition and the incurrence of any Indebtedness in connection therewith) is no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then most recent financial statements of the then last ended fiscal quarter); provided, that to the extent any such Acquired Person does not become a Loan Party (within 60 days of such person becoming an Acquired Person), the aggregate amount of such Indebtedness for all such Acquired Persons shall not exceed $12,500,000;

(j)            Junior Indebtedness of any Loan Party; provided that, (i) after giving pro forma effect to the incurrence of such Indebtedness, the Total Leverage Ratio (as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b) (after giving pro forma effect to the Restructuring) is no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then most recent financial statements of the then last ended fiscal quarter) and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(k)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of incurrence;

(l)            Indebtedness of the ~~Borrower~~Parent or any Subsidiary that may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments, Earn-Out Obligations and similar obligations in connection with Permitted Acquisitions or other acquisitions or sales of assets and/or businesses;

(m)          Indebtedness arising from judgments or decrees not constituting an Event of Default under Section 8(h);

(n)           Guarantee Obligations incurred by any Loan Party in respect of Indebtedness otherwise permitted by this Section 7.1;

(o)           other Indebtedness of the Group Members in an aggregate principal amount (for all Group Members) not in excess of $25,000,000 at any time outstanding;

(p)           Indebtedness consisting of promissory notes issued to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of any Group Member permitted by Section 7.5;

(q)           Indebtedness consisting of obligations of the ~~Borrower~~Parent or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Acquisitions or any other Investment permitted hereunder;

(r)            Indebtedness consisting of (a) the financing of insurance premiums in respect of unearned premiums payable on insurance policies maintained by the Group Members or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(s)            unsecured Guarantee Obligations incurred in the ordinary course of business (and consistent with past practice) in respect of obligations to suppliers, customers, franchisees, lessors and licensees;

(t)            unsecured Indebtedness incurred in the ordinary course of business (and consistent with past practice) in respect of obligations of the ~~Borrower~~Parent or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(u)           Indebtedness of the Loan Parties under the Convertible Notes, including, without limitation, a guarantee by the Parent of the obligations of any of the other Loan Parties arising thereunder (or any Permitted Refinancing thereof) pursuant to the Convertible Notes Documents in an aggregate principal amount not to exceed $350,000,000 at any one time outstanding; provided, that, such aggregate dollar cap shall not apply to any Permitted Convertible Notes Refinancing as long as such Permitted Convertible Notes Refinancing complies with the requirements set forth in the definition thereof;

(v)           Indebtedness in connection with any acquisition permitted under Section 7.6;

(w)          Indebtedness of ~~Foreign~~ Subsidiaries that are not Loan Parties in an aggregate principal amount not to exceed at any time outstanding $25,000,000;

(x)           Non-Recourse Indebtedness for Permitted Joint Ventures in an aggregate principal amount not to exceed at any time outstanding $20,000,000; and

(y)           Attributable Indebtedness in connection with a Sale and Leaseback Transaction permitted pursuant to Section 7.4(x).

7.2          Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a)           Liens for taxes, assessments, charges or other governmental levies not yet delinquent for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Group Members, as the case may be, in conformity with GAAP;

(b)           Liens imposed by law, including, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days (or, if more than sixty (60) days overdue, no action has been taken to enforce such Lien) or are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(c)           (i) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, or letters of credit or guarantees issued in respect thereof, other than any Lien imposed by ERISA with respect to a Single Employer Plan or Multiemployer Plan and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the ~~Borrower~~Parent or any Restricted Subsidiary;

(d)           pledges or deposits to secure the performance of bids, government contracts and trade contracts (other than for borrowed money), leases, statutory obligations, surety,

stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business or letters of credit or guarantees issued in respect thereof;

(e)           easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects or other irregularities that were not incurred in the ordinary course of business and do not secure debt, affecting real property that, in the aggregate, do not materially and adversely affect the use of the property thereby for the intended purposes, taken as a whole, and any exception on the title policies issued in connection with the Mortgaged Property;

(f)            Liens in existence on the date hereof (or, in the case of the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries), on the Third Amendment Effective Date) listed on Schedule 7.2 (as supplemented pursuant to the Parent Supplement (as defined in the Third Amendment)) and any renewals or extensions of any of the foregoing; provided, that no such Lien is spread to cover any additional property after the Closing Date (or the Third Amendment Effective Date, as applicable) except as otherwise permitted hereunder;

(g)           Liens securing permitted Indebtedness of the ~~Borrower~~Parent or any Restricted Subsidiary incurred to finance the acquisition, construction, improvement or repair of fixed or capital assets and any Permitted Refinancings thereof; provided that (i) such Liens shall be created substantially simultaneously (or within two hundred seventy (270) days of) with the acquisition, construction, improvement or repair of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and additions, accessions and the proceeds of sale thereof and (iii) the amount of Indebtedness secured thereby is not increased;

(h)           Liens created pursuant to the Security Documents or any other Loan Document;

(i)            Liens that are exceptions to the commitments for policies of title insurance being issued in connection with the Mortgages reasonably acceptable to the Collateral Agent in its sole discretion;

(j)            any interest or title of a lessor or licensee under any lease, sublease or license entered into by the ~~Borrower~~Parent or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased, subleased or licensed;

(k)           Liens securing judgments not constituting an Event of Default under Section 8(h) or securing appeal or other surety bonds related to such judgments;

(l)            the filing of UCC or PPSA financing statements (or their equivalents in any applicable jurisdiction) solely as a precautionary measure in connection with operating leases and consignment arrangements;

(m)          Liens existing on property acquired by the ~~Borrower~~Parent or any Subsidiary at the time such property is so acquired or existing on the property of any

Person at the time such Person becomes a Restricted Subsidiary after the date hereof, other than any Person as a result of same becoming a Restricted Subsidiary pursuant to, or as a result of, the Restructuring (whether or not the Indebtedness secured thereby shall have been assumed); provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary; (ii) such Lien does not extend to any other property (other than proceeds or products or after-acquired property) of any Group Member following such acquisition or such Person becoming a Restricted Subsidiary; and (iii) the Indebtedness secured by such Liens is permitted under Section 7.1(f), (g) and (i);

(n)           Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of law or contract encumbering deposits or other funds or assets maintained with a financial institution (including the right of set off) and that are within the general parameters customary in the banking industry, including, without limitation, customary liens for customary fees and expenses relating to the operation and maintenance of such deposits;

(o)           Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods;

(p)           statutory and common law landlords’ liens under leases to which the ~~Borrower~~Parent or any of the Restricted Subsidiaries is a party;

(q)           Liens not otherwise permitted by this Section 7.2 so long as the aggregate outstanding principal amount of the obligations secured thereby do not exceed $15,000,000 at any one time;

(r)            Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.6(i) or Section 7.6(t) to be applied against the purchase price for such Investment;

(s)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the ~~Borrower~~Parent or any Restricted Subsidiary in the ordinary course of business of the ~~Borrower~~Parent;

(t)            Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.6 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(u)           Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the ~~Borrower~~Parent or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the ~~Borrower~~Parent or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the ~~Borrower~~Parent or any Restricted Subsidiary in the ordinary course of business;

(v)           Liens solely on any cash earnest money deposits made by the ~~Borrower~~Parent or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(w)          (i) Liens on the Capital Stock of any Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred or assumed pursuant to Section 7.1(i) in connection with such Permitted Acquisition and (ii) Liens on the assets of such Subsidiary to secure Indebtedness (or to secure a Guarantee Obligation of such Indebtedness) incurred or assumed pursuant to Section 7.1(i) in connection with such Permitted Acquisition;

(x)           Liens in respect of unearned premiums on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(y)           Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(z)           Liens constituting Dispositions permitted by Section 7.4;

(aa)         Liens securing Indebtedness permitted by Section 7.1 (w);

(bb)         Liens securing Non-Recourse Indebtedness permitted under Section 7.1 (x), provided that such Liens shall extend only to the assets of (and Capital Stock or other ownership interests in) the applicable Permitted Joint Venture that is the borrower of such Non-Recourse Indebtedness;

(cc)         ground leases in respect of real property on which facilities owned or leased by the ~~Borrower~~Parent or any Restricted Subsidiaries are located; ~~and~~

(dd)         Liens securing Junior Indebtedness permitted by Section 7.1(j)~~.~~; and

(ee)         reservations, limitations, provisos and conditions expressed in any original grants from Her Majesty the Queen in right of Canada, her agency or authority in respect of real or movable property.

Any reference in this Agreement (including, without limitation, this Section 7.2) or any other Loan Document to a permitted Lien is not (unless expressly provided otherwise herein) intended to subordinate or postpone, and shall not (unless expressly provided otherwise herein) be interpreted as subordination or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any such permitted Lien.

7.3          ~~7.3~~          Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of~~,~~ all or substantially all of its property or business, except that:

(a)           any Restricted Subsidiary (other than the Borrower) may be merged, consolidated or be amalgamated (i) with or into the Parent or the Borrower (provided that the Parent or the Borrower, as applicable, shall be the continuing or surviving corporation), (ii) with or into the Borrower or any other Restricted Subsidiary, other than the Borrower (provided that if only one party to such transaction is a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving corporation) or (iii) subject to Section 7.6(g), with or into any other Group Member;

(b)           any Group Member may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Loan Party or, subject to Section 7.6(g) (to the extent applicable), any other Group Member;

(c)           any Restricted Subsidiary that is not a Loan Party may (i) merge, amalgamate or consolidate with or into any Restricted Subsidiary that is not a Loan Party or (ii) dispose of all or substantially all of its assets (including any Disposition that is in the nature of a voluntary liquidation) to (x) another Restricted Subsidiary that is not a Loan Party or (y) to a Loan Party;

(d)           any Subsidiary may enter into any merger, amalgamation, consolidation or similar transaction with another Person to effect a transaction permitted under Section 7.6;

(e)           each of the Parent and the Borrower and their Subsidiaries from time to time may enter into any merger, amalgamation, consolidation or similar transaction in connection with (i) the consummation of the Transactions in accordance with the Merger Agreement and (ii) each of the transactions described in the Restructuring Steps Plan, including, without limitation, those transactions that are not part of the Restructuring;

(f)            transactions permitted under Section 7.4 shall be permitted; and

(g)           in connection with a Permitted Joint Venture, any Person that is the subject of such Permitted Joint Venture (other than any Permitted Joint Venture that has obligations owing in respect of any Non-Recourse Indebtedness) may be merged, amalgamated or consolidated with or into the ~~Borrower~~Parent or any Subsidiary of the ~~Borrower~~Parent (provided that (i) the ~~Borrower~~Parent, or the applicable Subsidiary, shall be the continuing or surviving corporation and (ii) the Total Leverage Ratio (as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b), after giving pro forma effect to the consummation of the Restructuring, as well as such merger, amalgamation or consolidation) is no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then most recent financial statements of the then last ended fiscal quarter)).

7.4          ~~7.4~~          Disposition of Property.  Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of the ~~Borrower~~Parent or any Restricted

Subsidiary, issue or sell any shares of the Parent’s or such Restricted Subsidiary’s Capital Stock to any Person, except:

(a)           Dispositions of obsolete, damaged, uneconomic or worn out machinery, parts, property or equipment, or property or equipment no longer used or useful, in the conduct of its business, whether now owned or hereafter acquired;

(b)           the sale of inventory and owned or leased vehicles, each in the ordinary course of business;

(c)           Dispositions permitted by Sections 7.3;

(d)           so long as no Change in Control shall occur therefrom, the sale or issuance of any Group Member’s Capital Stock to any other Group Member (except that a Loan Party may issue Capital Stock only to another Loan Party or (in the case of the Parent) to the shareholders of the ~~Borrower~~Parent);

(e)           any Group Member may Dispose of any of its assets to a Loan Party or, subject to Section 7.6(g) (to the extent applicable), any other Group Member, and any Group Member that is not a Loan Party may Dispose of any assets, or issue or sell Capital Stock, to any other Group Member that is not a Loan Party;

(f)            Dispositions of cash or Cash Equivalents in transactions not otherwise prohibited by this Agreement;

(g)           licenses granted by Group Members with respect to Intellectual Property, or leases or subleases, granted to third parties in the ordinary course of business;

(h)           the issuance or sale of shares of any Subsidiary’s Capital Stock to qualified directors if required by applicable law;

(i)            Dispositions or exchanges of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (and not for cash or Cash Equivalents) or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(j)            Dispositions of leases entered into in the ordinary course of business, to the extent that they do not materially and adversely affect the use of the property encumbered thereby for the intended purposes, taken as a whole;

(k)           the lapse, abandonment or other Disposition of Intellectual Property that is, in the reasonable judgment of the ~~Borrower~~Parent, (i) no longer used or useful in the business, or (ii) no longer economically practicable to maintain and not material to the conduct of the business of the ~~Borrower~~Parent and the Restricted Subsidiaries, taken as a whole;

(l)            the Disposition of Property which constitutes a Recovery Event;

(m)          Dispositions consisting of the sale, transfer, assignment or other Disposition of accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction;

(n)           Dispositions constituting Restricted Payments permitted by Sections 7.5, Investments permitted by Section 7.6 and Liens permitted by Section 7.2;

(o)           leases, subleases, licenses or sublicenses with respect to real or personal property (other than Intellectual Property), in each case in the ordinary course of business and which do not materially and adversely affect the use of the property encumbered thereby for intended purposes including leases of unimproved real property encumbered by a Mortgage, on which real property the lessee may make improvements;

(p)           so long as the proceeds thereof are applied pursuant to Section 3.2, Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements;

(q)           any issuance or sale of Capital Stock in, or Indebtedness or other securities of an Unrestricted Subsidiary;

(r)            as long as no Default is continuing or would result therefrom, any Disposition of property of, or issuance or sale of Capital Stock by, any Subsidiary Guarantor; provided that (x) the aggregate amount of all such Dispositions or issuances shall not exceed in any fiscal year 5% of Consolidated Total Assets (as calculated as at the end of the immediately preceding fiscal year of the Borrower (or, on and after the Third Amendment Effective Date, the Parent, giving pro forma effect to the Restructuring)); provided that, in the event that the aggregate amount of Dispositions, issuances or sales pursuant to this clause (r) in any fiscal year is less than 5% of Consolidated Total Assets, such difference in amount may be carried forward solely into the succeeding fiscal year to increase the limit of Dispositions, issuances or sales pursuant to this clause (r) permitted during such succeeding fiscal year by the amount of such difference, and (y) such Dispositions or issuances are made for fair market value and on an arm’s-length commercial basis;

(s)            Dispositions of Property related to compensation paid or to be paid, or benefits provided or to be provided, in the ordinary course of business;

(t)            Dispositions of the Respiratory Business so long as no Default or Event of Default has occurred and is then continuing (both before and after giving effect to such Disposition);

(u)           any swap of assets in exchange for services or other assets (other than cash or Cash Equivalents) in the ordinary course of business of comparable or greater value to the business of the ~~Borrower~~Parent and its Subsidiaries as a whole, in an amount of up to $5,000,000 and as determined in good faith by the management of the ~~Borrower~~Parent;

(v)           the unwinding of any Hedge Agreement; ~~and~~

(w)          Dispositions or sales of Disqualified Capital Stock of the ~~Borrower~~Parent with a liquidation value not to exceed $10,000,000 at any time outstanding; ~~and~~

(x)           Sale and Leaseback Transactions in an aggregate amount of Attributable Indebtedness with respect thereto shall not to exceed $5,000,000 at any one time outstanding~~.~~;

(y)           the consummation of the Retinoid Transaction; and

(z)           to the extent the Irish IPCo is formed at any time after the Third Amendment Effective Date and has become a Subsidiary Guarantor pursuant to Section 6.9, the disposition or contribution of all or a portion of the Intellectual Property of one or more Loan Parties to such Irish IPCo.

7.5          ~~7.5~~          Restricted Payments.  Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, in each case, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the ~~Borrower~~Parent or any Subsidiary (collectively, “Restricted Payments”), except that:

(a)           any Subsidiary may make Restricted Payments to the ~~Borrower~~Parent or any Subsidiary Guarantor or any other Person that owns a direct equity interest in such Subsidiary in proportion to such Person’s ownership interest in such Subsidiary;

(b)           each Subsidiary may make Restricted Payments to the ~~Borrower~~Parent and to Wholly Owned Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary, to the ~~Borrower~~Parent and any Subsidiary and to each other owner of Capital Stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

(c)           the ~~Borrower~~Parent and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

(d)           so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the ~~Borrower~~Parent may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares, in each case, to the extent consideration therefor consists of the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

(e)           the ~~Borrower~~Parent and each Restricted Subsidiary may make payments in connection with equity interests related to compensation paid or to be paid, or benefits provided or to be provided, in the ordinary course of business to officers, directors, employees or former officers, directors or employees of the ~~Borrower~~Parent and its Subsidiaries; provided that the aggregate amount of cash payments under this clause (e) shall not exceed, in any period of 12 consecutive months, $5,000,000;

(f)            so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Available Amount Condition has been met, the ~~Borrower~~Parent may make Restricted Payments in an aggregate amount not to exceed the then Available Amount;

(g)           in addition to any other Restricted Payments permitted under this Section 7.5, the ~~Borrower~~Parent and the Restricted Subsidiaries may make Restricted Payments in an aggregate amount such that all such Restricted Payments since the Closing Date made pursuant to this clause (g) shall not exceed $20,000,000;

(h)           the ~~Borrower~~Parent and the Restricted Subsidiaries may make any payments in connection with the consummation of the Transactions and the transactions described in the Restructuring Steps Plan;

(i)            purchases by any Loan Party of the equity interests of any Permitted Joint Venture from any Person that is not a Loan Party in an aggregate amount not to exceed $25,000,000 from and after the Closing Date (provided that (i) Total Leverage Ratio (as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b), after giving pro forma effect to the Restructuring, as well as the consummation of such joint venture and the incurrence of any Indebtedness in connection therewith) is no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then most recent financial statements of the then last ended fiscal quarter), (ii) the amount paid by the ~~Borrower~~Parent and its Subsidiaries from and after the Closing Date in connection with the exercise of any “call” or similar right by any of them shall not exceed $25,000,000 in the aggregate and (iii) the aggregate amount set forth above in this clause (i) shall be reduced on a dollar-for-dollar basis by the aggregate amount of any Restricted Payments made pursuant to Section 7.6(g); and

(j)            the ~~Borrower~~Parent or any Restricted Subsidiary may pay cash in lieu of the fractional Capital Stock in connection with any dividend, split or combination thereof, or any Permitted Acquisition or any vesting of Capital Stock.

7.6          ~~7.6~~          Investments.  Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business line or unit of, or a division of any Person (all of the foregoing, “Investments”), except:

(a)           extensions of trade credit in the ordinary course of business;

(b)           Investments in Cash Equivalents;

(c)           any Guarantee Obligation permitted by Section 7.1;

(d)           loans and advances to officers, directors and employees of any Group Member in the ordinary course of business (including for travel, entertainment, relocation and similar expenses) in an aggregate amount for all Group Members not to exceed $2,500,000 at any time outstanding;

(e)           the Merger, the Restructuring and each of the other transactions described in the Restructuring Steps Plan (including, without limitation, the transaction described in Section 7.4(z));

(f)            intercompany Investments by (i) any Group Member in any Loan Party; provided that all such intercompany Investments to the extent such Investment is a loan or advance owed to a Loan Party by a Group Member that is not a Loan Party are evidenced by the Intercompany Note, and (ii) any Group Member that is not a Loan Party to any other Group Member that is not a Loan Party;

(g)           intercompany Investments (i) by any Loan Party in another Group Member (including a Person that becomes a Restricted Subsidiary as a result of such Investments), that, after giving effect to such Investment, is not a Loan Party (including, without limitation, Guarantee Obligations with respect to obligations of any such Subsidiary, loans made to any such Subsidiary and Investments resulting from mergers with or sales of assets to any such Subsidiary) in an aggregate amount (valued at fair market value) not to exceed $30,000,000 at any time outstanding (provided that the foregoing aggregate amount set forth above in this clause (g) shall be reduced on a dollar-for-dollar basis by the aggregate amount of equity purchases made pursuant to Section 7.5(i)) and (ii) intercompany Investments incurred in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower or any Restricted Subsidiary;

(h)           Investments in the ordinary course of business consisting of endorsements for collection or deposit or lease, utility and other similar deposits and deposits with suppliers in the ordinary course of business;

(i)            Investments in connection with Permitted Acquisitions;

(j)            Investments consisting of Hedge Agreements permitted by Section 7.1;

(k)           Investments (i) existing on the date hereof or made pursuant to legally binding written contracts in existence on the date hereof or (ii) contemplated on the date hereof (or, in the case of the Parent (other than the Borrower and its Subsidiaries), on the Third Amendment Effective Date) and set forth on Schedule ~~7.6,~~7.6 (as supplemented pursuant to the Parent Supplement (as defined in the Third Amendment)), and in each case any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of any such Investment is not increased at the time of such extension or renewal;

(l)            Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other Persons to the extent reasonably necessary in order to prevent or limit loss or in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, suppliers or customers arising in the ordinary course of business;

(m)          Investments received as consideration in connection with Dispositions permitted under Section 7.4;

(n)           advances of payroll payments to employees in the ordinary course of business;

(o)           Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged into or consolidated with the Parent or the Borrower or merged into or consolidated with a Restricted Subsidiary, in each case in accordance with Section 7.3 after the Closing Date (but excluding any Person that becomes a Restricted Subsidiary pursuant to, or as a result of, the Restructuring) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(p)           Guarantee Obligations of the Group Members of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(q)           (x) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business and consistent with past practices and (y) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans and advances made to distributors in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(r)            Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment made in or to such Restricted Subsidiary pursuant to this Section 7.6;

(s)            so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Available Amount Condition has been met, in addition to Investments otherwise expressly permitted by this Section, Investments in an aggregate amount not to exceed the then Available Amount;

(t)            other Investments by Group Members in an aggregate amount at any time outstanding of all such Investments since the Closing Date not to exceed $30,000,000 (provided the aggregate amount specified in this clause (t) shall be reduced on a dollar-for-dollar basis by the aggregate amount of any Investments made pursuant to Section 7.6(u));

(u)           purchases by any Loan Party of the equity interests of any Permitted Joint Venture from any Person that is not a Permitted Joint Venture in an aggregate amount not to exceed $25,000,000 from and after the Closing Date (provided that (i) Total Leverage Ratio (as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b), after giving pro forma effect to the Restructuring, as well as the consummation of such joint venture and the incurrence of any Indebtedness in connection therewith) is no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions, as of the date of the then most recent financial statements of the then last ended fiscal quarter), (ii) the amount paid by the ~~Borrower~~Parent and its Subsidiaries from and after the Closing Date in connection with the exercise of any “call” or similar right by any of them shall not exceed $25,000,000 in the aggregate and (iii) the aggregate amount specified above in this clause (u) shall be reduced on a dollar-for-dollar basis by the aggregate amount of any Investments made pursuant to Section 7.6(t);

(v)           Investments to the extent that payment for such Investments is made solely with the Capital Stock ~~of the Borrower~~(other than Disqualified Capital Stock except to the extent such Disqualified Capital Stock is otherwise permitted to be issued pursuant to Section 7.1) of the Parent provided that (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii)       all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations, (iii) in the case of the acquisition of (x) Capital Stock, such Capital Stock shall become subject to a security interest in favor of the Collateral Agent for the benefit of the Secured Parties and the issuer of such Capital Stock shall become a Loan Party and (y) other assets, such other assets shall become subject to a security interest in favor of the Collateral Agent for the benefit of the Secured Parties, in each case, in accordance with Section 6.9 and 6.10, (iv) the Total Leverage Ratio, in each case, calculated on a Pro Forma Basis after giving effect to such Investment as if such Investment had occurred on the first day of the most recent period of four (4) consecutive fiscal quarters of the ~~Borrower~~Parent for which financial statements are available (calculated on a pro forma basis for the Restructuring) shall be no greater than the Total Leverage Ratio as in effect on the Closing Date (as calculated, on a Pro Forma Basis for the Transactions and the Restructuring, as of the date of the then last ended fiscal quarter occurring prior to the Closing Date) and (v) any Person or assets or division as acquired in accordance herewith shall be in substantially the same business or lines of business in which the ~~Borrower~~Parent and/or its Subsidiaries are engaged, or are permitted to be engaged, as provided in Section 7.12, as of the time of such acquisition; and

(w)          Acquisitions of Term Loans by the Borrower pursuant to Section 10.6(h).

The amount of any Investment, other than a Guarantee Obligation, shall be (i) the amount actually invested, as determined at the time of each such Investment, without adjustment for subsequent increases or decreases in the value of such Investment, minus (ii) the amount of dividends or distributions actually received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment that in each case is received in cash or Cash Equivalents (not in excess of the amount of Investments originally made).

7.7          ~~7.7~~          Optional Payments and Modifications of Certain Debt Instruments.

(a)           (i) Make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease the Convertible Notes~~, in accordance with the Convertible Notes Documents,~~ or any Junior Financing except for (x) payments in the aggregate pursuant to this clause (i) not to exceed the Available Amount ~~during the term of this Agreement~~, (y) the refinancing thereof with (i) the Net Cash Proceeds of any Permitted Refinancing of any of the foregoing or (ii) any Indebtedness (other than Indebtedness that is owed to the ~~Borrower~~Parent or any Restricted Subsidiary) ~~or~~and, (iii) solely in the case of the Convertible Notes, a Permitted Convertible Notes Refinancing and (z) the conversion of the Convertible Notes, in accordance with the Convertible Notes Documents to Qualified Capital Stock, or the conversion of any Junior Financing to Qualified Capital Stock of the Parent; provided that, in the case of preceding clause (x), no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Available Amount Condition has been met; and (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Convertible Notes Documents or the terms and conditions of any documents or instrument governing or evidencing any Junior Financing (other than (x) any amendment, modification, waiver or other change that is not materially adverse to interests of the Lenders and (y) in all events, any such amendment, modification, waiver or other change that in the case of the Convertible Notes Documents or any documents or instruments governing or evidencing any Junior Indebtedness, would, exclusively, extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon).  Notwithstanding anything in this Agreement and for the avoidance of doubt, any amendments or modifications made to the “call spread” set out in any Hedge Agreements relating to the Convertible Notes Documents on or after the Third Amendment Effective Date shall not be prohibited by this Section 7.7.

(b)           Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Organizational Document of any Loan Party or any Pledged Company if such amendment, modification, waiver or change could reasonably be expected to have a material and adverse impact on the interests of the Lenders.

7.8          ~~7.8~~          Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the ~~Borrower~~Parent or any of its Restricted Subsidiaries, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the ~~Borrower~~Parent or such Restricted Subsidiary as would be obtainable by the ~~Borrower~~Parent or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except:

(a)           transactions between or among (i) Loan Parties or (ii) Group Members (provided that (x) transactions between any Loan Party, on one hand, and a Group Member that is not a Loan Party, on one other hand, shall, in each case, be on commercially reasonable terms and shall be limited to transactions not otherwise prohibited by this Agreement and (y) transactions between a Permitted Joint Venture and a Group Member that is not a Permitted Joint Venture, on one other hand, shall be on commercially reasonable terms and shall be limited to transactions not otherwise prohibited by this Agreement);

(b)           transactions related to compensation paid or to be paid, or benefits provided or to be provided, in the ordinary course of business of any Loan Party;

(c)           any Restricted Payment permitted by Section 7.5; and

(d)           the Transaction, the Restructuring and any of the other transactions described in the Restructuring Steps Plan.

7.9          Changes in Fiscal Periods; Accounting Changes; Issuance of Disqualified Capital Stock.

(a)           Permit any change in the fiscal year or fiscal quarter of the ~~Borrower~~Parent.

(b)           Change independent accountants other than to any nationally recognized firm or such other firm reasonably acceptable to the Administrative Agent.

(c)           Issue any Capital Stock that is not Qualified Capital Stock, other than as permitted pursuant to Section 7.4(w).

7.10        ~~7.10~~        Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired for the benefit of the Lenders with respect to the Obligations other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (d) customary provisions in leases, licenses and other contracts restricting the assignment thereof, (e) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents or any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of Property of any Loan Party to secure the Obligations, (f) agreements by a Permitted Joint Venture to limit Liens on its assets under the terms of any Non-Recourse Indebtedness of such Permitted Joint Venture or the organizational documents with respect to such Permitted Joint Venture and (g) any prohibition or limitation that (i) exists pursuant to applicable Requirements of Law, (ii) consists of customary restrictions and conditions contained in any agreement relating to any Liens permitted under Section 7.2, transaction permitted under Section 7.3 or the sale of any property permitted under Section 7.4, (iii) restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of a Group Member, (iv) exists in any agreement in effect at the time such Subsidiary becomes a Restricted Subsidiary (other than the Borrower and its Restricted Subsidiaries as a result of their becoming Restricted Subsidiaries of the Parent pursuant to, and as a result of, the Restructuring), so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (v) exists in any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person or the Properties or assets of the Person so acquired, (vi) exists on the Closing Date (or, in the case of the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries), on the Closing Date) and are listed on Schedule ~~7.10,~~7.10 (as supplemented pursuant to the Parent Supplement (as defined in the Third Amendment)), (vii) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures to the extent permitted under this Agreement, or (viii) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in this Section 7.10; provided, that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those in effect prior to such amendment or refinancing (as determined in good faith and certified in writing to the Administrative Agent by a Responsible Officer of the Borrower (or, on and after the Third Amendment Effective Date, the Parent)).

7.11        ~~7.11~~        Clauses Restricting Subsidiary Distributions.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the ~~Borrower~~Parent that is not a Loan Party to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the ~~Borrower~~Parent or any other Restricted Subsidiary of the ~~Borrower~~Parent, (b) make loans or advances to, or other Investments in, the ~~Borrower~~Parent or any other Restricted Subsidiary of the ~~Borrower~~Parent or (c) transfer any of its assets to the ~~Borrower~~Parent or any other Restricted Subsidiary of the Borrower (or the Parent, as applicable), except for such encumbrances or restrictions existing under or by reason of:

(i)            any restrictions existing under the Loan Documents;

(ii)           any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary as permitted by Section 7.4;

(iii)          any restrictions set forth in (x) the Convertible Notes Documents or (y) any agreement governing Junior Indebtedness incurred or permitted to exist under Section 7.1 so long as the restrictions set forth therein are not materially more restrictive than the corresponding provisions in the Loan Documents;

(iv)          any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby);

(v)           restrictions and conditions existing on the date hereof identified on Schedule 7.11 (but not to any amendment or modification expanding the scope or duration of any such restriction or condition);

(vi)          restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement but solely to the extent that such restrictions or conditions apply only to the property or assets subject to such permitted Lien;

(vii)         customary provisions in leases, licenses and other contracts entered into in the ordinary course of business restricting the assignment thereof;

(viii)        customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture;

(ix)          any agreement or arrangement already binding on a Person when it becomes a Restricted Subsidiary (other than the Borrower or its Restricted Subsidiaries as a result of their becoming Restricted Subsidiaries pursuant to, or as a result of, the Restructuring) so long as such agreement or arrangement was not created in anticipation of such acquisition;

(x)           any agreement of a ~~Foreign~~ Subsidiary of the Parent that is not a Loan Party governing Indebtedness permitted to be incurred or permitted to exist under Section 7.1;

(xi)          Requirements of Law;

(xii)         customary restrictions and conditions contained in any agreement relating to any transaction permitted under Section 7.3 or the sale of any property permitted under Section 7.4 pending the consummation of such transaction or sale;

(xiii)        any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person or the Properties or assets of the Person so acquired;

(xiv)        any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in this Section 7.11; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those in effect prior to such amendment or refinancing (as determined in good faith and certified in writing to the Administrative Agent by a Responsible Officer of the ~~Borrower~~Parent); or

(xv)         restrictions imposed on any Permitted Joint Venture under the terms of any Non-Recourse Indebtedness.

7.12        ~~7.12~~        Lines of Business.  Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the ~~Borrower~~Parent and its Subsidiaries are engaged on the ~~date of this Agreement (~~Third Amendment Effective Date, after giving effect to the ~~Transaction)~~Restructuring, or that are reasonably related, incidental, ancillary or complementary thereto.

7.13        Partnerships.  Become a general partner in any general or limited partnership, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership.

7.14        Financial Covenant.  Permit the First Lien Secured Leverage Ratio as of the last day of any fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending:	Ratio
March 31, 2015	3.75:1.00

June 30, 2015 and September 30, 2015	3.25:1.00

December 31, 2015 and each fiscal quarter thereafter	3.00:1.00

7.15        Canadian Pension Plan Compliance.  The Parent shall not, and shall not permit any Restricted Subsidiary to:

(a)           establish or terminate, or permit any Restricted Subsidiary to establish or terminate, any Canadian Pension Plan or take any other action with respect to any Canadian Pension Plan, which could reasonably be expected to have a Material Adverse Effect;

(b)           fail to withhold, make, remit or pay when due or permit any other Restricted Subsidiary to fail to withhold, make, remit or pay when due any employee or employer payments, contributions (including “normal cost”, “special payments” and any other payments in respect of any funding deficiencies or shortfalls) or premiums to or in respect of any Canadian Pension Plan pursuant to the terms of the particular plan, any applicable collective bargaining agreement or applicable law, other than as could not reasonably be expected to have a Material Adverse Effect; or

(c)           contribute to or assume an obligation to contribute to any “multi-employer pension plan” as such term is defined in the Pension Benefits Act (Ontario) or any similar plan under pension standards legislation in another jurisdiction other than as could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.         EVENTS OF DEFAULT

8.1          Events of Default.  If any of the following events shall occur and be continuing:

(a)           the Borrower shall fail to pay any principal of any Term Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Term Loan, or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)           any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been untrue in any material respect on or as of the date made or deemed made; or

(c)           any Loan Party shall default in the observance or performance of any agreement contained in Section 6.4(a) (with respect to the Parent or the Borrower only), Section 6.7(a) or Section 7 of this Agreement; or

(d)           any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of thirty (30) days after receipt by the Parent or the Borrower of written notice thereof from the Administrative Agent; or

(e)           any Group Member (other than any Unrestricted Subsidiary or Immaterial Subsidiary) (i) defaults in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation or Hedge Agreement that constitutes Material Indebtedness, but excluding the Term Loans) on the scheduled or original due date with respect thereto; or (ii) defaults in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) defaults in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist,  the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder; provided that such failure is unremedied and is not waived by the holders of such Indebtedness; provided further that this clause (e)(iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that, to the extent the Indebtedness outstanding pursuant to the Fifth Street Credit Agreement is included on Schedule 7.1, defaults or events of default the Fifth Street Credit Agreement shall not be subject to this clause (e) until the earlier of (x) 12:00 Noon, New York City time, on April 29, 2013 and (y) the date on which the repayment in full of the Indebtedness pursuant to the Fifth Street Credit Agreement, together with the release of all Liens (if any) with respect thereto, occurs;

(f)            (i) any Group Member (other than any Unrestricted Subsidiary or Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, examinership or relief of debtors (a “Bankruptcy Law”), seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, examinership, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator, liquidator, examiner or other similar official for it or for all or any substantial part of its assets under a Bankruptcy Law, or any Group Member shall make a general assignment, composition, compromise, or arrangement with or for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than any Unrestricted Subsidiary or Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or other relief with respect to it or its debts or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distress, distraint or similar process against all or any substantial part of the assets of the Group Members (other than any Unrestricted Subsidiary or Immaterial Subsidiary), taken as a whole, that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Group Member (other than any Unrestricted Subsidiary or Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member, other than any Unrestricted Subsidiary or Immaterial Subsidiary, shall generally not, or shall be unable to, or shall under applicable law be deemed to be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)           (i) any ERISA Event shall have occurred with respect to a Plan;  (ii) any Group Member or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; (iii) any Group Member or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; (iv) any Group Member or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in Reorganization, Insolvent or has been determined to be in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)           one or more judgments or decrees shall be entered against (i) any Group Member, other than any Unrestricted Subsidiary or Immaterial Subsidiary, and the same shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof and any such judgments or decrees is for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), of $15,000,000 or more or (ii) any Group Member for injunctive relief which could reasonably be expected to have a Material Adverse Effect; or

(i)            any Security Documents relating to material assets of the Group Members, taken as a whole, shall cease, for any reason, to be in full force and effect, or any Loan Party or any Subsidiary of any Loan Party shall so assert, or any Lien created by any of the Security Documents relating to material assets of the Group Members, taken as a whole, shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than because of any action by the Collateral Agent, the Administrative Agent or any Lender, except to the extent that same is a result of a breach by any Loan Party of its obligations under any Loan Document); or any Loan Party or any Subsidiary of any Loan Party shall so assert; or

(j)            the Parent Guaranty, the guarantee contained in Section 2 of the Guarantee and Collateral Agreement or any other guarantee of a Subsidiary Guarantor under a Loan Document, shall cease, for any reason, to be in full force and effect or any Loan Party or any Subsidiary of any Loan Party shall so assert; or

(k)           a Change in Control occurs (other than in connection with the Restructuring); or

(l)            after giving effect to the Restructuring, the common Capital Stock of the ~~Borrower~~Parent ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market ~~or~~, the NASDAQ Global Market or the Toronto Stock Exchange (or any of their respective successors); or

(m)          (i) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation evidencing Material Indebtedness, (ii) the intercreditor or subordination provisions set forth in any Junior Financing Documentation evidencing Material Indebtedness shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of such Junior Financing, if applicable or (iii) any Loan Party, any Subsidiary of any Loan Party shall assert any of the foregoing;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Parent or the Borrower, automatically, the Commitments shall immediately terminate and the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9.         ~~SECTION 9.~~         THE AGENTS

9.1          Appointment.

(a)           Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints each Agent as the agent of such Lender (and, if applicable, each other Secured Party) under this Agreement and the other Loan Documents, and each such Lender (and, if applicable, each other Secured Party) irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

(b)           Each of the Secured Parties hereby irrevocable designates and appoints Morgan Stanley Senior Funding, Inc. as collateral agent of such Secured Party under this Agreement and the other Loan Documents, and each such Secured Party irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf as are necessary or advisable with respect to the Collateral under this Agreement or any of the other Loan Documents, together with such powers as are reasonably incidental thereto.  The Collateral Agent hereby accepts such appointment.

9.2          ~~9.2~~          Delegation of Duties.  Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The exculpatory provisions of Section 9.3 shall apply to any such agent or attorneys-in-fact and shall apply to their respective activities in connection with the syndication of the Loans as well as activities as Administrative Agent.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3          ~~9.3~~          Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)            ~~(i)~~            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)           ~~(ii)~~           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;

(iii)          ~~(iii)~~          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower or any of ~~its~~their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(iv)          ~~(iv)~~          shall not be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct);

(v)           ~~(v)~~           shall not be responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or any Specified Hedge Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or any Specified Hedge Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any Specified Hedge Agreement or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder; and

(vi)          ~~(vi)~~          shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Specified Hedge Agreement, or to inspect the properties, books or records of any Loan Party.

9.4          ~~9.4~~          Reliance by Agents.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent.  The Administrative Agent shall deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this

Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans and all other Secured Parties.

9.5          ~~9.5~~          Notice of Default.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Secured Parties.

9.6          ~~9.6~~          Non-Reliance on Agents and Other Lenders.  Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or any other Secured Party.  Each Lender (and, if applicable, each other Secured Party) represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Term Loans hereunder and enter into this Agreement or any Specified Hedge Agreement.  Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents or any Specified Hedge Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

9.7          ~~9.7~~          Indemnification.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.5 to be paid by it to any Agent

Related Party (or any sub-agent thereof), each Lender severally agrees to pay to such Agent Related Party (or any such sub-agent thereof) such Lender’s Term Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that (a) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent Related Party (or any such sub-agent thereof) and (b) no Lender shall be liable for the payment of any portion of such unreimbursed expense or indemnified loss, claim, damage, liability or related expense that is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.  The agreements in this Section 9.7 shall survive the payment of the Term Loans and all other amounts payable hereunder.

9.8          ~~9.8~~          Agent in Its Individual Capacity.  Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent.  With respect to its Term Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender,” “Lenders,” “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.

9.9          ~~9.9~~          Successor Administrative Agent.

(a)           The Administrative Agent and the Collateral Agent may resign as Administrative Agent and Collateral Agent, respectively, upon ten (10) days’ notice to the Lenders and the Borrower.  If the Administrative Agent or Collateral Agent, as applicable, shall resign as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders (or any of their Affiliates) a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Parent or the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s or Collateral Agent’s, as applicable, rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent, as applicable, or any of the parties to this Agreement or any holders of the Term Loans.  If no successor agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is ten (10) days following a retiring Administrative Agent’s or Collateral Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation shall nevertheless thereupon become effective ~~and the~~(except, in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the resigning Collateral Agent shall continue to hold such collateral security until such time as a successor agent is appointed) and the Required Lenders shall assume and perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation as Administrative Agent or retiring Collateral Agent’s resignation as Collateral Agent, as applicable, the provisions of this

Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents.

(b)           Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is a Defaulting Lender, either (i) the Required Lenders (determined after giving effect to the final paragraph of Section 10.1) may by notice to the Borrower and such Person or (ii) the Borrower may by notice to the Required Lenders and such Person, with the prior written consent of the Required Lenders, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a replacement Administrative Agent hereunder.  Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date ten (10) Business Days after the giving of such notice by the Required Lenders or the Borrower, as applicable (regardless of whether a replacement Administrative Agent has been appointed).

9.10        ~~9.10~~        Agents Generally.  Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such.

9.11        ~~9.11~~        Lender Action.  Each Lender agrees that, except as expressly contemplated in Section 10.7(b), it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents, the Specified Hedge Agreements, or institute any actions or proceeds, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent; provided that the foregoing shall not prohibit any Lender from filing proofs of claim during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law.

9.12        ~~9.12~~        Withholding Tax.  To the extent required by any applicable law, an Agent shall withhold from any payment to any Lender an amount equal to any applicable withholding Tax.  If the IRS or any other Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent, within 10 days after demand therefor (to the extent that the Agent has not already been reimbursed by the Borrower and without limiting or expanding the obligation of the Borrower to do so), for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this Section 9.12.  The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loans and the repayment, satisfaction or discharge of all obligations under this Agreement.  Unless required by applicable laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

9.13        Administrative Agent May File Proof of Claims.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other ~~Secured~~ Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties and the Administrative Agent (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under the Loan Documents) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents.

9.14        Appointment of Supplemental Collateral Agents.

(a)           It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein as a “Supplemental Collateral Agent”).

(b)           In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such

Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise of performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of Section 9 and of Section 10.5 that refer to the Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.

(c)           Should any instrument in writing from any Loan Party be required by any supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

SECTION 10.       ~~SECTION 10.~~       MISCELLANEOUS

10.1        Amendments and Waivers.  Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)            forgive the principal amount or extend the final scheduled date of maturity of any Term Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or forgive or reduce any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders), extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment ~~or release all or substantially all of the Collateral or release the Borrower or all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement~~, in each case without the written consent of each Lender directly affected thereby; provided that neither any amendment, modification or waiver of a mandatory prepayment required hereunder, nor any amendment of Section 3.2 or any related definitions including Asset Sale, Excess Cash Flow, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Term Loan or Note or other amendment, modification or supplement to which this clause (i) is applicable;

(ii)           reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Parent or the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all Lenders;

(iii)          amend, modify or waive any provision of Section 3.8(a) or 10.7(a) of this Agreement or Section 6.5 of the Guarantee and Collateral Agreement (or any equivalent provision of any other Security Document), in each case without the written consent of all Lenders;

(iv)          amend, modify or waive any provision of Section 9 without the written consent of each Agent adversely affected thereby;

(v)           amend, modify or waive any provision of Section 10.6 to further restrict any Lender’s ability to assign or otherwise transfer its obligations hereunder without the written consent of all Lenders adversely affected thereby; ~~and~~

(vi)          amend, modify or waive (A) any provision of any Loan Document so as to alter the ratable sharing of payments required thereby or (B) the definition of “Qualified Counterparty,” “Specified Hedge Agreement,” or “Obligations,” in each case in a manner adverse to any Qualified Counterparty with Obligations then outstanding without the written consent of any such Qualified Counterparty~~.~~  ; and

(vii)         release all or substantially all of the Collateral or release the Parent, the Borrower or all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement or any other applicable Loan Document, in each case without the written consent of all Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Term Loans.

In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Parent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus accrued interest, fees and expenses related thereto, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Administrative Agent or a Person reasonably acceptable to the Administrative Agent shall have the right but not the obligation to purchase at par from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Term Loans of such Non-Consenting Lenders for an amount equal to the principal balance of all such Term Loans held by such Non-Consenting Lenders and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption.  In addition to the foregoing, the Borrower may replace any Non-Consenting Lender pursuant to Section 3.13.

Notwithstanding the foregoing, without the consent of any Lender, the Loan Parties and the Administrative Agent and the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties (including, without limitation, any new Security Documents or modifications to existing Security Documents required to be executed in connection with the Third Amendment), or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented with the written consent of the Administrative Agent and the Borrower (a) to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender, (b) to add one or more additional credit facilities with respect to Incremental Term Loans to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, as applicable, and the accrued interest and fees in respect thereof and (c) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; provided, that the conditions set forth in Section 2.4 are satisfied.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Term Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that, subject to the limitations set forth in the first paragraph of this Section 10.1, any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

10.2        ~~10.2~~        Notices.

(a)           All notices and other communications provided for hereunder shall be either (x) in writing (including telecopy or e-mail communication) and mailed, telecopied or delivered or (y) as and to the extent set forth in Section 10.2(b) as follows:

(i)            if to the Parent, at its address at 887 Great Northern Way, Suite 250, Vancouver, BC V5T 4T5, Canada, with a copy to each of the Borrower (in accordance with clause (ii) below) and to Morgan, Lewis & Bockius LLP, at its address at 101 Park Avenue, New York, New York 10178, Attention:  Patricia F. Brennan, E-mail Address: pbrennan@morganlewis.com;

(ii)           ~~(i)~~ if to the Borrower, at its address at 640 Lee Road, Chesterbrook, Pennsylvania, 19087, Attention:  Chief Financial Officer and General Counsel, E-mail Addresses:  ~~jfickenscher~~asaik@auxilium.com and akoven@auxilium.com, with a copy to Morgan, Lewis & Bockius LLP, at its address at 101 Park Avenue, New York, New York 10178, Attention:  Patricia F. Brennan, E-mail Address: pbrennan@morganlewis.com;

(iii)          ~~(ii)~~ if to the Collateral Agent or the Administrative Agent, at its address at 1585 Broadway, New York, New York 10036, Attention:  MS Agency, E-mail Address:  msagency@morganstanley.com; or

(iv)          ~~(iii)~~ as to any party, at such other address as shall be designated by such party in a written notice to the other parties;

provided, however, that materials and information described in Section 10.2(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Parent or the Borrower by the Administrative Agent.  Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given or made upon the earlier of (i) actual receipt by the relevant party hereto, (ii) if delivered by hand or courier, when signed for by or on behalf of the relevant party hereto, and (iii) four days after having been mailed; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that notices and communications to any Agent pursuant to Sections 2 and 9 shall not be effective until received by such Agent).  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

(b)           The Parent and the Borrower each hereby ~~agrees~~agree that ~~it~~they will provide to the Administrative Agent all information, documents and other materials that ~~it is~~they are obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic address specified by the Administrative Agent to the Parent or the Borrower.  In addition, the Parent and the Borrower ~~agrees~~each agree to continue to provide the Communications to the Agents in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(c)           THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS, EXCEPT TO THE EXTENT THE LIABILITY OF SUCH PERSON IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “ADMINISTRATIVE AGENT PARTIES”) HAVE ANY LIABILITY TO THE PARENT, THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR

EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE PARENT’S, THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

10.3        ~~10.3~~        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4        ~~10.4~~        Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loans and other extensions of credit hereunder and shall continue in full force and effect as long as any Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitments of any Lender have not been terminated.

10.5        ~~10.5~~        Payment of Expenses and Taxes; Indemnity.

(a)           ~~The~~Each of the Parent and the Borrower jointly and severally agrees (i) to pay or reimburse each Agent for all its reasonable and documented costs and expenses incurred in connection with the preparation, negotiation, execution and delivery, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, any security arrangements in connection therewith and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable invoiced fees and disbursements of counsel to such parties (limited to primary outside counsel and one outside counsel for each local jurisdiction and if reasonably necessary (as determined by such Agent) regulatory and specialist counsel and if reasonably necessary (as determined by such by such Agent) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter as such parties shall deem appropriate and (ii) to pay or reimburse each Lender and

Agent for all its documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable and invoiced fees and disbursements of counsel to such parties and any documented costs and expenses incurred during any workout or restructuring.

(b)           ~~The~~Each of the Parent and the Borrower jointly and severally agrees (i) to pay, indemnify, and hold each Lender ~~and~~, each Agent, each Lead Arranger, each “Lead Arranger” under (and as defined in) the Third Amendment and their respective affiliates (including, without limitation, controlling persons) and each member, partner, director, officer, employee, advisor, agent, affiliate, successor, partner, member, representative and assign of each of the forgoing (each, an “Indemnitee”) harmless from, any and all recording and filing fees, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (ii) to pay, indemnify, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, documented out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents (regardless of whether any Loan Party or equity holder of any Loan Party is or is not a party to any such actions or suits) and any such other documents, including any of the foregoing relating to the use of proceeds of the Term Loans, or violation of, noncompliance with or liability under, any Environmental Law relating to any Group Member or any of the Properties, including the presence, Release or threat of Releases of or exposure to any Materials of Environmental Concern, and the reasonable and documented fees and expenses of legal counsel (limited to primary outside counsel and one outside counsel for each local jurisdiction and if reasonably necessary (as determined by such Agent, Lender or affiliate) regulatory and specialist counsel and if reasonably necessary (as determined by such by such Agent, Lender or affiliate) in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (ii), collectively, the “Indemnified Liabilities”); provided, that the Parent and the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities (x) to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Indemnified Persons, or (y) that do not involve an act or omission by the Parent, the Borrower or any of ~~its~~their respective affiliates and that is brought by an indemnified person against any other indemnified person (other than any action, proceeding or other matter against (1) Morgan Stanley Senior Funding, Inc. solely in its capacity or in fulfilling its role as an Agent or Lead Arranger or similar role under the Term Loan Facility~~)~~ or (~~z) in relation to any settlement effected by any Indemnitee without the Borrower’s consent~~ 2) any other “Lead Arranger” under (and as defined in) the Third Amendment solely in such capacity).  Without limiting the foregoing, and to the extent permitted by applicable law, each of the Parent and the Borrower ~~agrees~~agree not to assert and to cause ~~its~~their respective Subsidiaries not to assert, and hereby ~~waives~~waive and ~~agrees~~agree to cause ~~its~~their respective Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee except to the extent found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Indemnified Persons.  Statements payable by the Parent or the Borrower pursuant to this Section 10.5 shall be submitted to the Chief Financial Officer, at the address of the Parent or the Borrower (as applicable) set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Parent or the Borrower (as applicable) in a written notice to the Administrative Agent.  The agreements in this Section 10.5 shall survive repayment of the Term Loans and all other amounts payable hereunder.

(c)           To the fullest extent permitted by applicable law, neither the Parent, the Borrower nor any Indemnitee shall assert, and each of the Parent, the Borrower and each Indemnitee does hereby waive, any claim against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof; provided that the foregoing shall not limit the indemnification obligations of the Parent or the Borrower under clause (b) above to the extent they arise from claims of third parties against an Indemnitee for such special, indirect, consequential or punitive damages.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)           ~~The~~Neither the Parent nor the Borrower shall ~~not~~, without the prior written consent of the Indemnitee, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnitee is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnitee from all liability arising out of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of such Indemnitee.

(e)           ~~The~~Neither the Parent nor the Borrower will ~~not~~ be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Parent’s or Borrower’s consent (in each case, which consent shall not be unreasonably withheld or delayed); provided, that this Section 10.5(e) shall not apply to those settlements where the Parent or the Borrower (as applicable) was offered the ability to assume the defense of the action that directly and specifically related to the subject matter of such settlement and elected not to assume such defense.

(f)            All amounts due under this Section 10.5 shall be payable not later than ten (10) days after demand therefor.

10.6        ~~10.6~~        Successors and Assigns; Participations and Assignments.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither the Parent nor the Borrower may ~~not~~ assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except (x) to an assignee in accordance with the provisions of paragraph (b) of this Section 10.6, (y) by way of participation in accordance with the provisions of paragraph (e) of this Section 10.6 or (z) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (g) of this Section 10.6 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors as assigns permitted hereby, Participants to the extent provided in paragraph (e) of this Section 10.6 and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment effected by the Administrative Agent in connection with the primary syndication of the Term Loans or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Term Loans, the amount of the Commitments or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Term Loans (if any) on a non-pro rata basis;

(iii)          upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, together with any Term Note or Term Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto: (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Term Note or Term Notes (which shall be “Amended and Restated”), an amended and restated Term Note to the order of such Eligible Assignee in an amount equal to the Term ~~Advances~~Loans assumed by it under the Term Facility pursuant to such Assignment and Assumption and, if any assigning Lender has retained a Term ~~Advance~~Loan hereunder under the Term Facility, a Term Note to the order of such assigning Lender in an amount equal to the ~~Commitment~~Term Loan retained by it hereunder. Such an amended and restated Term Note or Term Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Term Note or Term Notes, shall be dated the effective date of such Assignment and Assumption, as the case may be;

(iv)          no consent shall be required for any assignment except to the extent required by paragraph (b)(i) of this Section 10.6 and, in addition, the consent of:

(A)          the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Section 8(a) or (f) has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received a draft of the relevant Assignment and Assumption or such assignment is made during the primary syndication of the Term Loans; and

(B)          the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Term Facility if such assignment is to an Assignee that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(v)           except in the case of assignments pursuant to paragraph (c) below, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (it being understood that payment of only one processing fee shall be required in connection with simultaneous assignments to two or more Approved Funds); provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

(vi)          No such assignment shall be made to (A) the Parent, the Borrower or any of ~~the Borrower’s~~their respective Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person; and

(vii)         In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Except as otherwise provided in paragraph (c) below, subject to acceptance and recording thereof pursuant to paragraph (d) below, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.10, 3.11 and 10.5; provided, with respect to such Section 3.10, that such Lender continues to comply with the requirements of Sections 3.10 and 3.10(e).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 10.6.

(c)           Notwithstanding anything in this Section 10.6 to the contrary, a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or an Approved Fund of such Lender without (a) providing any notice (including, without limitation, any administrative questionnaire) to the Administrative Agent or any other Person or (b) delivering an executed Assignment and Assumption to the Administrative Agent; provided that (A) such assigning Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, (B) the Parent, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such assigning Lender in connection with such assigning Lender’s rights and obligations under this Agreement until an Assignment and Assumption and an administrative questionnaire have been delivered to the Administrative Agent, (C) the failure of such assigning Lender to deliver an Assignment and Assumption or administrative questionnaire to the Administrative Agent or any other Person shall not affect the legality, validity or binding effect of such assignment and (D) an Assignment and Assumption between an assigning Lender and its Affiliate or Approved Fund shall be effective as of the date specified in such Assignment and Assumption.

(d)           The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and interest owing with respect to the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Subject to the penultimate sentence of this paragraph (d), the entries in the Register shall be conclusive absent manifest error, and the Parent, the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In the case of an assignment to an Affiliate of a Lender or an Approved Fund pursuant to paragraph (c), as to which an Assignment and Assumption and an administrative questionnaire are not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register (a “Related Party Register”) comparable to the Register on behalf of the Borrower.  The Register or Related Party Register shall be available for inspection by the Borrower and any Lender at the Administrative Agent’s office at any reasonable time and from time to time upon reasonable prior notice.  Except as otherwise provided in paragraph (c) above, upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(iv) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  Except as otherwise provided in paragraph (c) above, no assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register (or, in the case of an assignment pursuant to paragraph (c) above, the applicable Related Party Register) as provided in this paragraph (d).  The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”

(e)           Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Term Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Parent, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no participation shall be permitted to be made to the Parent, the Borrower or any of ~~its~~their respective Subsidiaries or Affiliates, nor any officer or director of any such Person.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of all Lenders or each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1.  Subject to paragraph (f) of this Section 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 and 3.11 to the same extent as if it were a Lender (subject to the requirements and obligations of those sections including the documentary requirements in Section 3.10(e), (f) and (g) (it being understood that the documentation required by Section 3.10 shall be delivered to the participating lender)) and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender; provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower and solely for tax purposes, maintain a register complying with the requirements of Section 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder relating to the exemption from withholding for portfolio interest on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)            A Participant shall not be entitled to receive any greater payment under Section 3.9, 3.10 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant had no such participation been transferred to such Participant, unless the entitlement to a greater payment results from a change in any Requirement of Law after the date such Participant became a Participant.

(g)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest or to any such sale or securitization; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(h)           Notwithstanding anything to the contrary contained in this Section 10.6 or any other provision of this Agreement, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loans owing to it to Borrower on a non-pro rata basis (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan), subject to the following limitations:

(i)            no Default or Event of Default has occurred and is then continuing, or would immediately result therefrom;

(ii)           Borrower shall repurchase such Term Loans through conducting one or more modified Dutch auctions or other buy-back offer processes (each, an “Offer Process”) with a third party financial institution as auction agent to repurchase all or any portion of the Term Loans provided that, (A) notice of such Offer Process shall be made to all Term Lenders (and any such purchase offer shall be open to all Term Lenders on a pro rata basis) and (B) such Offer Process is conducted pursuant to procedures established by the Administrative Agent which are consistent with this Section 10.6(h) and are otherwise reasonably acceptable to Borrower and the Administrative Agent;

(iii)          with respect to all repurchases made by Borrower pursuant to this Section 10.6(h), (1) Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer stating that (x) the Borrower is not in possession of any information regarding the Parent, its Subsidiaries or its Affiliates, or their assets, the Parent’s or the Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any offer or enter into any Assignment and Assumption or any of the transactions contemplated thereby that has not previously been disclosed to the Administrative Agent and Private Siders, (y) no Default or Event of Default has occurred and is continuing or would result from such repurchase and (z) the assigning Lender and Borrower shall execute and deliver to the Administrative Agent an Assignment and Assumption in form and substance reasonably satisfactory to the Administrative Agent; and

(iv)          following repurchase by Borrower pursuant to this Section, the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Borrower), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such repurchase (without limiting the foregoing, in all events, such Term Loans may not be resold or otherwise assigned, or subject to any participation, or otherwise transferred by the Borrower.  In connection with any Term Loans repurchased and cancelled pursuant to this Section 10.6(h) the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

10.7        ~~10.7~~        Sharing of Payments; Set-off.

(a)           Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefited Lender”) shall, at any time after the Term Loans and other amounts payable hereunder shall become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a director creditor of each Loan Party in the amount of such participation to the extent provided in clause (b) of this Section 10.7.

(b)           In addition to any rights and remedies of the Lenders provided by law, subject to Section 9.11, each Lender shall have the right, without prior notice to the Parent or the Borrower, any such notice being expressly waived by the Parent and the Borrower, and to the extent permitted by applicable law, upon the occurrence of any Event of Default which is continuing, upon any amount becoming due and payable by the Parent or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Parent or the Borrower, as the case may be.  Each Lender agrees promptly to notify the Parent, the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c)           Notwithstanding anything to the contrary contained herein, the provisions of this Section 10.7 shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

10.8        ~~10.8~~        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

10.9        ~~10.9~~        Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10      ~~10.10~~      Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Parent, the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11      ~~10.11~~      GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT, THE INTERPRETATION OF THE DEFINITION OF “CLOSING DATE MATERIAL ADVERSE EFFECT” (AND THE DEFINITION OF “MATERIAL ADVERSE EFFECT” AS DEFINED IN THE MERGER AGREEMENT) (AND WHETHER OR NOT A CLOSING DATE MATERIAL ADVERSE EFFECT HAS OCCURRED) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

10.12      ~~10.12~~      Submission to Jurisdiction; Waivers.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in Section 10.2 or on the signature pages hereof, as the case may be, or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

10.13      ~~10.13~~      Acknowledgments.  ~~The~~Each of the Parent and the Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.  Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other.  The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person.  Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Parent, the Borrower and the Lenders.

10.14      ~~10.14~~      Releases of Guarantees and Liens.

(a)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document (including, without limitation, (x) the release of any Subsidiary Guarantor from its obligations under the Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder,  (y) the release from the Collateral of any assets disposed to a Person other than a Loan Party in accordance with this Agreement and (z) the release from the Collateral of any assets of any Person that was, but ceases to be, a Subsidiary Guarantor in accordance with this Agreement ) or that has been consented to in accordance with Section 10.1; provided that no such release shall occur if (x) such Subsidiary Guarantor continues to be a guarantor in respect of any Junior Financing or (y) such Collateral continues to secure any Junior Financing or (ii) under the circumstances described in paragraph (b) below.

(b)           At such time as (i) the Term Loans and the other Obligations (other than Unasserted Contingent Obligations, shall have been paid in full ~~or Cash Collateralized~~in cash and (ii) the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent

and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.  At such time, the Collateral Agent shall take such actions as are reasonably necessary, at the cost of the Parent and the Borrower, to effect each release described in this Section 10.14 in accordance with the relevant provisions of the Security Documents.

10.15      ~~10.15~~      Confidentiality.  Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential in accordance with its customary procedures; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender, any Affiliate of a Lender or any Approved Fund (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) subject to an agreement to comply with confidentiality provisions at least as restrictive as the provisions of this Section 10.15, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, members, partners, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g)  that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 10.15), (h)  to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Parent or the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.

10.16      ~~10.16~~      WAIVERS OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT

AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.17      ~~10.17~~      Patriot Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

10.18      Intercreditor Agreements.  Each Lender hereby agrees that the Administrative Agent may enter into any intercreditor agreement pursuant to the terms hereof (including with respect to Junior Indebtedness) on its behalf and agrees to be bound by the terms thereof and consents and agrees to the appointment of Morgan Stanley Senior Funding, Inc. (or its affiliated designee) on its behalf as collateral agent thereunder.

10.19      Process Agent.  The Parent hereby irrevocably and unconditionally appoints the Borrower, with an office as of the Third Amendment Effective Date at its address at 640 Lee Road, Chesterbrook, Pennsylvania, 19087, Attention:  Chief Financial Officer and General Counsel, E-mail Addresses: asaik@auxilium.com and akoven@auxilium.com, with a copy to Morgan, Lewis & Bockius LLP, at its address at 101 Park Avenue, New York, New York 10178, Attention:  Patricia F. Brennan, E-mail Address: pbrennan@morganlewis.com and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of the Parent and its property all writs, claims, process and summonses in any action or proceeding brought against it in the State of New York.  Such service may be made by mailing or delivering a copy of such process to the Parent in care of the Process Agent at the address specified above for the Process Agent, and the Parent irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  Failure by the Process Agent to give notice to the Parent or failure of the Parent to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or the Parent, or of any judgment based thereon.  The Parent covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the delegation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such.  The Parent further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent.  Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

10.20      Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in the currency denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Agreement Currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Loan Party in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the Agreement Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in the Judgment Currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the Agreement Currency, the Loan Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, or such other person to whom such obligation was owing, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the Agreement Currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 3.8, such Lender or the Administrative Agent, as the case may be, agrees to return the amount of any excess to the respective Loan Party.

SECTION 11.       PARENT GUARANTY

11.1        Guaranty.  In order to induce the Administrative Agent and the Lenders to enter into the Third Amendment and to maintain outstanding their extensions of credit hereunder, and to induce other Secured Parties to maintain outstanding or enter into Specified Hedge Agreements, and in recognition of the direct benefits to be received by the Parent from the maintenance of the Term Loans and the maintenance of and entering into of such Specified Hedge Agreements, the Parent hereby agrees with the Secured Parties as follows:  the Parent hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Obligations of the Borrower to the Secured Parties.  If any or all of the Obligations of the Borrower to the Secured Parties becomes due and payable hereunder, the Parent, unconditionally and irrevocably, promises to pay such indebtedness to the Agent and/or the other Secured Parties, or order, on demand, together with any and all expenses which may be incurred by the Agent and the other Secured Parties in collecting any of the Obligations.  If claim is ever made upon any Secured Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent, notwithstanding any revocation of this Parent Guaranty or other instrument evidencing any liability of the Borrower, and the Parent shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

11.2        Bankruptcy.  Additionally, the Parent unconditionally and irrevocably guarantees the payment of any and all of the Obligations to the Secured Parties whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 8.1(f), and irrevocably and unconditionally promises to pay such indebtedness to the Secured Parties, or order, on demand, in Dollars.

11.3        Nature of Liability.  The liability of the Parent hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Obligations, whether executed by any other guarantor or by any other party, and the liability of the Parent hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Secured Party on the Obligations which any such Secured Party repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Secured Parties as contemplated in Section 11.5, or (g) any invalidity, irregularity or enforceability of all or any part of the Obligations or of any security therefor.

11.4        Independent Obligation.  The obligations of the Parent hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions.  The Parent waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Parent.

11.5        Authorization.  The Parent authorizes the Secured Parties without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(i)            change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Parent Guaranty shall apply to the Obligations as so changed, extended, renewed or altered;

(ii)           take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities

(including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(iii)          exercise or refrain from exercising any rights against the Borrower, any other Loan Party or others or otherwise act or refrain from acting;

(iv)          release or substitute any one or more endorsers, guarantors, the Borrower, other Loan Parties or other obligors;

(v)           settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Parties;

(vi)          apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Parties regardless of what liability or liabilities of the Borrower remain unpaid;

(vii)         consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Loan Document, any Secured Hedge Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document or any Secured Hedge Agreement or any of such other instruments or agreements; and/or

(viii)        take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent from its liabilities under this Parent Guaranty.

11.6        Reliance.  It is not necessary for any Secured Party to inquire into the capacity or powers of the Parent or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

11.7        Subordination.  Any indebtedness of the Borrower now or hereafter owing to the Parent is hereby subordinated to the Obligations owing to the Secured Parties; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to the Parent shall be collected, enforced and received by the Parent for the benefit of the Secured Parties and be paid over to the Administrative Agent on behalf of the Secured Parties on account of the Obligations to the Secured Parties, but without affecting or impairing in any manner the liability of the Parent under the other provisions of this Parent Guaranty. Prior to the transfer by the Parent of any note or negotiable instrument evidencing any such indebtedness of the Borrower to the Parent, the Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.  Without limiting the generality of the foregoing, the Parent hereby agrees with the Secured Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Obligations have been irrevocably paid in full in cash.

11.8        Waiver.  (a)  The Parent waives any right (except as shall be required by applicable statute and cannot be waived) to require any Secured Parties to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Secured Party’s power whatsoever.  The Parent waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of the Borrower, the Parent, any other guarantor or any other party, or the validity, legality or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment of the Obligations to the extent of such payment.  The Secured Parties may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Secured Party by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Parties may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Parent hereunder except to the extent the Obligations have been paid.  The Parent waives any defense arising out of any such election by the Secured Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against the Borrower or any other party or any security.

(b)           The Parent waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Obligations.  The Parent assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which the Parent assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Secured Parties shall have any duty to advise the Parent of information known to them regarding such circumstances or risks.

11.9        Payments.  All payments made by the Parent pursuant to this Section 11 shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Section 3.8.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AUXILIUM PHARMACEUTICALS, INC., as Borrower

By:	/s/ Adrian Adams
Name: Adrian Adams
Title: CEO and President

Signature Page to

Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent

By:	/s/ Nathan Speicher
Name: Nathan Speicher
Title: Authorized Signatory

Signature Page to

Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Term Lender

By:	/s/ Nathan Speicher
Name: Nathan Speicher
Title: Authorized Signatory

Signature Page to

Credit Agreement

SCHEDULE 1.1

Commitments

Lender	Amount of Term Loan Commitment	Percentage of Term Loan Commitment
Morgan Stanley Senior Funding, Inc.	$225,000,000	100%
Total	$225,000,000	100%

Signature Page to

Credit Agreement

SCHEDULE 1.1A

AGREED GUARANTEE AND SECURITY PRINCIPLES

Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement to which this Schedule 1.1A is attached and in the other Exhibits, Schedules and Annexes to the Credit Agreement shall have the meanings specified therein.

A.                                                            Considerations

1.                                      In determining what liens will be granted by Subsidiary Guarantors organized outside of the United States or Canada or any political subdivision thereof (the “Non-N.A. Loan Parties”) to secure the Obligations, liens in favor of the Secured Parties (or the Collateral Agent on their behalf) shall not be created or perfected to the extent that doing so would:

(a)                                 result in any breach of corporate benefit, financial assistance, fraudulent preference, thin capitalisation laws, capital maintenance rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction or any similar principles which may limit the ability of any Non-N.A. Loan Party to provide a guarantee or security or may require that that the guarantee or security be limited by an amount or otherwise;

(b)                                 result in any (x) material risk to the officers of the relevant grantor of liens of contravention of their fiduciary duties and/or (y) risk to the officers of the relevant grantor of liens of civil or criminal liability (in each case, other than arising from fraud, gross negligence or wilful misconduct of the relevant officer as determined by a final judgment of a court of competent jurisdiction);

(c)                                  result in costs that are disproportionate to the benefit obtained by the beneficiaries of the liens by reference to the costs of creating or perfecting the lien versus the value of the assets being secured;

(d)                                 impose an undue administration burden on, or material inconvenience to the ordinary course of operations of, the provider of the lien, in each case which is disproportionate to the benefit obtained by the beneficiary of the lien; and

(e)                                  create liens over any assets subject to third party arrangements which are permitted by the Loan Documents to the extent (and for so long as) such arrangements prevent those assets from being charged, provided that the Non-N.A. Loan Parties shall use reasonable endeavours to obtain consent to the charging any such assets if the relevant asset is material.

2.                                      These Agreed Guarantee and Security Principles embody recognition by all parties to this Agreement that there may be certain legal, regulatory and practical difficulties (including those in paragraph 1 above) in obtaining security from all

Non-N.A. Loan Parties in every jurisdiction in which Non-N.A. Loan Parties are located, in particular:

(a)                                 perfection of liens, when required, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Loan Documents or (if earlier or to the extent no such time periods are specified in the Loan Documents) within the time periods specified by applicable law in order to ensure due perfection. Perfection of security will not be required if it would have a material adverse effect on the ability of the relevant Non-N.A. Loan Party to conduct its operations and business in the ordinary course as otherwise permitted by the Loan Documents;

(b)                                 the maximum granted or secured amount may be limited to minimize stamp duty, notarisation, registration or other applicable fees, taxes and duties where the benefit of increasing the granted or secured amount is disproportionate to the level of such fees, taxes and duties; or

(c)                                  where a class of assets to be secured includes material and immaterial assets, if the costs of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only.

For the avoidance of doubt, in these Agreed Guarantee and Security Principles, “cost” includes, but is not limited to, income tax cost, withholding tax, registration taxes payable on the creation or enforcement or for the continuance of any liens, stamp duties, the cost of maintaining capital for regulatory purposes, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor of liens or any of its direct or indirect owners, subsidiaries or affiliates.

B.                                                            Obligations to be Guaranteed and Secured

1.                                      Subject to paragraph (A) above and to paragraph (B)2 below, the obligations to be secured are the Obligations.  The liens are to be granted in favor of the Collateral Agent on behalf of each Secured Party (or equivalent local procedure and unless otherwise necessary in any jurisdictions). Subject to paragraph (B)2 below, the obligations to be guaranteed by the Non-N.A. Loan Parties are the Obligations.

2.                                      For ease of reference, the definitions of the “Obligations” and “Secured Parties” set forth in the Loan Documents should, where relevant and to the extent legally possible, be incorporated into each Security Document (with the capitalized terms used in them having the meaning given to them in the Loan Documents).

3.                                      The Obligations may be limited pursuant to the terms of the relevant Security Documents and the guaranties provided by any Non-N.A. Loan Parties:

(a)                                 to avoid any breach of corporate benefit, financial assistance, fraudulent preference, thin capitalization rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction; and

(b)                                 to avoid any (x) material risk to officers of the relevant party that is granting liens in contravention of their fiduciary duties and/or (y) risk to the officers of the relevant grantor of liens of civil or criminal or personal liability (in each case, other than arising from fraud, gross negligence or wilful misconduct of the relevant officer as determined by a final judgment of a court of competent jurisdiction).

C.                                                            General

1.                                      Where appropriate, defined terms in the Security Documents should mirror those in the Loan Documents.

2.                                      The parties to this Agreement agree to negotiate the form of each Security Document in good faith.  The form of guaranty with respect to any Non-N.A. Loan Party shall be subject to any limitations as set out in the joinder, supplement or other guaranty applicable to such Non-N.A. Loan Party as may be required in order to comply with local laws in accordance with these Agreed Guarantee and Security Principles.

3.                                      The liens granted by any Non-N.A. Loan Party in favor of the Collateral Agent on behalf of each Secured Party shall, to the extent possible under local law, be enforceable on the occurrence of an Event of Default that is continuing.

D.                                                            Covenants/Representations and Warranties

Any representations, warranties or covenants which are required to be included in any Security Document with respect to any Non-N.A. Loan Party shall reflect (to the extent to which the subject matter of such representation, warranty and covenant is the same as the corresponding representation, warranty and covenant in the Loan Documents) the commercial deal set out in the Loan Documents (save to the extent that the Administrative Agent’s local counsel advise it is reasonably necessary to include any further provisions (or deviate from those contained in the Loan Documents) in order to protect or preserve the liens granted to the Administrative Agent on behalf of each Secured Party). Accordingly, the Security Document shall not include, repeat or extend clauses set out in the Loan Documents including the representations, warranties or covenants in respect of the Non-N.A. Loan Parties in respect of insurance, maintenance of assets, information, indemnities or the payment of costs, in each case, unless applicable local counsel advise it necessary in order to ensure the validity of any Security Document or the perfection of any lien granted thereunder.

E.                                                             Liens over Land and Buildings

1.                                      Subject to (A) and (B) above, any mortgage over real estate owned by a Non-N.A. Loan Party with a fair market value of more than $5,000,000 will charge land and interests in land and buildings, except where granting the lien would contravene any legal or contractual prohibition, in which case, the proposed grantor of such lien will use commercially reasonable efforts to remove the prohibition or obtain any required consent prior to the date the relevant Security Document is required to be granted.

2.                                      There will be no obligations to investigate title, provide surveys or other insurance or environmental due diligence other than to the extent required and customary under relevant local practice.

F.                                                              Liens over Equity Interests

1.                                      Subject to (A) and (B) above, equitable share charges (or the equivalent in local jurisdictions) will be made over equity interests in Non-N.A. Loan Parties to the extent required by the Section 6.9 of this Agreement and subject to the exceptions and limitations set forth therein.

2.                                      Subject to (A) and (B) above, equitable share charges (or the equivalent in local jurisdictions) will be granted in relation to the equity interests issued by any Non-N.A. Loan Parties pursuant to which the Collateral Agent on behalf of each Secured Party will be entitled, subject to local laws, to transfer the equity interests and satisfy themselves out of the proceeds of such sale upon enforcement of the lien.

3.                                      Subject to (A) and (B) above, to the extent permitted under local law, share pledges in relation to equity interests issued by any Non-N.A. Loan Parties should contain provisions to ensure that, unless an Event of Default has occurred and is continuing, the grantor of the lien is entitled to receive dividends and exercise voting rights in any shareholders’ meeting of the relevant entity (except if such exercise would be inconsistent with the Loan Documents) and if an Event of Default has occurred and is continuing the voting and dividend receipt rights may only be exercised by the Collateral Agent on behalf of each Secured Party, it being understood that if such Event of Default is subsequently remedied or waived, the right to receive dividends and the voting rights in any shareholders’ meeting of the relevant company shall automatically return to the grantor of the lien.

4.                                      Liens over equity interests issued by Non-N.A. Loan Parties will, where permitted under local law, automatically charge further equity interests issued or otherwise contemplate a procedure for the extension (at the cost of the relevant Borrower or Guarantor) of liens over newly-issued shares.

5.                                      Liens will not be created over minority equity interests owned by any Non-N.A. Loan Party or equity interests in joint ventures owned by any Non-N.A. Loan Parties where the consent of a third party is required before the relevant Borrower or Guarantor can create a lien over the same unless such consent has been obtained (the Borrower or Guarantor which is the holder of such equity interests being obliged to use commercially reasonable efforts to obtain such consent if such equity interests are material and if requested by the Administrative Agent).

6.                                      Liens will not be created on equity interests so long as same constitute Margin Stock.

G.                                                            Liens over Receivables of Non-N.A. Loan Parties

1.                                      Except where an Event of Default has occurred and is continuing, unless necessary to ensure the creation of valid and/or perfected security, (and notwithstanding that the lien may be expressed as a first fixed charge) the proceeds of receivables of any Non-N.A. Loan Parties shall not be paid into a nominated account unless the relevant Non-N.A. Loan Party is able freely to withdraw such money and the Non-N.A. Loan Party shall be free to deal with those receivables in the course of its business.

2.                                      Each relevant Non-N.A. Loan Party shall not be required to notify third party debtors to any contracts that have been assigned and/or charged under a Security Document unless (i) so required by the Administrative Agent if an Event of Default has occurred and is continuing or (ii) otherwise required and customary under relevant local practice and is not prejudicial to the business relationship of such Non-N.A. Loan Party.  The Administrative Agent shall however be entitled to give such notice if an Event of Default has occurred and is continuing.

3.                                      No lien will be granted under local law over any receivables of any Non-N.A. Loan Parties to the extent (and for so long as) such receivable cannot be secured under the terms of the relevant contract, provided that the Non-N.A. Loan Parties shall use reasonable endeavors to obtain consent to the charging any such assets if the relevant asset is material.

H.                                   Insurances

1.                                      Subject to (A) and (B) above, proceeds of material insurance policies owned by each relevant Non-N.A. Loan Party (excluding third party liability insurance policies) are to be assigned by way of security or pledged to the Collateral Agent on behalf of each Secured Party.  Proceeds of insurance shall be collected and retained by the relevant Non-N.A. Loan Party (without the further consent of the Secured Parties) (i) unless such insurance proceeds must be applied to mandatory prepayment pursuant to Section 3.2 or (ii) unless an Event of Default has occurred and is continuing.

2.                                      If required by local law to create or perfect the security, notice of the security will be served on the insurance provider within 10 business days of the security being granted and the applicable Non-N.A. Loan Party shall use its commercially reasonable efforts to obtain an acknowledgement of that notice within 30 business days of service. If a Non-N.A. Loan Party has used its commercially reasonable efforts but has not been able to obtain acknowledgement its obligations to obtain acknowledgement shall cease on the expiry of that 30 business days period.

I.                                                                Material Contracts And Claims

1.                                      Each relevant Non-N.A. Loan Party shall not be required to notify the counterparties to any contracts that have been charged/assigned under a Security Document that such contract has been so charged/assigned unless (i) required by the Administrative Agent if an Event of Default has occurred and is continuing or (ii) otherwise required and customary under relevant local practice and is not materially prejudicial to the business relationship of such Non-N.A. Loan Party.  Liens will not be created over contracts, leases or licenses which prohibit assignment or the creation of such liens or which require the consent of third parties for the creation of such liens or such assignment unless the contracts are material and such consent has been obtained (and to the extent that applicable local law requires any such consent in order to provide the Secured Parties with a perfected security interest in the proceeds of any such material contract, the Non-N.A. Loan Party which is the holder of the relevant rights shall be obliged to use commercially reasonable efforts to obtain such consent if requested by the Administrative Agent).

2.                                      Proceeds of material contracts and claims shall be collected and retained by the relevant Non-N.A. Loan Party (without the further consent of the Secured Parties) (i) unless such proceeds must be applied to mandatory prepayment pursuant to Section 3.2 or (ii) unless an Event of Default has occurred and is continuing.

J.                                                                Liens Over Material Intellectual Property

1.                                      Subject to (A) and (B) above, liens over all registrable Material Intellectual Property (other than any applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”), or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d)) owned by each relevant Non-N.A. Loan Party are to be given, and registration is to be made in all relevant local registries in which the grantor of the liens is resident or carries on material business or is otherwise required under local law unless the granting of such liens would contravene any legal or contractual prohibition. Where any relevant Non-N.A. Loan Party has the right to the use of any Material Intellectual Property through contractual arrangements to which it is a party, a lien over such contract and/or any rights arising thereunder shall be given in favor of the Collateral Agent on behalf of each Secured Party, except to the extent (and for so long as) the giving over of such liens would contravene any legal or contractual prohibition. Notwithstanding anything to the contrary herein, liens should not be created over intellectual property or any contractual relationships described above (or any rights arising thereunder) where such lien or assignment is prohibited or the consent of third parties would be required for the creation of such lien or such assignment unless such consent has been obtained (and to the extent that applicable local law requires any such consent in order to provide the Secured Parties with a perfected security interest in the proceeds of any such contract with respect to Material Intellectual Property, the Non-N.A. Loan Party which is the holder of the relevant rights shall be obliged to use commercially reasonable efforts to obtain such consent with respect to Non-N.A. Loan Party’s rights to Material Intellectual Property, if requested by the Administrative Agent).

2.                                      If a Non-N.A. Loan Party grants a lien over any of its intellectual property, it will be free to deal with those assets in the course of its business (including without limitation, allowing any intellectual property to lapse or become abandoned, if permitted under the terms of the Loan Documents) until an Event of Default has occurred and is continuing.

3.                                      “Material Intellectual Property” is to be defined as intellectual property owned by the Non-N.A. Loan Parties which is material to the carrying out of the business of Parent or any of its Subsidiaries, taken as a whole.

K.                                                           Liens Over Bank Accounts

1.                                      Where any Non-N.A. Loan Party is granting a lien over a bank account it shall, at the reasonable request of the Administrative Agent, notify the relevant bank of, and, if necessary and customary under applicable local law, shall use commercially reasonable efforts to procure that the relevant bank acknowledges the creation of that lien. Such Non-N.A. Loan Party shall be free to deal with those accounts in the course of its business until an Event of Default has occurred and is continuing.

2.                                      If required by local law to perfect the security and/or to give effect to the making thereof, notice of the security will be served on the account bank within 15 business days of the security being granted and the Non-N.A. Loan Party shall use its commercially reasonable efforts to obtain an acknowledgement of that notice within 30 business days of service. If the Non-N.A. Loan Party has used its commercially reasonable efforts but has not been able to obtain acknowledgement, its obligation to obtain acknowledgement shall cease on the expiry of the aforementioned 30 business day period. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the Non-N.A. Loan Party from using a bank account in the course of its business, no notice of security shall be served until an Event of Default has occurred and is continuing.

3.                                      Any security over bank accounts of a Non-N.A. Loan Party shall be subject to any prior security interests in favor of the account bank which are created either by law or in the standard terms and conditions of the account bank. The notice of security shall request these are waived by the account bank but the Non-N.A. Loan Party shall, in no event, be required to change its banking arrangements if these security interests are not waived or only partially waived.

L.                                                             Other Material Assets

Liens shall be given over any other material assets of any relevant Non-N.A. Loan Party from time to time, according to the principles set out herein. Such Non-N.A. Loan Party shall be free to deal with those assets in the course of its business until an Event of Default has occurred and is continuing.

M.                                                         Perfection of Liens

1.                                      Where customary under applicable local law, a Security Document may contain a power of attorney allowing the Collateral Agent to perform on behalf of the grantor of the lien, its obligations under such Security Document only if an Event of Default has occurred and is continuing.

2.                                      Subject to (A) and (B) above, where obligatory or customary under the relevant local law all registrations and filings necessary in relation to the Security Documents and/or the liens evidenced or created thereby are to be undertaken within applicable time limits, by the appropriate local counsel (based on local law and custom), unless otherwise agreed.

3.                                      Subject to (A) and (B) above, where obligatory or customary under the relevant local law, documents of title relating to the assets charged will be required to be delivered to the Collateral Agent.

4.                                      Except as explicitly provided herein, notice, acknowledgement or consent to be obtained from a third party will only be required where the efficacy of the lien requires it or where it is reasonably practicable and reasonable giving due regard to the costs involved, the commercial impact on the Non-N.A. Loan Party in question and the likelihood of obtaining the acknowledgement and, when possible without prejudicing the validity of the lien concerned, such perfecting procedures shall be delayed until an Event of Default has occurred and is continuing.

N.                                                            Liens

Notwithstanding anything to the contrary contained in this agreement, no provision contained herein shall prejudice the right of the Non-N.A. Loan Parties to benefit from the permitted exceptions set out in the Loan Documents regarding the granting of liens over assets.

O.                                                            Proceeds

The Security Documents will state that the proceeds of enforcement of such Security Documents will be applied as specified in the Loan Documents.

P.                                                              Regulatory consent

The enforcement of security over shares and the exercise by the Collateral Agent of voting rights in respect of such shares may be subject to regulatory consent.  Accordingly, enforcement of any security over any shares subject to such a restriction, and the exercise by the Collateral Agent of the voting rights in respect of any such shares, will be expressed to be conditional upon obtaining any consents required by law or regulation.

SCHEDULE 4.7(b)

Owned Real Property

Record Owner	Address	Gross Book Value
Actient Pharmaceuticals LLC	70 High Street, Rye City, New York	$1,318,978

SCHEDULE 4.7(c)

Leased Real Property

Lessor	Lessee	Address
Chesterbrook Partners LLP	Auxilium Pharmaceuticals, Inc.	640 Lee Road, Chesterbrook, Chester County, PA
Liberty Property Limited Partnership	Auxilium Pharmaceuticals, Inc.	40 Valley Stream Parkway, Malvern, Chester County, PA
Liberty Property Limited Partnership	Auxilium Pharmaceuticals, Inc.	102 Rock Road, Horsham, Montgomery County, PA
ARE-PA REGION NO. 6, LLC	Auxilium Pharmaceuticals, Inc.	102 Witmer Road, Horsham, Montgomery County, PA
Heffernan & Partners	Auxilium Pharmaceuticals, Inc.	420 Babylon Road, Suite F, Horsham, Montgomery County, PA
Duke/Kane, LLC	Slate Pharmaceuticals, Inc.	Suite 1022, 10th Floor, 4208 Six Forks Road, Raleigh, Wake County, NC(1)
Keystone Technology Park Two LLC and Slate Pharmaceuticals, Inc.	Slate Pharmaceuticals, Inc.	Suite 100, Building IX, 633 Davis Drive, Durham, Durham County, NC
FR National Life, LLC	Timm Medical Technologies, Inc.	Suite T, 9600 West 76th Street, Eden Prairie, Hennipin County, MN
ICON Clinical Research, Inc.	Actient Pharmaceuticals LLC	150 South Saunders Road, Lake Forest, Lake County, IL
KGL Property Development LLC	70 Maple Avenue, LLC	70 Maple Ave, Rye City, Westchester County, NY

(1) Currently subject to a sublease to Sprout Pharmaceuticals, Inc.

SCHEDULE 4.14

Subsidiaries

Group Member	Jurisdiction of Incorporation/ Formation	Authorized Shares	Issued Shares	Certificate No.	Owner/Percentage
Auxilium Pharmaceuticals, Inc.	Delaware	n/a	n/a	n/a	n/a
Auxilium International Holdings, Inc.	Delaware	1,000	100	1	Auxilium Pharmaceuticals, Inc. — 100% common
Auxilium US Holdings, LLC	Delaware	1	1	1	Auxilium Pharmaceuticals, Inc. — 100% membership interest
GTCR/Actient Holdings/B Corp.	Delaware	1,000	n/a	n/a	Auxilium Pharmaceuticals, Inc. — 100% common
Actient Holdings LLC	Delaware	n/a	n/a	n/a	Auxilium Pharmaceuticals, Inc. — 84% membership interest GTCR/Actient Holdings/B Corp. — 16% membership interest
Actient Pharmaceuticals LLC	Delaware	100	100	C-1	Actient Holdings LLC — 100% membership interest
Slate Pharmaceuticals, Inc.	Delaware	10,000,000	1,000	C-132	Actient Pharmaceuticals LLC — 100% membership interest
Actient Therapeutics LLC	Delaware	100 common 100 preferred	100 common 100 preferred	C-1, C-2 C-3, P-1	Actient Pharmaceuticals LLC — 95% common Slate Pharmaceuticals, Inc. — 5% common; 100% Preferred
70 Maple Avenue, LLC	Delaware	10	10	1	Actient Pharmaceuticals LLC — 100% membership interest
Timm Medical Holdings, LLC	Delaware	10	10	1	Actient Pharmaceuticals LLC — 100% membership interest
Timm Medical Technologies, Inc.	Delaware	1,000	1,000	2	Timm Medical Holdings, LLC — 100% common

SCHEDULE 4.18(a)

UCC Filing Jurisdictions

Group Member	UCC Filing Jurisdiction
Auxilium Pharmaceuticals, Inc.	Delaware
Auxilium International Holdings, Inc.	Delaware
Auxilium US Holdings, LLC	Delaware
GTCR/Actient Holdings/B Corp.	Delaware
Actient Holdings LLC	Delaware
Actient Pharmaceuticals LLC	Delaware
Slate Pharmaceuticals, Inc.	Delaware
Actient Therapeutics LLC	Delaware
70 Maple Avenue, LLC	Delaware
Timm Medical Holdings, LLC	Delaware
Timm Medical Technologies, Inc.	Delaware

SCHEDULE 6.15

Post-Closing Deliveries

90 days (or such longer period as may be agreed by the Administrative Agent), the Loan Parties shall: (i) with respect to all lockboxes and deposit accounts and bank or securities accounts of each Loan Party (other than Excluded Accounts (as defined in the Guarantee and Collateral Agreement)), obtain and deliver to the Administrative Agent, account control agreements in form and substance reasonably satisfactory to the Administrative Agent and (ii) with respect to each location set forth on Schedule 4.7(c), use commercially reasonable efforts to enter into a landlord access agreement or bailee letter, as applicable.

SCHEDULE 7.1

Existing Indebtedness

The Indebtedness outstanding pursuant to the Fifth Street Credit Agreement.  Letter agreement regarding severance, dated as of March 19, 2013, by and between Actient Pharmaceuticals LLC and Chris Curtin (as it relates to the change-of-control payment contemplated thereby).

Transition Agreement, dated as of February 27, 2013, by and among the Actient Holdings LLC, Actient Pharmaceuticals LLC and Edmund Orme.

All fees and expenses related to the termination of the Manufacturing Services Agreement, dated as of December 21, 2010, by and between Elan Pharma International Limited and Actient Pharmaceuticals LLC.

All outstanding costs related to the closure of Timm Medical Technologies, Inc.’s Eden Prairie facility reflected on the Timm Medical Technologies, Inc. restructuring severance worksheet attached as Exhibit 2 hereto (including pursuant to the Employment Agreement, dated May 23, 2007, between Timm Medical Technologies, Inc. and Robert Martin, as amended on January 20, 2011 and January 28, 2013).

SCHEDULE 7.2

Existing Liens

	Entity	Secured Party	Date of Filing and Filing #	Jurisdiction of Filing	Collateral Description

1.	Timm Medical Technologies, Inc.	U.S. Bancorp	February 24, 2010 Filing # - 2010 0628515	Delaware	Office equipment. Serial numbers: 1 C452 A0P2011002048COLOR 1 C452 A0P2011002048BW 1 C552 A0P1011003187COLOR 1 C552 A0P1011003187BW 1 1330 MNS06618BW

2.	Auxilium Pharmaceuticals, Inc.	Ikon Financial Svcs	February 6, 2010 Filing # - 2010 0418479	DE	Protective filing against leased equipment in connection with a Master Agreement between IOS Capital, LLC, as lessor, and Auxilium Pharmaceuticals, Inc., as lessee.

3.	Auxilium Pharmaceuticals, Inc.	Canon Financial Services	January 11, 2012 Filing # - 2012 0201428	DE

All equipment now or hereafter leased, sold, or financed by Canon Financial Services, Inc. and all general intangibles and accounts receivable with respect to said equipment, and all replacements of, additions to, substitutions for and proceeds of the foregoing.

4.	Auxilium Pharmaceuticals, Inc.	Canon Financial Services	February 29, 2012 Filing # - 2012 0793242	DE

All equipment now or hereafter leased, sold, or financed by Canon Financial Services, Inc. and all general intangibles and accounts receivable with respect to said equipment, and all replacements of, additions to, substitutions for and proceeds of the foregoing.

5.	Auxilium Pharmaceuticals, Inc.	General Electric Capital Corporation	December 28, 2004 Filing #- 4366126 3 Amendment	DE	(92) Dell 28726 PC-P Latitude D505 Laptops

	Entity	Secured Party	Date of Filing and Filing #	Jurisdiction of Filing	Collateral Description

(continue) #- 2009 2107230

6.	Auxilium Pharmaceuticals, Inc.	TimePayment Corporation	July 21, 2010 Filing #- 2010072107461	PA	Wellsys water purification systems.

7.	Actient Pharmaceuticals LLC	n/a	n/a	n/a

The real property located at 70 High Street, Rye City, New York and owned by Actient Pharmaceuticals LLC is subject to zoning restrictions noted in the Zoning Board of Appeals decision dated December 28, 1966, attached to the Bock and Clark Zoning Report, dated June 7, 2012.

SCHEDULE 7.6

Existing Investments

Intercompany Contribution Agreement, dated as of April 1, 2012, by and among Actient Pharmaceuticals LLC, Actient Therapeutics LLC, and Slate Pharmaceuticals, Inc.

SCHEDULE 7.10

Clauses Restricting Negative Pledges

None.

SCHEDULE 7.11

Clauses Restricting Subsidiary Distributions

Convertible Notes Documents, as defined in the Credit Agreement.

Ex. A-1

Exhibit A to
Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION

[              , 20[_]]

Reference is made to the Credit Agreement, dated as of April 26, 2013, (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among AUXILIUM INTERNATIONAL CORP., a corporation incorporated under the laws of British Columbia (the “Parent”), AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower~~”), [              ], a Delaware limited liability company (“Merger Sub~~”), the financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”).  Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

In accordance with the terms and conditions of Section 10.6 to the Credit Agreement, the Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:

1.             The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the Term Facility or Incremental Facilities (collectively, the “Facilities”) contained in the Credit Agreement as are set forth on Schedule 1 hereto, in the principal amount for the Facilities as set forth on Schedule 1 hereto.

2.             The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that (i) the Assignor is the legal and beneficial owner of the Assigned Interest, (ii) the Assignor has full organizational power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iii) the interest being assigned by the Assignor hereunder is free and clear of any lien, encumbrance or other adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its respective Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its respective Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes, if any, for a new Note or Notes

Ex. A-2

payable to the Assignee and (ii) if the Assignor has retained any interest in the Facilities, requests that the Administrative Agent exchange the attached Notes, if any, for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Assignment Effective Date).

3.             The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption and has full organizational power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 3.10(e) and (f) of the Credit Agreement; (f) confirms that it satisfies the requirements set forth in Section 10.6(b) of the Credit Agreement; (g) represents and warrants that it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type; and (h) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Sections 3.10(f) and 10.6 of the Credit Agreement, duly completed and executed by such Assignee.

4.             The effective date of this Assignment and Assumption shall be the Effective Date of Assignment and Assumption or the Trade Date described in Schedule 1 hereto (the “Assignment Effective Date”).  Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Assignment Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five (5) Business Days after the date of such acceptance and recording by the Administrative Agent).

5.             Upon such acceptance and recording, from and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to the Assignee for amounts which have accrued from and after the Assignment Effective Date.

6.             From and after the Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be

Ex. A-3

bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement, (and, to the extent this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 3.9, 3.10, 3.11 and 10.5 of the Credit Agreement; provided, to the extent applicable, that the Assignor continues to comply with the requirements of Sections 3.10(e) and (f) of the Credit Agreement).

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Ex. A-4

Schedule 1 to
Assignment and Assumption

Name of Assignor:

Name of Assignee:

~~Name of Assignee:~~

[Effective Date of Assignment and Assumption] [Trade Date](2):

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders
[Term Facility]
[Incremental Facilities]
[$ ]

Principal Amount Assigned	Commitment/Loans Percentage Assigned(3)
$	. %

[Name of Assignee]		[Name of Assignor]

By:		By:
	Name:		Name:
	Title:		Title:

(2)                                 To be completed if Assignor and Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

(3)                                 Calculate the Commitment/Loans Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate Commitments/Loans of all Lenders.

Ex. A-5

Accepted:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:
Name:
Title:

Consented To:(4)

[AUXILIUM PHARMACEUTICALS, INC.,
as Borrower]

By:
Name:
Title:

[MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent]

By:
Name:
Title:

(4)                         See Section 10.6 of the Credit Agreement to determine whether the consent of the Borrower and/or Administrative Agent is required.

Ex. A-6

Exhibit B to
Credit Agreement

FORM OF BORROWING NOTICE

         ,

MORGAN STANLEY SENIOR FUNDING, INC.
        as Administrative Agent under the
        Credit Agreement referred to below

Attention:

Re:          Auxilium Pharmaceuticals, Inc.

Reference is made to the Credit Agreement, dated as of April 26, 2013, (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), ~~[              ], a Delaware limited liability company (“Merger Sub~~AUXILIUM INTERNATIONAL CORP., a corporation incorporated under the laws of the province of British Columbia (the “Parent”), the financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”).  Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2 of the Credit Agreement of its request of a borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

The date of the Proposed Borrowing is                    ,          (the “Funding Date”).

The aggregate principal amount of Term Loan is $          , of which $           consists of ABR Loans and $            consists of LIBOR Rate Loans having an initial Interest Period of            months.

The undersigned hereby represents and warrants to the Administrative Agent and the Lenders that as of the Funding Date, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect), except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect) on and as of such specific date, and no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

AUXILIUM PHARMACEUTICALS, INC.

By:
Name:
Title:

Exhibit C to
Credit Agreement

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

made by

AUXILIUM PHARMACEUTICALS, INC.

and the other signatories hereto

in favor of

MORGAN STANLEY SENIOR FUNDING, INC.,
as Collateral Agent

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

Dated as of April 26, 2013

TABLE OF CONTENTS

Page
SECTION 1.	DEFINED TERMS	102
1.1	DEFINITIONS	~~2~~ 102
1.2	OTHER DEFINITIONAL PROVISIONS	~~7~~ 102

SECTION 2.	GUARANTEE	102
2.1	GUARANTEE	~~8~~ 102
2.2	REIMBURSEMENT, CONTRIBUTION AND SUBROGATION	~~9~~102
2.3	AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS	~~10~~102
2.4	GUARANTEE ABSOLUTE AND UNCONDITIONAL	~~11~~102
2.5	REINSTATEMENT	~~11~~102
2.6	PAYMENTS	~~12~~102
2.7	RELEASE OF GUARANTEES	~~12~~ 102
2.8	KEEPWELL	~~12~~102

SECTION 3.	GRANT OF SECURITY INTEREST	102

SECTION 4.	REPRESENTATIONS AND WARRANTIES	102
4.1	REPRESENTATIONS IN CREDIT AGREEMENT	~~14~~102
4.2	TITLE; NO OTHER LIENS	~~14~~102
4.3	PERFECTED FIRST PRIORITY LIENS	~~15~~102
4.4	JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE	~~15~~102
4.5	INVENTORY AND EQUIPMENT	~~16~~ 102
4.6	FARM PRODUCTS	~~16~~102
4.7	INVESTMENT RELATED PROPERTY AND DEPOSIT ACCOUNTS	~~16~~ 102
4.8	RECEIVABLES	~~17~~ 102
4.9	INTELLECTUAL PROPERTY	~~17~~102
4.10	LETTER-OF-CREDIT RIGHTS	~~17~~102
4.11	COMMERCIAL TORT CLAIMS	~~17~~102
4.12	TRADE NAMES; ETC.	~~17~~102

SECTION 5.	COVENANTS	102
5.1	COVENANTS IN CREDIT AGREEMENT	~~18~~102
5.2	DELIVERY AND CONTROL OF INSTRUMENTS, CHATTEL PAPER, NEGOTIABLE DOCUMENTS, INVESTMENT PROPERTY AND LETTER-OF-CREDIT RIGHTS	~~18~~102
5.3	MAINTENANCE OF INSURANCE	~~18~~ 102
5.4	PAYMENT OF OBLIGATIONS	~~19~~102
5.5	MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION	~~19~~ 102
5.6	CHANGES IN LOCATIONS, NAME, ETC.	~~19~~102

i

5.7	NOTICES	~~20~~102
5.8	INVESTMENT PROPERTY, PLEDGED EQUITY INTERESTS, SECURITIES ACCOUNTS AND DEPOSIT ACCOUNTS	~~20~~ 102
5.9	RECEIVABLES	~~22~~102
5.10	INTELLECTUAL PROPERTY	~~22~~102
5.11	LIMITATION ON LIENS ON COLLATERAL	~~23~~102
5.12	LIMITATIONS ON DISPOSITIONS OF COLLATERAL	~~23~~102
5.13	LETTER-OF-CREDIT RIGHTS	~~23~~102
5.14	COMMERCIAL TORT CLAIMS	~~23~~102
5.15	COLLATERAL IN THE POSSESSION OF A BAILEE	~~23~~102

SECTION 6.	REMEDIAL PROVISIONS	102
6.1	CERTAIN MATTERS RELATING TO RECEIVABLES	~~24~~ 102
6.2	COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE	~~24~~ 102
6.3	INVESTMENT PROPERTY	~~25~~ 102
6.4	PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT	~~25~~102
6.5	APPLICATION OF PROCEEDS	~~26~~102
6.6	CODE AND OTHER REMEDIES	~~26~~102
6.7	REGISTRATION RIGHTS	~~27~~ 102
6.8	DEFICIENCY	~~28~~102
6.9	INTELLECTUAL PROPERTY	~~28~~ 102

SECTION 7.	THE COLLATERAL AGENT	102
7.1	COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT, ETC.	~~28~~102
7.2	DUTY OF COLLATERAL AGENT	~~30~~102
7.3	FINANCING STATEMENTS	~~30~~102
7.4	AUTHORITY, IMMUNITIES AND INDEMNITIES OF COLLATERAL AGENT	~~30~~102
7.5	INTELLECTUAL PROPERTY FILINGS	~~31~~102

SECTION 8.	MISCELLANEOUS	102
8.1	AMENDMENTS IN WRITING	~~31~~102
8.2	NOTICES	~~31~~102
8.3	NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES	~~31~~102
8.4	ENFORCEMENT EXPENSES; INDEMNIFICATION	~~32~~ 102
8.5	SUCCESSORS AND ASSIGNS	~~32~~102
8.6	SET-OFF	~~32~~102
8.7	COUNTERPARTS	~~33~~102
8.8	SEVERABILITY	~~33~~102
8.9	SECTION HEADINGS	~~33~~102
8.10	INTEGRATION	~~33~~102

8.11	GOVERNING LAW	~~33~~102
8.12	SUBMISSION TO JURISDICTION; WAIVERS	~~33~~102
8.13	ACKNOWLEDGMENTS	~~34~~102
8.14	ADDITIONAL GRANTORS	~~34~~102
8.15	RELEASES	~~34~~102
8.16	WAIVER OF JURY TRIAL	~~35~~102

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Jurisdictions of Organization and Chief Executive Offices
Schedule 4	Filings and Other Actions Required for Perfection
Schedule 5	Trade Names

ANNEXES

Annex I	Form of Assumption Agreement
Annex II-A	Form of Copyright Security Agreement
Annex II-B	Form of Patent Security Agreement
Annex II-C	Form of Trademark Security Agreement
Annex III	Form of Pledge Supplement

THIS GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of April 26, 2013, made by AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), OPAL ACQUISITION, LLC, a Delaware limited liability company (“Merger Sub”), each of the subsidiaries of the Borrower signatory hereto (collectively with the Borrower and Merger Sub, and together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), for the Secured Parties (as defined in the Credit Agreement referred to below).  Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

A.                                    Pursuant to the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto as lenders (the “Lenders”), Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

B.                                    The Borrower and Merger Sub are members of an affiliated group of companies that includes each other Grantor;

C.                                    The proceeds of the extensions of credit under the Credit Agreement and, to the extent applicable, the financial accommodations under the Specified Hedge Agreements will be used in part to enable the Borrower to finance the Merger Consideration, to pay related fees and expenses, for working capital requirements and for general corporate purposes of the Borrower and its Subsidiaries;

D.                                    The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and, to the extent applicable, the providing of financial accommodation under the Specified Hedge Agreements; and

E.                                     It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and, to the extent applicable, of the Qualified Counterparties to provide financial accommodation under the Specified Hedge Agreements that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and provide financial accommodation, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.                            ~~SECTION 11.~~       DEFINED TERMS

1.1                               ~~11.1~~ Definitions.

(a)                                 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof):  Accounts, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)                                 The following terms shall have the following meanings:

“Administrative Agent”:  as defined in the preamble to this Agreement.

“Agreement”:  as defined in the preamble to this Agreement.

“Borrower”:  as defined in the preamble to this Agreement.

“Borrower Obligations”:  the collective reference to the “Obligations” (as such term is defined in the Credit Agreement) of the Borrower.

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Collateral Agent”:  as defined in the preamble to this Agreement.

“Contracts”:  all contracts, leases and other agreements entered into by any Grantor pursuant to which such Grantor has the right (i) to receive moneys due and to become due to it thereunder or in connection therewith, (ii) to damages arising thereunder and (iii) to exercise all remedies thereunder.

“Control Agreements” means a control agreement in a form as shall be reasonably satisfactory to the Collateral Agent pursuant to which the Collateral Agent shall have “control” (within the meaning of the UCC) over an account.

“Copyright Licenses”:  all written agreements entered into by any Grantor pursuant

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to which such Grantor grants or obtains any right with respect to any Copyright including, without limitation, any rights to print, publish, copy, distribute, create derivative works, or otherwise exploit and sell copyrighted materials, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Copyrights, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present and future breaches or other violations with respect thereto and (iii) rights to sue for past, present and future breaches or violations thereof.

“Copyright Security Agreement”:  an agreement substantially in the form of Annex II-A hereto.

“Copyrights”:  collectively, copyrights (whether registered or unregistered) in the United States or similar multinational Governmental Authority or any other country or any political subdivision thereof) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), including, without limitation, each registered copyright identified on Schedule III to the Perfection Certificate, together with any and all (i) registrations and applications therefor, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations or other violations thereof and the right to receive all proceeds and damages therefrom, (v) rights to sue or otherwise recover for past, present and future infringements, misappropriations or other violations thereof and (iv) rights corresponding thereto throughout the world.

“Deposit Accounts” shall mean, collectively, with respect to each Grantor, (i) all “deposit accounts” as such term is defined in the UCC and all accounts and sub-accounts relating to the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Discharge of Guaranteed Obligations”: as defined in Section 2.7(a)

“Excluded Deposit Accounts”:  collectively, (a) Deposit Accounts established and maintained solely for the purpose of funding payroll, payroll taxes, withholding taxes, workman’s compensation and other compensation and benefits to employees and (b) Zero Balance Accounts.

“Excluded Equity Interests”:  collectively, (i) all shares of stock, partnership interests, limited liability interests, and all other equity interests in any Person (other than a Wholly Owned Subsidiary or a Subsidiary controlled by the Borrower or any Wholly Owned Subsidiary) to the extent a security interest granted thereon is not permitted by the terms of such Person’s organizational or joint venture documents to the extent such interests cannot be pledged without third-party consent (except to the extent such prohibition is rendered ineffective by applicable law (including under Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC) or is otherwise

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unenforceable) and (ii) common stock in excess of 66% of the common stock of any CFC and (iii) the common stock of GTCR/Actient Holdings/B Corp.

“Grantor”:  as defined in the preamble to this Agreement.

“Guarantor”: means the collective reference to each Grantor other than the Borrower.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor with respect to the Term Facility which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document or Specified Hedge Agreements to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, reasonable and documented attorney’s fees and legal expenses) as expressly provided for in the foregoing documents (including all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents or any Specified Hedge Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).

“Immaterial Deposit Accounts”:  Any Deposit Account with amounts on deposit that does not exceed $1,000,000 for more than three consecutive Business Days in any calendar month and when aggregated with the amounts on deposit in all such Deposit Accounts for which control agreements have not been obtained (other than Excluded Deposit Accounts), such amounts do not exceed $2,500,000 in the aggregate for more than three consecutive Business Days in any calendar month.

“Immaterial Securities Accounts”:  Any Securities Account holding assets or property not to exceed a value of $1,000,000 for more than three consecutive Business Days in any calendar month and when aggregated with the value of the assets or property held in all Securities Accounts for which control agreements have not been obtained do not exceed $2,500,000 for three consecutive Business Days in any calendar month.

“Instruction”: with respect to a Deposit Account, any and all instructions relating to any funds or other assets held from time to time in such Deposit Account, including, without limitation directing the disposition of funds or other assets held in such Deposit Account collectively for all Grantors.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges with respect to intellectual property whether arising under the United States or similar multinational Governmental Authority or any other country or political subdivision thereof, including, without limitation, Copyrights, Patents, Trademarks, Intellectual Property Licenses and Trade Secrets, and, in each case, the goodwill associated therewith.

“Intellectual Property Licenses”:  the collective reference to the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.

“Intercompany Note”:  any promissory note evidencing loans or other monetary

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obligations owing to any Grantor by any Group Member that is not a Loan Party.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than Excluded Equity Interests) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity Interests.

“Issuers”:  the collective reference to each issuer of any Investment Property or Pledged Equity Interests purported to be pledged hereunder.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License”:  all written agreements pursuant to which a Grantor grants or obtains any right to any Patent, including, without limitation, any rights to manufacture, have manufactured, use, import, export, distribute, offer for sale or sell any invention covered by a Patent, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Patents, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches and other violations thereof and (iii) rights and remedies to sue for past, present and future breaches and other violations of any of the foregoing.

“Patent Security Agreement”:  an agreement substantially in the form of Annex II-B hereto.

“Patents”:  collectively, patents, patent applications, letters of patents, certificates of inventions, industrial designs (whether issued or applied-for in the United States or multinational Governmental Authority or any other country or any political subdivision thereof), including, without limitation, each issued patent and patent application identified on Schedule III to the Perfection Certificate, together with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, extensions and continuations-in-part thereof and amendments thereto, (iii) income, fees, royalties, damages, and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations and other violations thereof, (iv) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing and the right to receive all proceeds and damages therefrom and (v) rights, priorities, and privileges corresponding to any of the foregoing throughout the world.

“Pledged Alternative Equity Interests”:  all participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in

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exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Notes, Pledged Stock, Pledged Partnership Interests, and Pledged LLC Interests or Excluded Equity Interests.

“Pledged Equity Interests”:  all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests”:  all interests owned, directly or indirectly, by any Grantor in any limited liability company (including those listed on Schedule 2) and the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged LLC Interests include a pledge of Excluded Equity Interests.

“Pledged Notes”:  all promissory notes at any time issued to or owned, held or acquired by any Grantor, including, without limitation, all Intercompany Notes at any time issued to any Grantor (including those listed on Schedule 2).

“Pledged Partnership Interests”:  all interests owned, directly or indirectly, by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership (including those listed on Schedule 2) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged Partnership Interests include a pledge of Excluded Equity Interests.

“Pledged Stock”:  all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (including those listed on Schedule 2) at any time issued or granted to or owned, held or acquired by any Grantor, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books and records of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged Stock include a pledge of Excluded Equity Interests.

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“PTO”:  the United States Patent and Trademark Office and any substitute or successor agency.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions and income from Investment Property and all collections thereon and payments with respect thereto.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Grantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Secured Obligations”:  the Borrower Obligations and the Guarantor Obligations.

“Securities Act”:  the Securities Act of 1933, as amended.

“Swap Obligations” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Trade Secret License”:  with respect to any Grantor, any written agreement pursuant to which such Grantor grants or obtains any right to use any Trade Secret and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Trade Secrets, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present and future breaches or other violations with respect thereto and (iii) rights to sue for past, present and future breaches or violations thereof.

“Trade Secrets”:  (i) all trade secrets, confidential information, know-how and proprietary processes, designs, inventions, technology, and proprietary methodologies, algorithms, and information, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present and future infringements, misappropriations or other violations with respect thereto and (iii) rights to sue for past, present and future infringements, misappropriations or violations thereof.

“Trademark License”:  any written agreement pursuant to which a Grantor grants

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or obtains any right to use any Trademark, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Trademarks, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches or other violations thereof and (iii) rights, priorities, and privileges and remedies to sue for past, present and future breaches and other violations of any of the foregoing.

“Trademark Security Agreement”:  an agreement substantially in the form of Annex II-C hereto.

“Trademarks”:  collectively, all trademarks, service marks, certification marks, tradenames, corporate names, company names, business names, slogans, logos, trade dress, Internet domain names, and other source identifiers, whether registered or unregistered, common law or otherwise, in the United States or Governmental Authority or any other country or any political subdivision thereof, together with any and all (i) registrations and applications for any of the foregoing, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv)  extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (vi) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing and the right to receive all proceeds and damages therefrom and (vii) rights, priorities, and privileges corresponding to any of the foregoing throughout the world.

“UCC”:  the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unasserted Contingent Obligations”:  at any time, Obligations for indemnifications, reimbursements, damages and other liabilities (excluding (a) Obligations in respect of the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Obligation and (b) contingent payments that may be payable upon termination of a Specified Hedge Agreement) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.

“Zero Balance Account”:  any Deposit Account that at the end of any given Business Day contains a balance of zero due to automatic transfers of amounts held in such Deposit Account into other Deposit Accounts subject to a Control Agreement.

1.2                               ~~11.2~~                        Other Definitional Provisions.

(a)                                 As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and

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accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature (including Cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights) and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(b)                                 The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(c)                                  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)                                 Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(e)                                  The expressions “payment in full”, “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean (A) the payment in full of such Obligation in cash in immediately available funds and (B) with respect to obligations under any Specified Hedge Agreements with any Qualified Counterparty, such obligations are secured by a collateral arrangement reasonably satisfactory to the Qualified Counterparty in its sole discretion.

SECTION 2.                            ~~SECTION 12.~~                     GUARANTEE

2.1                               ~~12.1~~ Guarantee.

(a)                                 Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees as primary obligors and not as sureties to the Administrative Agent, for the benefit of the Secured Parties and their respective successors and assigns, the prompt and complete payment and performance in full when due and payable (whether at the stated maturity, by acceleration, required prepayment, declaration, demand or otherwise) of each and all of the Borrower Obligations from time to time owing to the Secured Parties by any Loan Party.  The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due and payable (whether at stated maturity, by acceleration, required prepayment, declaration, demand or otherwise) any of the Secured Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case

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of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, required prepayment, declaration, demand or otherwise) in accordance with the terms of such extension or renewal.

(b)                                 Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Borrower Obligations, including specifically all future increases in the outstanding amount of the Term Loans under the Credit Agreement and other future increases in the Borrower Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents or other applicable documents governing such Borrower Obligations on the date hereof; provided that (i) enforcement of such guarantee against such Guarantor will be limited as necessary to limit the recovery under such guarantee to the maximum amount which may be recovered without causing such enforcement or recovery to constitute a fraudulent transfer or fraudulent conveyance under any applicable law, including any applicable federal or state fraudulent transfer or fraudulent conveyance law (after giving effect, to the fullest extent permitted by law, to the reimbursement and contribution rights set forth in Section 2.2) and (ii) to the fullest extent permitted by applicable law, the foregoing clause (i) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Capital Stock in such Guarantor.  For the avoidance of doubt, the application of the provisions of this Section 2.1(b) or any similar provisions in any other Loan Document:  (x) is automatic to the extent applicable, (y) is not an amendment or modification of this Agreement, any other Loan Document or any other applicable document governing Borrower Obligations and (z) does not require the consent or approval of any Person.

(c)                                  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other Borrower Obligations then outstanding or thereafter incurred.

2.2                               ~~12.2~~                        Reimbursement, Contribution and Subrogation.  In case any payment is made on account of the Borrower Obligations by any Grantor or is received or collected on account of the Borrower Obligations from any Grantor or its property:

(a)                                 If such payment is made by the Borrower or from its property, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated (except on a subordinated basis) to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(b)                                 If such payment is made by the Borrower or from its property or if any payment is made by the Borrower or from its property in satisfaction of the reimbursement

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right of any Guarantor set forth in Section 2.2(c), the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated (except on a subordinated basis) to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(c)                                  If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor under Section 2.2(c), such Guarantor shall be entitled, subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations) and termination of all commitments to extend credit under the Loan Documents to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Guarantor under Section 2.2(c)) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it in this Agreement.  To the fullest extent permitted under applicable law, such right of subrogation shall be enforceable solely against the Borrower and the Guarantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation.  If subrogation is demanded in writing by any Guarantor, then (subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations), and termination of all commitments to extend credit under the Loan Documents) the Administrative Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without (to the fullest extent permitted under applicable law) any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(d)                                 All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of the Borrower or any Guarantor as to any payment on account of the Secured Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Secured Obligations (other than Unasserted Contingent Obligations).  Until payment in full of the Secured Obligations (other than Unasserted Contingent Obligations) and termination of all commitments to extend credit under the Loan Documents, no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to any Guarantor, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Secured Obligations in accordance with Section 6.5.  If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the

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benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Administrative Agent, substantially in the form received and, if necessary, duly endorsed.

(e)                                  The obligations of the Guarantors under the Loan Documents and any Specified Hedge Agreements, including their liability for the Secured Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2.  To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property.  The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f)                                   Each Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2 and (ii) to the fullest extent permitted by applicable law, neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

2.3                               ~~12.3~~                        Amendments, etc.  with respect to the Borrower Obligations.  To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents or any Specified Hedge Agreements, and any other documents executed and delivered in connection therewith may be amended, amended and restated, supplemented, replaced, refinanced, otherwise modified or terminated, in whole or in part, as the Administrative Agent (or the requisite Secured Parties) may deem reasonably advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

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2.4                               ~~12.4~~                        Guarantee Absolute and Unconditional.  To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2.  The Borrower Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2.  All dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment and performance (and not collection) without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any Specified Hedge Agreement, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5                               ~~12.5~~                        Reinstatement.  The guarantee contained in this Section 2 and the security interests created hereunder shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the Borrower Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation, examinership or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or examiner or similar officer for, the Borrower or any Guarantor or any substantial part of

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its property, or otherwise, in whole or in part, and

 such reinstatement and enforceability shall, to the fullest extent permitted by applicable law, be effective as fully as if such payment had not been made.

2.6                               ~~12.6~~                        Payments.  Each Guarantor hereby agrees to pay all amounts due and payable by it under this Section 2 to the Administrative Agent without set-off or counterclaim at the place and in the manner specified in the Credit Agreement.

2.7                               ~~12.7~~                        Release of Guarantees.

(a)                                 ~~(a)~~                                 All of the guarantees contained in Section 2.1 will be released when the Loans and all Secured Obligations (other than Unasserted Contingent Obligations) and obligations (other than Unasserted Contingent Obligations) under or in respect of the Specified Hedge Agreements have been paid in full and all commitments to extend credit under the Loan Documents have terminated (the “Discharge of Guaranteed Obligations”).

(b)                                 ~~(b)~~                                 So long as no Default or Event of Default has occurred or would occur as a result thereof, if all the capital stock of a Subsidiary Guarantor or all the assets of a Subsidiary Guarantor are sold to a Person other than the Borrower or one of its Subsidiaries in a transaction permitted by the Credit Agreement (any such sale, a “Sale of Subsidiary Guarantor”) or upon a Subsidiary Guarantor becoming an Unrestricted Subsidiary in accordance with Section 6.14 of the Credit Agreement (any such event, an “Unrestricted Subsidiary Designation”), the Collateral Agent shall release such Subsidiary Guarantor from the guarantee granted hereunder.

(c)                                  ~~(c)~~                                  In addition to any release permitted by subsection (b), the Collateral Agent may release any guarantee granted hereunder with the prior written consent of the Required Lenders in accordance with Section 10.1 of the Credit Agreement; provided that any release of all or substantially all the guarantees granted hereunder shall require the consent of all the Lenders.

2.8                               ~~12.8~~                        Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.8 shall remain in full force and effect until a Discharge of Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.                            ~~SECTION 13.~~                     GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter

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acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Contracts;

(d)                                 all Deposit Accounts;

(e)                                  all Documents;

(f)                                   all General Intangibles, including, without limitation, all Intellectual Property;

(g)                                  all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h)                                 all Instruments;

(i)                                     all Investment Property;

(j)                                    all Money;

(k)                                 all Pledged Equity Interests;

(l)                                     all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims described on Schedule IV to the Perfection Certificate hereto;

(m)                             all Letter-of-Credit Rights;

(n)                                 all Securities Accounts and Securities Entitlements;

(o)                                 all Receivables;

(p)                                 all other personal property not otherwise described above;

(q)                                 all Supporting Obligations and products of any and all of the foregoing and all security interests or other liens on personal or real property securing any of the foregoing;

(r)                                    all books and records (regardless of medium) pertaining to any of the foregoing; and

(s)                                   all Proceeds of or in respect of any of the foregoing;

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provided, that this Agreement shall not constitute a grant of a security interest in and the term Collateral shall not include: (A) any property to the extent that and for as long as such grant of a security interest is prohibited by any applicable law, rule or regulation except to the extent that such law, rule or regulation is ineffective under applicable law or principles of equity or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (B) any property to the extent that and for as long as such grant of a security interest requires consent pursuant to any applicable law, rule or regulation that has not been obtained, except to the extent that such law, rule or regulation is ineffective under applicable law or principles of equity or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (C) any leasehold real property interest, license, lease or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto except to the extent that any such violation, invalidation or termination is ineffective under applicable law or principles of equity or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (D) any applications for trademarks or service marks filed in the PTO pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to and accepted by the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d), (E) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, (F) motor vehicles or other assets in which a security interest may be perfected only through compliance with a certificate of title statute, (G) any Commercial Tort Claim as to which a pleading has been filed in a competent jurisdiction having a fair market value of less than $500,000, (H) any Letter-of-Credit Rights that are (a) not otherwise Supporting Obligations with a value less than $500,000 or (b) Supporting Obligations with a duration of less than one year, (I) any Capital Stock (a) that is an Excluded Equity Interest or (b) in any Person that is not a Wholly Owned Subsidiary, where the grant of a security interest in the Capital Stock thereof would constitute a material violation of a valid and enforceable restriction in favor of a third party, so long as such Capital Stock cannot be pledged without the consent of one or more third parties (except to the extent such prohibition is rendered ineffective by applicable law (including under Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC) or is otherwise unenforceable or is no longer in effect), and (J) items of de minimis value that are not capable of being perfected by the filing or financing statements under the UCC or similar filings; and provided, further, that the security interest granted hereby (A) shall attach at all times to all proceeds of such property (other than any proceeds subject to any condition described in the immediately foregoing proviso) or any defined term therein), (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as any applicable condition described in the immediately foregoing proviso) or any applicable defined term therein ceases to exist and (C) to the extent severable, shall in any event attach to all rights in respect of such property that are not subject to such applicable condition described in the immediately foregoing proviso) or any applicable defined term therein and (iii) in no event shall any CFC be required to pledge any property that it owns.

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SECTION 4.                            ~~SECTION 14.~~                     REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to each Secured Party that:

4.1                               ~~14.1~~                        Representations in Credit Agreement.  In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s or any Loan Party’s knowledge shall, for the purposes of this Section 4.1, be deemed a reference to such Guarantor’s knowledge.

4.2                               ~~14.2~~                        Title; No Other Liens.  Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Documents and the Liens permitted to exist on such Grantor’s Collateral under the Loan Documents, such Grantor owns each item of Collateral material to its business, in all material respects, granted by it free and clear of any Liens.  No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents or in respect of Liens that are permitted by the Loan Documents or for which termination statements or releases authorized by the appropriate parties will be filed on the Closing Date or with respect to releases of Liens in Intellectual Property recorded in the PTO or United States Copyright Office, delivered to the Collateral Agent for filing.

4.3                               ~~14.3~~                        Perfected First Priority Liens

(a)                                 The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Collateral Agent in completed and, where required, duly executed form) and the obtaining and maintenance of “control” (within the meanings of Section 8-106 and 9-104 of the UCC) by the Collateral Agent of all Deposit Accounts (other than Excluded Deposit Accounts), will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)) against all creditors of such Grantor and are and will be prior to all other Liens on such Collateral except for Liens which have priority as permitted by the Credit Agreement and the other Loan Documents; provided that additional filings with the PTO and United States Copyright Office may be required with respect to the perfection of the Collateral Agent’s Lien on registered and applied-for United States Patents, Trademarks, and Copyrights, as applicable, acquired by Grantors after the Closing Date and the perfection of the Collateral Agent’s Lien on Intellectual Property established under the laws of jurisdictions outside the United States may be subject to additional filings and

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registrations.  Without limiting the foregoing and except as otherwise permitted or provided in Section 5 hereof or in the Credit Agreement (including without limitation, as provided in Schedule 6.15 thereto), each Grantor has taken all actions necessary or desirable to:  (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC), (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Deposit Accounts) of such Grantor, (iii) establish the Collateral Agent’s “control” (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper of such Grantor and (iv) establish the Collateral Agent’s “control” (as defined in UETA) over all “transferable records” (as defined in UETA) of such Grantor.

(b)                                 ~~(b)~~                                 Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and the re-registration of any Capital Stock or Investment Property to the Collateral Agent or its designee upon the occurrence and during the continuance of an Event of Default and to the substitution of the Collateral Agent or its designee or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby.

4.4                               ~~14.4~~                        Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, organizational identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 3.  On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  On the date hereof and other than this Agreement, such Grantor has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another person, which (x) has not heretofore been terminated or (y) is in respect of a Lien that is not permitted by the Credit Agreement.

4.5                               ~~14.5~~                        Inventory and Equipment.

(a)                                 On the date hereof, Schedule VII to the Perfection Certificate sets forth all locations owned or leased by the Grantors where any Inventory and Equipment (other than goods in transit) of the Grantors constituting Collateral worth more than an aggregate fair market value of $2,500,000 is kept, excluding products and materials for use in clinical studies that, in each case, are accorded zero value on the relevant Grantor’s balance sheet and are not for sale.

(b)                                 Except as specifically indicated on Schedule IX to the Perfection Certificate, as of the date hereof, none of the Inventory or Equipment of such Grantor is in possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor (other than goods in transit) or in the possession of a bailee or a warehouseman, except for Inventory and Equipment in the possession of such issuer, bailee or warehouseman having a fair market value in excess of $2,500,000 or $5,000,000 when aggregated with the fair market value of such Inventory or Equipment owned by all Grantors in the possession of all bailees or warehousemen not listed on Schedule IX to the Perfection Certificate excluding products and

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materials for use in clinical studies that, in each case, are accorded zero value on the relevant Grantor’s balance sheet and are not for sale.

4.6                               ~~14.6~~                        Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7                               ~~14.7~~                        Investment Related Property and Deposit Accounts.

(a)                                 Schedule 2 hereto (as such Schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Equity Interests” all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests, respectively, owned and pledged hereunder by any Grantor other than any Pledged Stock, Pledged LLC Interests or Pledged Partnership Interests held in a Securities Account and the number and percentage of issued and outstanding shares of stock, membership interests, partnership interests or beneficial interest in the respective issuers of such Pledged Equity Interests.  Schedule 2 hereto (as such Schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Notes” all of the Pledged Notes owned and pledged hereunder by any Grantor other than any Pledged Notes credited to a Securities Account and all of such Pledged Notes issued by an Affiliate of a Grantor have been duly authorized, authenticated or issued, and delivered, and are the legal, valid and binding obligations of the issuers thereof subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument owing to such Grantor that is required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof and the other Loan Documents.  Schedule I to the Perfection Certificate (as such Schedule may be amended or supplemented from time to time) sets forth all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest pledged hereunder and Schedule II to the Perfection Certificate (as such Schedule may be amended or supplemented from time to time) sets forth all of the Deposit Accounts in which each Grantor has an interest pledged hereunder, other than Excluded Deposit Accounts.  Each Grantor is the sole entitlement holder or customer of each such account, and no Grantor has consented to or is otherwise aware of any person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account (other than Excluded Deposit Accounts listed in clause (b) of such defined term), in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto other than Liens permitted to exist on the Collateral under the Loan Documents.

(b)                                 Except as provided in the following sentence, the shares of Pledged Equity Interests not credited to a Securities Account pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Capital Stock in each Issuer owned by such Grantor.  In the case of an Issuer that is a CFC, the shares of Pledged Equity Interests pledged hereunder shall be an amount such that, in the aggregate, no more than 66% of the outstanding common stock of each CFC is pledged.

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(c)                                  The terms of any Pledged LLC Interests and Pledged Partnership Interests pledged hereunder do not require, in the related operating or partnership agreement, as applicable, that certificates be issued representing such Pledged LLC Interests or Pledged Partnership Interests, as applicable, and such Pledged LLC Interests and Pledged Partnership Interests are not represented by certificates or that they are securities governed by the Uniform Commercial Code of any jurisdiction.

4.8                               ~~14.8~~                        Receivables.

(a)                                 No amount payable to such Grantor under or in connection with any Receivable in excess of $2,500,000 in the aggregate is evidenced by any Instrument (other than checks to be deposited in the ordinary course of business) or Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that has not been subjected to the “control” (within the meaning of Section 9-105 of the UCC) of the Collateral Agent.

(b)                                 As of the date hereof, none of the Receivables of any Grantor with a value exceeding $2,500,000 if owed to such Grantor by Governmental Authority obligors and the aggregate of all Receivables collectively owed to all Grantors by Governmental Authority obligors does not exceed $5,000,000 in the aggregate.

4.9                               ~~14.9~~                        Intellectual Property.  As of the date hereof, Schedule III to the Perfection Certificate sets forth a true and accurate list of all registrations of and applications for Patents, Trademarks, and Copyrights owned or co-owned by any Grantor that are registered or applied for in the PTO or United States Copyright Office or registered or applied for outside the United States.

4.10                        ~~14.10~~                 Letter-of-Credit Rights.  As of the date hereof, such Grantor is not a beneficiary or assignee under any letter of credit that is not a Supporting Obligation with a value in excess of $500,000 other than the letters of credit described on Schedule VIII to the Perfection Certificate.

4.11                        ~~14.11~~                 Commercial Tort Claims.  As of the date hereof, such Grantor has no Commercial Tort Claims as to which a pleading has been filed in a competent jurisdiction seeking damages in excess of $500,000 individually in value, other than those described on Schedule IV to the Perfection Certificate.

4.12                        ~~14.12~~                 Trade Names; Etc.  Such Grantor does not have or operate in any jurisdiction under, or in the preceding five (5) years has not had, used on any filing with the Internal Revenue Service any trade name, fictitious names or other names except its legal name as specified in Schedule 3 and such other trade or fictitious names as are listed on Schedule 5 for such Grantor.

SECTION 5.                            ~~SECTION 15.~~                     COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the

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date of this Agreement until the Collateral is released pursuant to Section 8.15(a):

5.1                               ~~15.1~~                        Covenants in Credit Agreement.  Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the covenants in the Credit Agreement pertaining to actions to be taken, or not taken, by such Grantor will result.

5.2                               ~~15.2~~                        Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Letter-of-Credit Rights.

(a)                                 Subject to the Certain Funds Paragraph, if any of the Collateral of such Grantor is or shall become evidenced or represented by any Instrument (other than checks to be deposited in the ordinary course of business), Negotiable Document or Tangible Chattel Paper, in each case having a face amount of $2,500,000 in any instance or $5,000,000 in the aggregate, such Instrument, Negotiable Document or Tangible Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.

(b)                                 If any item of Collateral of such Grantor is or shall become evidenced or represented by an Uncertificated Security issued by an entity and that is not held in a Securities Account, such Grantor shall promptly notify the Collateral Agent thereof, and upon the reasonable request of the Collateral Agent shall use commercially reasonable efforts to cause the issuer thereof to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer.

(c)                                  Subject to the Certain Funds Paragraph, in addition to and not in lieu of the foregoing, if any issuer, of any Investment Property that constitutes Collateral hereunder is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall use commercially reasonable efforts to take such additional actions, including causing the issuer to register the pledge on its books and records, as may be reasonably requested by the Collateral Agent, if (i) such action is necessary or desirable under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent and (ii) the cost of obtaining a security interest in such Investment Property is not excessive in relation to the value afforded thereby in the Collateral Agent’s reasonable discretion; provided that in no event shall any filing, registration, recordation or control outside the United States be required under the Loan Documents to perfect a Lien against a Domestic Subsidiary’s Collateral that is located outside the United States;

(d)                                 Subject to the Certain Funds Paragraph, in the case of any Letter-of-Credit Rights in any letter of credit that is Collateral of such Grantor that is not a Supporting Obligation exceeding $1,000,000 individually in value, such Grantor shall promptly notify the Collateral Agent thereof and, upon the reasonable request of the Collateral Agent, use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of

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the UCC, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent.  No Grantor will consent to any person having “control” (within the meaning of Section 9-107 of the UCC) over, or any other interest in, any Letter-of-Credit Rights in which such Grantor has an interest, other than the Collateral Agent.

5.3                               ~~15.3~~                        Maintenance of Insurance.

(a)                                 Such Grantor will maintain, with financially sound and reputable insurance companies, insurance policies (i) insuring the Collateral in at least such amounts and against at least such risk consistent with past practices of such Grantor, or other risks as may be required by the Credit Agreement and (ii) naming the Collateral Agent on behalf of the Secured Parties as additional insureds under liability insurance policies.

(b)                                 All such insurance shall (i) provide that no cancellation of such insurance shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof and (ii) name the Collateral Agent as additional insured party and/or loss payee.

5.4                               ~~15.4~~                        Payment of Obligations.  Such Grantor will completely and correctly file or cause to be filed all tax returns that are required to be filed and pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, fees and other assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except in each case, as could not reasonably be expected to result in a Material Adverse Effect.

5.5                               ~~15.5~~                        Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having at least the perfection and priority described in the Credit Agreement.

(b)                                 Such Grantor shall comply with Section 6.6 of the Credit Agreement.  The Collateral Agent and the other Secured Parties, if accompanied by the Collateral Agent, and their respective representatives shall upon reasonable prior notice and during normal business hours also have the right, pursuant to and in accordance with Section 6.6 of the Credit Agreement, to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of examining, inspecting or auditing the same, or otherwise protecting their interests therein; provided that if the such premises are owned or leased by a third party, consent of such third party has been given; and, provided further that, in each case, unless an Event of Default has occurred or is continuing, only one (1) such visit in any calendar year shall be conducted at the Borrower’s expense.

(c)                                  At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents, including, without limitation,

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a completed pledge supplement, substantially in the form of Annex III attached hereto, and take such further actions necessary or as the Collateral Agent may reasonably request consistent with this Agreement and the Credit Agreement for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Collateral Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted; provided that, in no event shall any filing, registration, recordation or control outside the United States be required to perfect a Lien against a Domestic Subsidiary’s Collateral that is located outside the United States.

5.6                               ~~15.6~~                        Changes in Locations, Name, etc.  Such Grantor will not, except upon not less than five (5) days’ prior written notice to the Collateral Agent (or such shorter amount of time reasonably acceptable to the Collateral Agent) and delivery to the Collateral Agent of (a) all additional financing statements and other documents (executed where appropriate) reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule VII to the Perfection Certificate showing any additional location at which Inventory or Equipment shall be kept:

(a)                                 ~~(i)~~ change its jurisdiction of organization or the location of its chief executive office from that referred to in Section 4.4; or

(b)                                 ~~(ii)~~ change its (x) name or (y) identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

5.7                               ~~15.7~~                        Notices.  Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:

(a)                                 any Lien (other than security interests created hereby or Liens permitted under the Loan Documents) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)                                 the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8                               ~~15.8~~                        Investment Property, Pledged Equity Interests, Securities Accounts and Deposit Accounts.

(a)                                 If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, any certificate issued in connection with any reorganization, or any certificate representing Pledged LLC Interests issued by any Subsidiary and pledged hereunder after the date hereof), option or rights in respect of the Pledged Equity Interests pledged hereunder, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Equity Interests pledged hereunder, or otherwise in respect thereof,

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such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent substantially in the form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or equivalents covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.  Any sums paid upon or in respect of the Investment Property or Pledged Equity Interests pledged hereunder upon the liquidation or dissolution of any issuer thereof shall be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or Pledged Equity Interests pledged hereunder or any property shall be distributed upon or with respect to the Investment Property or Pledged Equity Interests pledged hereunder pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, as provided hereunder, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property or Pledged Equity Interests pledged hereunder shall be received by such Grantor and if such sums are required to be delivered to the Collateral Agent hereunder or under the Credit Agreement, such Grantor shall hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)                                 Grantor agrees that, with respect to any Investment Property consisting of Securities Accounts (excluding Immaterial Securities Accounts) or Securities Entitlements, it shall use commercially reasonable efforts to cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor and shall establish that the Collateral Agent shall have “control” (within the meaning of Section 8-106 of the UCC) over such Securities Accounts or Securities Entitlements.  Such Grantor further agrees that, if Investment Property (or any portion thereof) ceases to constitute an Immaterial Securities Account (because, at any time, either the contents of such account individually exceed a value of $1,000,000 for more than three consecutive Business Days in any calendar month or the contents of such account together with the contents of each other such account exceed a value of $2,500,000 for more than three consecutive Business Days in any calendar month), it shall cause one or more of the securities intermediaries maintaining such Securities Account(s) (or any applicable portion thereof) to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor and shall establish that the Collateral Agent shall have “control” (within the meaning of Section 8-106 of the UCC) over such Securities Account(s) (such that after giving effect to such agreement, at any time, the contents of such account individually shall not exceed a value of $1,000,000 for more than three consecutive Business Days in any calendar month and the contents of such account together with the contents of each other such account shall not exceed a value of $2,500,000 for more than three consecutive Business Days in any calendar month).  With respect to any Collateral that is a Deposit Account (other than Excluded Deposit Accounts or Immaterial Deposit Accounts), it shall use commercially reasonable

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efforts to cause the depositary institution maintaining such account to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which the depositary institution shall agree to comply with the Collateral Agent’s instructions upon the occurrence and during the continuance of an Event of Default without further consent by such Grantor and shall establish that the Collateral Agent shall have “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account.  Such Grantor further agrees that, if one or more Deposit Accounts (or any portion thereof) ceases to constitute an Immaterial Deposit Account (because, either the amount on deposit in such account individually exceeds $1,000,000 for more than three consecutive Business Days in any calendar month or the amount on deposit in such account together with the amount on deposit in each other such account at such time exceeds $2,500,000 for more than three Consecutive Business Days in any calendar month), it shall use commercially reasonable efforts to cause one or more depositary institutions maintaining such accounts to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which the depositary institution shall agree to comply with the Collateral Agent’s instructions without further consent by such Grantor (upon the occurrence and during the continuance of an Event of Default) and shall establish that the Collateral Agent shall have “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account (such that after giving effect to such agreement, the amount on deposit in such account individually shall not exceed $1,000,000 for more than three consecutive Business Days in any calendar month and the amount on deposit in such account together with the amount on deposit in each other each other such account at such time does not exceeds $2,500,000 for more than three consecutive Business Days in any calendar month).  Such Grantor shall have used commercially reasonable efforts to enter into such Control Agreement or agreements with respect to: (i) any Securities Accounts (other than Immaterial Securities Accounts), Securities Entitlements or Deposit Accounts (other than Excluded Deposit Accounts and Immaterial Deposit Accounts) that exist on the Closing Date no later than ninety (90) days after the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion) and (ii) any Securities Accounts (other than Immaterial Securities Accounts), Securities Entitlements, Deposit Accounts (other than Excluded Deposit Accounts and Immaterial Deposit Accounts) or Commodity Accounts that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts (other than Immaterial Securities Accounts), Deposit Accounts (other than Excluded Deposit Accounts or Immaterial Deposit Accounts) or Commodity Accounts.  The Collateral Agent shall not give the securities intermediary or depositary institution, as applicable, any “entitlement orders” or instructions unless an Event of Default has occurred and is continuing.  Each Grantor agrees that once the Collateral Agent sends an instruction or notice to a securities intermediary or depositary institution exercising its “control” (within the meaning of the UCC, as applicable) over any Deposit Account or Securities Account, such Grantor shall not give any Instructions or entitlement orders with respect to such deposit account or securities account until such notice is withdrawn without the express written consent of the Collateral Agent.  The Collateral Agent shall promptly send a notice to the applicable securities intermediary or depositary institution withdrawing any such instruction or notice exercising its “control” (within the meaning of the UCC, as applicable) over any Securities Account or Deposit Account if the Event of Default triggering such instruction or notice is subsequently cured or waived or is otherwise no longer continuing.  No Grantor shall grant “control”(within the meaning of the UCC, as applicable) of any Securities Account or Deposit

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Account to any person other than the Collateral Agent, other than as expressly permitted under the Loan Documents.

(c)                                  In the case of each Grantor which is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property or Pledged Equity Interests (that constitutes Collateral hereunder) issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) it will take all actions required or reasonably requested by the Collateral Agent to enable or permit each Grantor to comply with Sections 6.3(c) and 6.7 as to all Investment Property or Pledged Equity Interests issued by it and pledged hereunder.

5.9                               ~~15.9~~                        Receivables.  Upon the occurrence and during the continuance of an Event of Default and the receipt of notice from the Collateral Agent pursuant to this Section 5.9, except in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially and adversely affect the value thereof.

5.10                        ~~15.10~~                 Intellectual Property.

(a)                                 ~~(b)~~ No later than thirty (30) days after the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion), each Grantor agrees to execute a Copyright Security Agreement in substantially the form of Annex II-A, a Patent Security Agreement in substantially the form of Annex II-B and a Trademark Security Agreement in substantially the form of Annex II-C, as applicable based on the type of Intellectual Property on Schedule III to the Perfection Certificate, in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the PTO and the United States Copyright Office, as applicable.

(b)                                 ~~(c)~~ If any Grantor shall, at any time after the date hereof, obtain any ownership or other rights in and to any additional Intellectual Property, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property shall automatically constitute Collateral and shall be subject to the security interest created by this Agreement, without further action by any party (except as expressly set forth in Section 3 hereof).  Furthermore, each Grantor shall comply with the requirements of Section 6.2(a) of the Credit Agreement and each Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule III to the Perfection Certificate to include any United States applications or registrations for Intellectual Property included in the Collateral (but the failure to so modify such Schedules shall not be deemed to affect the Collateral Agent’s security interest in or Lien upon such Intellectual Property).

(c)                                  ~~(d)~~ Such Grantor agrees to execute a Copyright Security Agreement in substantially the form of Annex II-A, a Patent Security Agreement in substantially the form of

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Annex II-B and a Trademark Security Agreement in substantially the form of Annex II-C, as applicable based on the type of Intellectual Property on Schedule III to the Perfection Certificate, in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the PTO and the United States Copyright Office, as applicable.

(d)                                 ~~(e)~~ Upon the reasonable request of the Collateral Agent, such Grantor shall execute and deliver, and use its commercially reasonable efforts to cause to be filed, registered or recorded with the PTO or the United States Copyright Office, as applicable, any and all agreements, instruments, documents, and papers which the Collateral Agent may reasonably request to evidence, create, record, preserve, protect or perfect the Collateral Agent’s security interest in any Intellectual Property included in the Collateral.

5.11                        ~~15.11~~                 Limitation on Liens on Collateral.  Such Grantor shall not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Liens permitted pursuant to the Credit Agreement and the other Loan Documents, and will make commercially reasonable efforts to defend the right, title and interest of the Collateral Agent and the other Secured Parties and the other holders of the Secured Obligations in and to any of the Collateral against the claims and demands of all Persons whomsoever.

5.12                        ~~15.12~~                 Limitations on Dispositions of Collateral.  Such Grantor shall not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted pursuant to the Credit Agreement and the other Loan Documents.

5.13                        ~~15.13~~                 Letter-of-Credit Rights.  Upon the occurrence and during the continuance of an Event of Default, upon the direction of the Collateral Agent, such Grantor shall instruct all issuers and nominated persons under letters of credit that are not Supporting Obligations for an amount in excess of $500,000 under which the Grantor is the beneficiary or assignee (including the letters of credit described on Schedule VIII to the Perfection Certificate to make all payments thereunder to the Collateral Account.

5.14                        ~~15.14~~                 Commercial Tort Claims.  With respect to any Commercial Tort Claims as to which pleadings have been filed in competent jurisdictions seeking damages individually in excess of $500,000, it shall deliver to the Collateral Agent a completed pledge supplement, substantially in the form of Annex III attached hereto.

5.15                        ~~15.15~~                 Collateral in the Possession of a Bailee.  If any Grantor’s Inventory or other Goods are at any time in the possession of a bailee in a location other than those specified in Schedule IX to the Perfection Certificate and other than inventory or goods in transit, and the fair market value of such Inventory or Goods in the possession of such bailee exceeds $2,500,000 individually and $5,000,000 when aggregated with the fair market value of such Inventory or Goods in the possession of all bailees not listed on Schedule IX to the Perfection Certificate excluding products and materials for use in clinical studies that, in each case, are accorded zero value on the relevant Grantor’s balance sheet and are not for sale, such Grantor shall promptly notify the Collateral Agent thereof.  The Collateral Agent agrees with such Grantor that the

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Collateral Agent shall not give any instructions to any bailee unless an Event of Default has occurred and is continuing.

SECTION 6.                            ~~SECTION 16.~~                     REMEDIAL PROVISIONS

6.1                               ~~16.1~~ Certain Matters Relating to Receivables.

(a)                                 At any time and from time to time during the continuance of an Event of Default, the Collateral Agent may collect each Grantor’s Receivables and exercise each right such Grantor may have under any Receivable at such Grantor’s own expense and may, upon delivery of written notice to such Grantor, curtail or terminate any Grantor’s authority to exercise rights with respect to any Grantor’s Receivables.  If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three (3) Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5 and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties segregated from other funds of such Grantor.

(b)                                 Upon the occurrence and during the continuance of an Event of Default, upon the written request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including without limitation all original orders, invoices and shipping receipts.

6.2                               ~~16.2~~                        Communications with Obligors; Grantors Remain Liable.

(a)                                 The Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b)                                 At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and each Grantor at the request of the Collateral Agent shall) notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables and Contracts to observe and perform in all material respects the conditions and obligations to be observed and performed by it thereunder, in accordance with the terms of any written agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any

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payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3                               ~~16.3~~                        Investment Property.

(a)                                 Unless an Event of Default has occurred and is continuing and the Collateral Agent has given (to the extent notice is required under the terms of this Agreement or the Credit Agreement) notice to the relevant Grantor of the Collateral Agent’s intent to exercise its rights pursuant to Section 6.3(b), each Grantor may receive all cash dividends paid in respect of the Pledged Stock pledged hereunder and all payments made in respect of the Pledged Notes pledged hereunder to the extent permitted in the Credit Agreement, and may exercise all voting and corporate or other organizational rights with respect to Investment Property for all purposes not inconsistent with the Loan Documents.

(b)                                 If an Event of Default shall occur and be continuing and the Collateral Agent has given notice of its intent to exercise such rights to the relevant Grantor or Grantors, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall become vested in the Collateral Agent who thereupon shall have the sole right, but shall be under no obligation to, (i)  receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in the order set forth in Section 6.5 and (ii) have any or all of the Investment Property registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to, and any such Issuer party hereto agrees to, (i)

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comply with any instruction received by it from the Collateral Agent in writing consistent with the terms of this Agreement and the Credit Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(c)(i) hereof, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4                               ~~16.4~~                        Proceeds to be Turned Over to Collateral Agent.  In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Collateral Agent has instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent substantially in the form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5                               ~~16.5~~                        Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if and whenever any Event of Default has occurred and is continuing, the Collateral Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, any Securities Account or any Deposit Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations in the following order (it being understood that any application of such Proceeds constituting Collateral by the Collateral Agent towards the payment of the Secured Obligations shall be made in the following order):  first, to unpaid and unreimbursed costs, expenses and fees of the Administrative Agent and the Collateral Agent (including to reimburse ratably any other Secured Parties which have advanced any of the same to the Collateral Agent) and second, to the Administrative Agent, for application by it toward payment of all amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amount of the Secured Obligations then due and owing and remaining unpaid to the Secured Parties. Any balance of such Proceeds remaining after the Secured Obligations (other than Unasserted Contingent Obligations) have been paid in full, except as otherwise agreed by the affected Qualified Counterparties pursuant to the applicable Specified Hedge Agreements, any Specified Hedge Agreements have been Cash Collateralized or paid in full and all commitments to extend credit under the Loan Documents have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.  For purposes of this Section 6.5, to the extent that any Obligation is unmatured, unliquidated or contingent (other than Unasserted Contingent Obligations) at the time any distribution is to be made pursuant to the second clause above, the Collateral Agent shall allocate a portion of the amount to be distributed pursuant to such clause for the benefit of the Secured Parties holding such Secured Obligations and shall hold such amounts for the benefit of such Secured Parties until such time as such Secured Obligations

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become matured, liquidated and/or payable at which time such amounts shall be distributed to the holders of such Secured Obligations to the extent necessary to pay such Secured Obligations in full (with any excess to be distributed in accordance with this Section 6.5 as if distributed at such time).  In making determinations and allocations required by this Section 6.5, the Collateral Agent may conclusively rely, absent manifest error, upon information provided to it by the holder of the relevant Secured Obligations and shall not be required to, or be responsible for, ascertaining the existence of or amount of any Secured Obligations.

6.6                               ~~16.6~~                        Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, on behalf of the Secured Parties, in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity.  Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and after the occurrence and during the continuance of an Event of Default, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by this Agreement or required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best (subject to any and all mandatory legal requirements), for cash or on credit or for future delivery without assumption of any credit risk.  Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as set forth in Section 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Secured Party.  If any notice of a proposed sale or

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other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

In the event of any disposition of any of the Intellectual Property in accordance with the foregoing, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

6.7                               ~~16.7~~                        Registration Rights.

(a)                                 Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock after the occurrence and during the continuance of an Event of Default, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and agrees that any such private sale shall not, solely as a result of such circumstances, be deemed to have been made in a commercially unreasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock pledged hereunder for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)                                 Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pledged hereunder after the occurrence and during the continuance of an Event of Default pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and to the fullest extent permitted by applicable law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

6.8                               ~~16.8~~                        Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

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6.9                               ~~16.9~~                        Intellectual Property.

(a)                                 Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right, but shall in no way be obligated, to file applications for protection of the Intellectual Property included in the Collateral and/or bring suit in the name of any Grantor, the Collateral Agent or the Secured Parties, to enforce the Intellectual Property included in the Collateral.  Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies upon the occurrence and during the continuance of any Event of Default, each Grantor hereby grants to the Collateral Agent a non-exclusive license and sublicense (in each case, exercisable without payment of royalties or other compensation to such Grantor) to make, have made, use, sell, copy, distribute, perform, make derivative works, publish, and exploit in any other manner for which an authorization from the owner of such Intellectual Property would be required under applicable Requirements of Law, with rights of sublicense, any of the Intellectual Property included in the Collateral now or hereafter owned by or licensed to such Grantor, wherever the same may be located; provided that (i) the applicable Grantor shall have such rights of quality control and inspection which are reasonably necessary under applicable Requirements of Law to maintain the validity and enforceability of such Trademarks, (ii) with respect to such Intellectual Property, any licenses granted prior to the Closing Date and those granted after the Closing Date that are Permitted Liens and any sublicenses duly granted by Collateral Agent under this license grant shall survive in accordance with their terms as direct licenses of the Grantor, in the event of the subsequent cure of any Event of Default that gave rise to the exercise of the Collateral Agent’s rights and remedies, and (iii) the license granted hereunder shall be irrevocable until the termination of the Credit Agreement, or as to Collateral as to which the Lien is released under Section 8.15(b), at such time as the sale, transfer or disposal occurs.  The foregoing license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.  Any use of Trademarks under the foregoing license shall be consistent with the historical use of such Trademarks by the Grantors and shall meet the Grantors’ standards of quality in all material respects.  At the Grantors’ reasonable request, the Collateral Agent shall provide samples of any goods to be sold under a Grantor Trademark.

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SECTION 7.                            ~~SECTION 17.~~                     THE COLLATERAL AGENT

7.1                               ~~17.1~~ Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate actions and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(a)                                 ~~(i)~~ in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(b)                                 ~~(ii)~~ in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill connected with the use thereof or symbolized thereby and the general intangibles of such Grantor represented thereby;

(c)                                  ~~(iii)~~ file or cause to be filed all tax returns that are required to be filed and pay or discharge all taxes, assessments, fees or other charges and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(d)                                 ~~(iv)~~ execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(e)                                  ~~(v)~~ (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any

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Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Loan Documents, assign any Copyright, Patent or Trademark (along with the goodwill of the business connected with the use of or symbolized by any Trademark), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

(c)                                  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until this Agreement is terminated and all security interests created hereby with respect to the Collateral of such Grantor are released.

7.2                               ~~17.2~~                        Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Parties to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and non-appealable decision of a court of competent jurisdiction to have

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resulted from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

7.3                               ~~17.3~~                        Financing Statements.  Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may reasonably determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” or using words of similar import and may add thereto “whether now owned or hereafter acquired”.  Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4                               ~~17.4~~                        Authority, Immunities and Indemnities of Collateral Agent.  Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Credit Agreement and that the Collateral Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Credit Agreement.  By acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by the provisions of the Credit Agreement applicable to the Collateral Agent, including Section 10 thereof, as fully as if such Secured Party were a Lender.  The Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5                               ~~17.5~~                        Intellectual Property Filings.  Each Grantor hereby authorizes the Collateral Agent to execute and/or submit filings with the PTO or United States Copyright Office (or any successor office or any similar office in any state or political subdivision), as applicable, including the Copyright Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement, or other comparable documents, and to take such other actions as may be required under applicable law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, as applicable, naming such Grantor, as debtor, and the Collateral Agent, as secured party.

SECTION 8.                            ~~SECTION 18.~~                     MISCELLANEOUS

8.1                               ~~18.1~~ Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance

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with Section 10.1 of the Credit Agreement; provided that no such waiver amendment, supplement or modification shall require the consent of any Qualified Counterparty except as expressly provided in Section 10.1 of the Credit Agreement.

8.2                               ~~18.2~~                        Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 or to such other address as such Grantor may notify the Collateral Agent in writing; provided further that notices to the Collateral Agent shall be addressed as follows, or to such other address as may be hereafter notified by the Collateral Agent:

Morgan Stanley Senior Funding, Inc.
1585 Broadway
New York, NY 10036
Attention:  MSAgency
Email:  msagency@morganstanley.com

8.3                               ~~18.3~~                        No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                               ~~18.4~~                        Enforcement Expenses; Indemnification.

(a)                                 Each Grantor agrees to pay, or reimburse each Secured Party for, all its documented costs and expenses incurred in connection with collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the reasonable and invoiced fees and disbursements of counsel to the Collateral Agent and counsel to the each Secured Party, on the terms set forth in Section 10.5(a) of the Credit Agreement.

(b)                                 Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, court, documentary, intangible, recording, filing, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

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(c)                                  Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Section 10.5 of the Credit Agreement.

(d)                                 The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5                               ~~18.5~~                        Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.

8.6                               ~~18.6~~                        Set-Off.  Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor and to the extent permitted by applicable law, upon any amount becoming due and payable by such Grantor hereunder (whether at the stated maturity, by acceleration or otherwise), any such notice being expressly waived by each Grantor, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent (other than Unasserted Contingent Obligations), matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document, any Specified Hedge Agreement or otherwise, as such Secured Party may elect.  Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Secured Party under this Section 8.5 are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

8.7                               ~~18.7~~                        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Collateral Agent.

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8.8                               ~~18.8~~                        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                               ~~18.9~~                        Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                        ~~18.10~~                 Integration.  This Agreement and the other Loan Documents represent the entire integrated agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.  This Agreement was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.  All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

8.11                        ~~18.11~~                 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12                        ~~18.12~~                 Submission To Jurisdiction; Waivers.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address referred to on Schedule 1 hereof or on the signature pages of the Credit Agreement, as applicable, or at such other address of which the other parties hereto shall have been notified pursuant thereto;

39

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13                        ~~18.13~~                 Acknowledgments.  Each Grantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14                        ~~18.14~~                 Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an assumption agreement in the form of Annex I hereto.  The execution and delivery of such assumption agreement shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.15                        ~~18.15~~                 Releases.

(a)                                 At such time as the Loans and all other Secured Obligations (other than Unasserted Contingent Obligations) and obligations (other than Unasserted Contingent Obligations) under or in respect of Specified Hedge Agreements have been paid in full and all commitments to extend credit under the Loan Documents have terminated, the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to the Collateral Agent) and take such further actions as such Grantor may reasonably request to evidence such termination.

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(b)                                 If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor (other than to another Grantor) in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable and in form reasonably satisfactory to the Collateral Agent and take such further actions for the release of such Collateral (not including Proceeds thereof) from the security interests created hereby; provided that the Borrower and applicable Grantor shall have delivered to the Collateral Agent, at least three (3) Business Days (or such shorter period of time acceptable to the Collateral Agent) prior to the date of the proposed release, a certificate of a Responsible Officer with request for release identifying the relevant Collateral and certifying that such transaction is in compliance with the Credit Agreement and the other Loan Documents.  At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least three (3) Business Days (or such shorter period of time acceptable to the Collateral Agent) prior to the date of the proposed release, a certificate of a Responsible Officer of the Borrower with request for release identifying the relevant Guarantor and certifying that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16                        ~~18.16~~                 WAIVER OF JURY TRIAL.  EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

AUXILIUM PHARMACEUTICALS, INC.,
as Borrower

By:
Name:
Title:

OPAL ACQUISITION, LLC

By:
Name:
Title:

AUXILIUM INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

AUXILIUM US HOLDINGS, LLC

By:
Name:
Title:

GTCR/ACTIENT HOLDINGS/B CORP.

By:
Name:
Title:

ACTIENT HOLDINGS LLC

By:
Name:
Title:

ACTIENT PHARMACEUTICALS LLC

By:
Name:
Title:

SLATE PHARMACEUTICALS, INC.

By:
Name:
Title:

ACTIENT THERAPEUTICS LLC

By:
Name:
Title:

70 MAPLE AVENUE, LLC

By:
Name:
Title:

TIMM MEDICAL HOLDINGS, LLC

By:
Name:
Title:

TIMM MEDICAL TECHNOLOGIES, INC.

By:
Name:
Title:

Agreed and Accepted:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Collateral Agent

By:
Name:
Title:

Schedule 1

NOTICE ADDRESS FOR EACH GRANTOR

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Equity Interests:

Name of Grantor	Issuer	Class of Stock	Certificated (Y/N)	Certificate No.	Par Value	No. of Shares	% of Outstanding Stock of the Stock Issuer

Pledged Notes:

Name of Grantor	Issuer	Original Principal Amount	Issue Date	Maturity Date

Schedule 3

EXACT LEGAL NAME; LOCATION OF JURISDICTION OF ORGANIZATION;

CHIEF EXECUTIVE OFFICE

Exact Legal Name of Grantor	Jurisdiction of Organization	Organizational Identification Number	Location of Chief Executive Office

Schedule 4

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Entity	Jurisdiction of Filing

Copyright, Patent and Trademark Filings

[List all filings for each Grantor]

Actions with respect to Pledged Stock

Delivery of all certificates listed on Schedule 2.

Schedule 5

TRADE NAMES

Annex I to
Guarantee and Collateral Agreement

This ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of [                    ], 20[    ], is made by [                    ], a [                        ] (the “Additional Grantor”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, the “Collateral Agent”) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

RECITALS

A.            WHEREAS, Auxilium Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the “Borrower”), Opal Acquisition, LLC, a Delaware limited liability company (“Merger Sub”), the Lenders, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, have entered into a Credit Agreement, dated as of April 26, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

B.            WHEREAS, in connection with the Credit Agreement, the Borrower, Merger Sub and certain other Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of April 26, 2013 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent and the Administrative Agent for the benefit of the Secured Parties;

C.            WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

D.            WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly guarantees the Secured Obligations as set forth in Section 2 thereof, grants the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in the Collateral (as defined in the Guarantee and Collateral Agreement) as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations as set forth in Section 3 thereof, and assumes all other obligations and liabilities of a Grantor set forth therein.  The information set forth in Annex I-A hereto is hereby added to the information set forth in Schedules [                    ](5) to the Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except to the extent made on a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date).

2.             Financing Statements.  The Additional Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein in accordance with the terms of the Guarantee and Collateral Agreement.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired.”  The Additional Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

3.             Intellectual Property Filings.  The Additional Grantor hereby authorizes the Collateral Agent to execute and/or submit filings with the PTO or United States Copyright Office (or any successor office or any similar office in any state or political subdivision), as applicable, including this Agreement, a Copyright Security Agreement, a Patent Security Agreement, and/or a Trademark Security Agreement based on the nature of the Intellectual Property owned by such Additional Grantor, or other comparable documents, and to take such other actions as may be required under applicable law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by the Additional Grantor hereunder, naming the Additional Grantor, as debtor, and the Collateral Agent, as secured party.

4.             GOVERNING LAW.  THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  THE PROVISIONS OF SECTIONS 8.1, 8.3, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.12 AND 8.13 OF THE GUARANTEE AND COLLATERAL AGREEMENT SHALL APPLY WITH LIKE EFFECT TO THIS ASSUMPTION AGREEMENT, AS FULLY AS IF SET FORTH AT LENGTH HEREIN.

(5)                                 Refer to each Schedule which needs to be supplemented.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Agreed and Accepted:

MORGAN STANLEY SENIOR FUNDING,

INC., as Collateral Agent

By:
Name:
Title:

Annex II-A to

Guarantee and Collateral Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [__________], 2013 (“Copyright Security Agreement”), made by _____________________, a ____________________________, located at ______________ [ADD FOR EACH OF THE SIGNATORIES HERETO] (the “Grantors”), is in favor of MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Grantors are party to a Guarantee and Collateral Agreement dated as of April 26, 2013 (the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee and Collateral Agreement);

WHEREAS, pursuant to the terms of the Guarantee and Collateral Agreement, each Grantor has created in favor of the Collateral Agent a security interest in the Copyright Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and provide financial accommodation, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)           all copyrights (whether registered or unregistered in the United States or any other country or any political subdivision thereof) and all mask works (as such term is defined in 17 U.S.C. § 901, et seq.), including, without limitation, each registered copyright identified on Schedule 1 attached hereto, together with any and all (i) registrations and applications therefor, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations or other violations thereof, (v) rights to sue or otherwise recover for past, present and future infringements, misappropriations and other violations thereof and (iv) rights corresponding thereto throughout the world (“Copyrights”) of such Grantor, including, without limitation, the registered and applied-for Copyrights of such Grantor listed on Schedule 1 attached hereto; and

(b)           all Proceeds of any of the foregoing;

provided, that (i) this Copyright Security Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest would be prohibited by the terms of the Guarantee and Collateral Agreement; and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable, shall, in any event, attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).

The security interest granted pursuant to this Copyright Security Agreement is granted concurrently and in conjunction with security interest granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement.  In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

The term of this Copyright Security Agreement shall be co-terminus with the Guarantee and Collateral Agreement.

Each Grantor hereby authorizes and requests that with respect to the Intellectual Property listed on Schedule 1, the United States Copyright Office record this Copyright Security Agreement.

THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Copyright Security Agreement may be executed by one or more of the parties to this Copyright Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Copyright Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Copyright Security Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Collateral Agent.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Grantor has caused this COPYRIGHT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Accepted and Agreed:

MORGAN STANLEY SENIOR FUNDING,
INC., as Collateral Agent

By:
Name:
Title:

Schedule 1

COPYRIGHTS

Copyright Registrations

Title of Work	Reg. No.	Reg. Date	Owner

Annex II-B to
Guarantee and Collateral Agreement

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [__________], 2013 (“Patent Security Agreement”), made by _____________________, a ____________________________, located at ______________ [ADD FOR EACH OF THE SIGNATORIES HERETO] (the “Grantors”), is in favor of MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Grantors are party to a Guarantee and Collateral Agreement dated as of April 26, 2013 (the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee and Collateral Agreement);

WHEREAS, pursuant to the terms of the Guarantee and Collateral Agreement, each Grantor has created in favor of the Collateral Agent a security interest in the Patent Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and provide financial accommodation, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)           all patents, patent applications, certificates of inventions, industrial designs (whether issued or applied for in the United States or any other country or any political subdivision thereof), including, without limitation, each issued patent and patent application identified on Schedule 1 attached hereto, together with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, extensions and continuations-in-part thereof and amendments thereto, (iii) income, fees, royalties, damages, and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations and other violations thereof, (iv) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing and (v) rights, priorities, and privileges corresponding to any of the foregoing throughout the world (“Patents”) of such Grantor, including, without limitation, the registered and applied for Patents of such Grantor listed on Schedule 1 attached hereto; and

(b)           all Proceeds of any of the foregoing;

provided, that (i) this Patent Security Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest would be prohibited by the terms of the Guarantee and Collateral Agreement; and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable, shall, in any event, attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).

The security interest granted pursuant to this Patent Security Agreement is granted concurrently and in conjunction with security interest granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement.  In the event that any provision of this Patent Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

The term of this Patent Security Agreement shall be co-terminus with the Guarantee and Collateral Agreement.

Each Grantor hereby authorizes and requests that (i) with respect to the Intellectual Property listed on Schedule 1, the Commissioner of Patents and Trademarks record this record this Patent Security Agreement.

THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Patent Security Agreement may be executed by one or more of the parties to this Patent Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Patent Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Patent Security Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Collateral Agent.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Grantor has caused this PATENT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Accepted and Agreed:

MORGAN STANLEY SENIOR FUNDING,
INC., as Collateral Agent

By:
Name:
Title:

Schedule 1

PATENTS

Issued Patent and Patent Applications

Patent	Reg. No. (App. No.)	Reg. Date (App. date)	Owner

Annex II-C to

Guarantee and Collateral Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [__________], 2013 (“Trademark Security Agreement”), made by _____________________, a ____________________________, located at ______________ [ADD FOR EACH OF THE SIGNATORIES HERETO] (“Grantors”), is in favor of MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Grantors are party to a Guarantee and Collateral Agreement dated as of April 26, 2013 (the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee and Collateral Agreement);

WHEREAS, pursuant to the terms of the Guarantee and Collateral Agreement, each Grantor has created in favor of the Collateral Agent a security interest in the Trademark Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and provide financial accommodation, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)           all trademarks, service marks, certification marks, tradenames, corporate names, company names, business names, slogans, logos, trade dress, Internet domain names, and other source identifiers, whether registered or unregistered in the United States or any other country or any political subdivision thereof, together with any and all (i) registrations and applications for any of the foregoing, including, without limitation, each registration and application identified on Schedule 1 attached hereto, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv) extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (vi) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing and (vii) rights, priorities, and privileges corresponding to any of the foregoing throughout the world (“Trademarks”) of such Grantor, including, without limitation, the registered and applied for Trademarks of such Grantor listed on Schedule 1 attached hereto; and

(b)           to the extent not covered by clause (a), all Proceeds of any of the foregoing;

provided, that (i) this Trademark Security Agreement shall not constitute a grant of a security interest or any other interest in any property to the extent that and for as long as such grant of a security interest would be prohibited by the terms of the Guarantee and Collateral Agreement, including in any applications for trademarks or service marks filed in the PTO pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to and accepted by the PTO pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d); and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable, shall, in any event, attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).

The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with security interest granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

The term of this Trademark Security Agreement shall be co-terminus with the Guarantee and Collateral Agreement.

Each Grantor hereby authorizes and requests that (i) with respect to the Intellectual Property listed on Schedule 1, the Commissioner of Patents and Trademarks record this Trademark Security Agreement.

THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Trademark Security Agreement may be executed by one or more of the parties to this Trademark Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Trademark Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Trademark Security Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Collateral Agent.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Grantor has caused this TRADEMARK SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Accepted and Agreed:

MORGAN STANLEY SENIOR FUNDING,
INC., as Collateral Agent

By:
Name:
Title:

Schedule 1

TRADEMARKS

Trademark Registrations and Applications

Trademark	Reg. No. (App. No.)	Reg. Date (App. date)	Owner

Annex III to

Guarantee and Collateral Agreement

This PLEDGE SUPPLEMENT, dated as of [__________] 20[__] (the “Pledge Supplement”), is delivered by [________], a [____________] (the “Grantor”) pursuant to the Guarantee and Collateral Agreement, dated as of April 26, 2013 (as it may be from time to time amended, amended and restated, restated, supplemented, or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), made by AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), OPAL ACQUISITION, LLC, a Delaware limited liability company (“Merger Sub”), the other Grantors named therein, MORGAN STANLEY SENIOR FUNDING, INC., as the Collateral Agent, and MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Guarantee and Collateral Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Guarantee and Collateral Agreement of, and does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located.  Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Guarantee and Collateral Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Guarantee and Collateral Agreement.

Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent, for the benefit of the Secured Parties, herein in accordance with the terms of the Guarantee and Collateral Agreement.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, herein, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired.”  Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

[Remainder of This Page Intentionally Left Blank.]

Ex. C-1

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

Ex. C-2

Exhibit D-1 to
Credit Agreement

FORM OF TAX STATUS CERTIFICATE
(For Non U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 26, 2013, (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among AUXILIUM INTERNATIONAL CORP., a corporation incorporated under the laws of the province of British Columbia (the “Parent”), AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower~~”), [              ], a Delaware limited liability company (“Merger Sub~~”), the financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”).  Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.10(f)(B)(iii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Borrower with two properly completed and duly executed original certifications of its non-U.S. person status on Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed, duly executed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

Ex. D-1-1

[Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

Ex. D-1-2

Exhibit D-2 to
Credit Agreement

FORM OF TAX STATUS CERTIFICATE
(For Non U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 26, 2013, (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among AUXILIUM INTERNATIONAL CORP., a corporation incorporated under the laws of the province of British Columbia (the “Parent”), AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower~~”), [              ], a Delaware limited liability company (“Merger Sub~~”), the financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”).  Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.10(f)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Term Loan(s) (as well as any note(s) evidencing such Term Loan(s)), (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/ member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax.  By executing this certificate, the undersigned agrees that (1) if the information provided on any such certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed, duly executed and currently effective certificate in either the calendar year in which each payment is to

Ex. D-2-1

be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

Ex. D-2-2

[Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

Ex. D-2-3

Exhibit D-3 to
Credit Agreement

FORM OF TAX STATUS CERTIFICATE
(For Non U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 26, 2013, (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among AUXILIUM INTERNATIONAL CORP., a corporation incorporated under the laws of the province of British Columbia (the “Parent”), AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower~~”), [              ], a Delaware limited liability company (“Merger Sub~~”), the financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”).  Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.10(f)(B)(iii) and Section 10.6(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such non-U.S. Lender in writing, (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed, duly executed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments and (3) the undersigned authorizes the non-U.S. Lender to furnish this certificate and W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, to the Borrower, if required by the Credit Agreement.

[Signature Page Follows]

Ex. D-3-1

[Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

Ex. D-3-2

Exhibit D-4 to
Credit Agreement

FORM OF TAX STATUS CERTIFICATE
(For Non U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 26, 2013, (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among AUXILIUM INTERNATIONAL CORP., a corporation incorporated under the laws of the province of British Columbia (the “Parent”), AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower~~”), [              ], a Delaware limited liability company (“Merger Sub~~”), the financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”).  Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.10(f)(B)(iv) and Section 10.6(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished its participating non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, from each of its partners/ members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such non-U.S. Lender in writing, (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed, duly executed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments and (3) the undersigned authorizes the non-U.S. Lender to furnish this

Ex. D-4-1

certificate, its W-8IMY and all required attachments thereto to the Borrower, if required by the Credit Agreement.

[Signature Page Follows]

Ex. D-4-2

[Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

Ex. D-4-3

Exhibit E to
Credit Agreement

FORM OF TERM NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
, 20

FOR VALUE RECEIVED, the undersigned, Auxilium Pharmaceuticals, Inc. a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to [                    ] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of [                    ] DOLLARS ([$              ]).  The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement.  The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 3.5 of the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of LIBOR Rate Loans, the length of each Interest Period with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information absent manifest error.  The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Term Loan.

This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of April 26, 2013, (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among AUXILIUM INTERNATIONAL CORP., a corporation incorporated under the laws of the province of British Columbia (the “Parent”), the Borrower, ~~[              ], a Delaware limited liability company (“Merger Sub”),~~ the financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Ex. E-1

Upon the occurrence and during the continuation of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Ex. E-2

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

AUXILIUM PHARMACEUTICALS, INC.,
as Borrower

By:
Name:
Title:

Ex. E-3

Schedule A
to Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of Term Loans Repaid	Amount of ABR Loans Converted to LIBOR Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Ex. E-4

Schedule B
to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF
LIBOR RATE LOANS

Date	Amount of LIBOR Rate Loans	Amount Converted to LIBOR Rate Loans	Interest Period and LIBOR Rate with Respect Thereto	Amount of Principal of LIBOR Rate Loans Repaid	Amount of LIBOR Rate Loans Converted to ABR Loans	Unpaid Principal Balance of LIBOR Rate Loans	Notation Made By

Ex. E-5

Exhibit F to
Credit Agreement

[Reserved]

Ex. F-1

Exhibit G to
Credit Agreement

[Reserved]

Ex. G-1-1

Exhibit H to
Credit Agreement

Form of Intellectual Property Security Agreement

Please refer to Annex II to the Guarantee and Collateral Agreement,

attached herein as Exhibit C to this Credit Agreement.

Ex. H-1

Exhibit I to
Credit Agreement

FORM OF INTERCOMPANY NOTE

Dated:

FOR VALUE RECEIVED, each undersigned entity (collectively, the “Group Members” and each, a “Group Member”) that is a party to this intercompany promissory note (this “Promissory Note”) as a Payor (as defined below) promises to pay to such other Group Member that makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances (including trade payables) heretofore and hereafter made by such Payee to such Payor and any other Indebtedness for borrowed money now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee.  The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement, dated as of April 26, 2013, (the “Credit Agreement”), among AUXILIUM INTERNATIONAL CORP., a corporation incorporated under the laws of the province of British Columbia (the “Parent”), AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower~~”), [              ], a Delaware limited liability company (“Merger Sub~~”), the financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”).

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the Payor and the Payee.  Interest shall be due and payable at such times as may be agreed upon in writing from time to time by the Payor and the relevant Payee.  Interest shall be paid in lawful money of the United States and in immediately available funds.  Unless otherwise specified in writing by the Payor and the Payee, interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as the case may be.

The Payor, and any endorser of this Promissory Note hereby, waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee to the Collateral Agent, for the benefit of the Secured Parties, as security for such Payee’s obligations, if any, under the Loan Documents to which such Payee is a party.  Each Payor acknowledges and agrees that the Collateral Agent and the other Secured Parties may exercise all the rights of each Payee under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Ex. I-1

Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from the Payor, all rights and Liens of such Payee, whether now or hereafter arising and howsoever existing, in any Property of the Payor (whether constituting part of the security or collateral given to any Secured Party to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of the Secured Parties in such Property.  Except as expressly permitted by the Loan Documents, the Payees shall have no right to possession of any such Property or to foreclose upon, or exercise any other remedy in respect of, any such Property, whether by judicial action or otherwise, until all of the Obligations (other than Unasserted Contingent Obligations and obligations under or in respect of Hedge Agreements) have been paid in full in immediately available funds or Cash Collateralized and all Commitments have been terminated.

Except as expressly permitted by the Loan Documents, if all or any part of the Property of the Payor, or the proceeds thereof, is subject to any distribution, division or application to the creditors of the Payor, whether partial or complete, voluntary or involuntary, by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Payor is dissolved or if all or substantially all of the Property of the Payor is sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash or other property which shall be payable or deliverable upon or with respect to any indebtedness of the Payor to any Payee (“Payor Indebtedness”) shall be paid or delivered directly to the Collateral Agent for application to any of the Obligations, due or to become due, until all of the Obligations (other than Unasserted Contingent Obligations and obligations under or in respect of Hedge Agreements) have been paid in full in immediately available funds or Cash Collateralized and all Commitments have been terminated.  Each Payee irrevocably authorizes, empowers and appoints the Collateral Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Collateral Agent’s own name or in the name of such Payee or otherwise, as the Collateral Agent may deem necessary or advisable for the enforcement of this Promissory Note; provided that the Collateral Agent may not exercise such power of attorney unless an Event of Default has occurred and is continuing.  Each Payee also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness reasonably requested by the Collateral Agent.  The Collateral Agent may vote such proofs of claim in any such proceeding (and the Payee shall to be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations in accordance with the Credit Agreement.  Upon the occurrence and during the continuation of any Event of Default, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee upon or with respect to Payor Indebtedness owing to such Payee prior to such time as the Obligations have been performed and paid in full in cash in immediately available funds and all commitments to extend credit under any Loan Document have expired or been terminated, such Payee shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties, and shall forthwith deliver the same to the Collateral Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Collateral Agent’s judgment), for application to any of the Obligations in accordance with the Credit Agreement and, until so delivered, the same shall be segregated from the other assets of such Payee and held in trust by such Payee as the property of the Collateral Agent, for the benefit of the Secured Parties.  If such Payee fails to make any such endorsement or assignment to the Collateral Agent, the Collateral Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same.

The Secured Parties shall be third party beneficiaries of the subordination provisions contained

Ex. I-2

herein and shall be entitled to enforce such subordination provisions.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature page follows]

Ex. I-3

IN WITNESS WHEREOF, the undersigned Payors have caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

[PAYORS]

By:
Name:
Title:

Ex. I-4

Schedule A to
Intercompany Note

TRANSACTIONS UNDER INTERCOMPANY NOTE

Date	Name of Payee	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By

Ex. I-5

Schedule B to
Intercompany Note

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                                                                            all of its right, title and interest in and to the Intercompany Note, dated                        (amended, amended and restated, supplemented, restated, replaced, refinanced or otherwise modified from time to time, the “Promissory Note”), made by the Payors signatory thereto, and payable to the undersigned.  This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

Dated:

[PAYEES]

By:
Name:
Title:

Ex. I-6

Exhibit J to
Credit Agreement

FORM OF SOLVENCY CERTIFICATE

[__], 2013

This Solvency Certificate (this “Certificate”) is furnished to the Administrative Agent and the Lenders pursuant to Section 5.1(j) of the Credit Agreement, dated as of April 26, 2013, (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among AUXILIUM INTERNATIONAL CORP., a corporation incorporated under the laws of the province of British Columbia (the “Parent”), AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower~~”), [              ], a Delaware limited liability company (“Merger Sub~~”), the financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [•], the Chief Financial Officer of the ~~Borrower~~Parent (after giving effect to the ~~Transactions~~Restructuring), in that capacity only and not in my individual capacity (and without any personal liability), DO HEREBY CERTIFY on behalf of the ~~Borrower~~Parent that as of the date hereof, after giving effect to the consummation of the ~~Transactions (including the execution and delivery of the Merger Agreement and the Credit Agreement, the making of the Term Loans and the use of proceeds of such Term Loans on the date hereof and the making of other extensions of credit on the date hereof and the use of proceeds thereof~~Restructuring (including the consummation of the Acquisition (as defined in the Third Amendment)):

1.                                      The sum of the liabilities (including contingent liabilities) of the ~~Borrower~~Parent and its subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of the ~~Borrower~~Parent and its subsidiaries, on a consolidated basis.

2.                                      The present fair saleable value of the assets of the ~~Borrower~~Parent and its subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of the ~~Borrower~~Parent and its subsidiaries as they become absolute and matured.

3.                                      The capital of the ~~Borrower~~Parent and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof.

4.                                      The ~~Borrower~~Parent and its subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

5.                                      For purposes of this Certificate, the amount of any contingent liability has been computed

Ex. J-1

as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

6.                                      In reaching the conclusions set forth in this Certificate, the undersigned has (i) reviewed the Credit Agreement and other Loan Documents referred to therein and such other documents deemed relevant, (ii) reviewed ~~the~~recent financial statements ~~(including~~of the Parent and the Borrower and their respective Subsidiaries, before giving effect to the Restructuring, as well as the pro forma financial statements~~) referred to in Section 6.1 of the Credit Agreement~~ filed as part of the S-4 of the Borrower in relation to the Restructuring (the “Financial Statements”) and (iii) made such other investigations and inquiries as the undersigned has deemed appropriate.  The undersigned is familiar with the financial performance and prospects of the ~~Borrower~~Parent and its Subsidiaries and hereby confirms that the Financial Statements were prepared in good faith and fairly present, in all material respects, on a pro forma basis as of [•] (after giving effect to the ~~Transactions~~Restructuring), the ~~Borrower~~Parent’s and its Subsidiaries’ consolidated financial condition.

7.                                      The financial information and assumptions which underlie and form the basis for the representations made in this Certificate were fair and reasonable when made and were made in good faith and continue to be fair and reasonable as of the date hereof.

8.                                      The undersigned confirms and acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the ~~Commitments and Term Loans under the Credit Agreement~~Third Amendment.

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

AUXILIUM ~~PHARMACEUTICALS, INC~~INTERNATIONAL CORP.

By:
Name:
	Title:	Chief Financial Officer

Ex. J-2

Exhibit K-1 to
Credit Agreement

FORM OF PERFECTION CERTIFICATE

April 26, 2013

In connection with that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), dated as of April 26, 2013, made by AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), OPAL ACQUISITION, LLC, a Delaware limited liability company (“Merger Sub”), and each of the signatories thereto (together with Borrower and Merger Sub, and together with any other entity that is a party thereto as provided therein, the “Grantors”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).  Capitalized terms used but not defined herein have the meanings assigned in either the Credit Agreement or the Guarantee and Collateral Agreement, as applicable, and unless otherwise defined in this Perfection Certificate or in the Credit Agreement or the Guarantee and Collateral Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code as in effect in the State of New York are used in this Perfection Certificate as such terms are defined in such Article 8 or 9.

The undersigned Responsible Officers of each Grantor hereby certify as of the date hereof to the Administrative Agent and each of the Secured Parties as follows:

~~SECTION 19.~~ Section 1 Investment Property.  Schedule I sets forth a true and correct list of (i) all Pledged Equity Interests owned by such Grantor, required to be pledged to the Collateral Agent under the Guarantee and Collateral Agreement and not credited to a Securities Account in Part I of Schedule I; (ii) all Pledged Notes and indebtedness owed by any other party to such Grantor required to be pledged to the Collateral Agent under the Guarantee and Collateral Agreement and not credited to a Securities Account in Part II of Schedule I, including the issuer thereof, a description thereof, the debt certificate number if applicable, the final maturity and the outstanding principal amount of such indebtedness; (iii) all other investment property required to be pledged by such Grantor under the Guarantee and Collateral Agreement (including (A) securities accounts, (B) commodity contracts and (C) commodity accounts).

~~SECTION 20.~~ Section 2. Deposit Accounts.  Set forth on Schedule II hereto is a true and correct list of each Deposit Account, other than Excluded Deposit Accounts, in which each Grantor has an interest pledged under the Guarantee and Collateral Agreement.

~~SECTION 21.~~ Section 3. Intellectual Property~~21.1~~       .  Set forth on Schedule III hereto is a true and correct list of all registrations and applications for Patents, Trademarks, and Copyrights owned or co-owned by any Grantor that are registered with or applied for in the United States Patent and Trademark Office or the United States Copyright Office or registered with or applied for with a governmental authority outside the United States.

~~SECTION 22.~~ Section 4. Commercial Tort Claims.  Set forth on Schedule IV hereto is a true and correct description of all commercial tort claims of such Grantor as to which a pleading has been filed in a court of competent jurisdiction seeking damages in excess of $500,000 individually in value.

~~SECTION 23.~~ Section 5. Identity, Etc. of Grantors.  Set forth on Schedule V hereto is a true and correct list showing such Grantor’s exact legal name (as it appears in its certificate or articles of incorporation, limited liability membership agreement or similar organizational document, in each case as amended to the date hereof) as well as the following:

(a)         type of organization;

(b)         jurisdiction of organization;

(c)          organizational I.D. number;

(d)         Federal Taxpayer Identification Number;

(e)          address of chief executive office or sole place of business, as the case may be; and

(f)           address of each other location where such Grantor maintains its books or records relating to any material portion of the Collateral.

~~SECTION 24.~~ Section 6. Changes in Name, Etc.  Set forth on Schedule VI hereto is a true and correct description of any changes in the name of such Grantor or in any other information as to such Grantor reflected on Schedule V hereto during the five years preceding the date hereof, together with the date of the relevant change.

~~SECTION 25.~~ Section 7. Location of Equipment and Inventory.  Set forth on Schedule VII hereto is a true and correct list of all locations owned or leased by the Grantors where any Inventory and Equipment (other than goods in transit) of the Grantors constituting Collateral worth more than an aggregate fair market value of $2,500,000 is kept, excluding products and materials for use in clinical studies that, in each case, are accorded zero value on the relevant Grantor’s balance sheet and are not for sale.

~~SECTION 26.~~ Section 8. Letters of Credit.  Set forth on Schedule VIII hereto is a true and correct list of each letter of credit of which such Grantor is a beneficiary or assignee that is not a Supporting Obligation with a value in excess of $500,000.

~~SECTION 27.~~ Section 9. Warehousemen and Bailees.  Set forth on Schedule IX hereto is a true and correct list of all warehousemen and bailees that have possession of any Grantor’s Collateral and, if the aggregate fair market value of the Collateral in the possession of such bailee exceeds $2,500,000, showing as to each warehouseman and bailee the assets so held and address, excluding products and materials for use in clinical studies that, in each case, are accorded zero value on the relevant Grantor’s balance sheet and are not for sale.

~~SECTION 28.~~ Section 10. Real Property.  Set forth on Schedule X hereto is a true and correct list of all real property owned by such Grantor showing as to each such real property the record owner, address, record information (including recording office address, lot, block and other legal description), mortgagee (if any), mortgage description (if any) (including mortgage amount), lessee (if any) and lease description (if any) (including lease expiration date and rent, and whether the underlying lease contains any option to purchase all or any portion of such real property or any interest therein or contains any right of first refusal relating to any sale of such real property or any portion thereof or interest therein, and whether any lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the transactions).

~~SECTION 29.~~ Section 11. Leaseholds.  Set forth on Schedule XI hereto is a true and correct list of all leasehold interests in real property held by such Grantor as lessee, showing as to each such leasehold the address of the premises leased.

~~SECTION 30.~~ Section 12. Government Contracts.  Set forth on Schedule XII hereto is a true and correct list of each license from a Governmental Authority which is material to the conduct of the business of each Grantor as conducted on the date hereof or as proposed to be conducted.

~~SECTION 31.~~ Section 13. Unusual Transactions.  All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

~~SECTION 32.~~ Section 14. Litigation and Adverse Proceedings.  Set forth on Schedule XIV hereto is a true and correct list of (i) all litigation, investigations and proceedings of or before any arbitrator or Governmental Authority that are pending or, to the knowledge of the Borrower, threatened in writing by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, which would in any respect impair the enforceability of the Loan Documents, taken as a whole or (b) that could reasonably be expected to have a Material Adverse Effect; and (ii) all claims asserted or threatened against any third party by any Group Member or any Loan Party or any other Person, except as could not reasonably be expected to have a Material Adverse Effect.

~~SECTION 33.~~ Section 15. Insurance.  Set forth on Schedule XV hereto is a true and correct description of all material property and general liability insurance maintained by or on behalf of each Loan Party as of the Closing Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Perfection Certificate to be executed by their officers thereunto duly authorized as of the date and year first written above.

AUXILIUM PHARMACEUTICALS, INC.,
as Borrower

By:
Name:
Title:

OPAL ACQUISITION, LLC,
as Merger Sub

By:
Name:
Title:

AUXILIUM INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

AUXILIUM US HOLDINGS, LLC

By:
Name:
Title:

GTCR/ACTIENT HOLDINGS/B CORP.

By:
Name:
Title:

ACTIENT HOLDINGS LLC

By:
Name:
Title:

ACTIENT PHARMACEUTICALS LLC

By:
Name:
Title:

ACTIENT THERAPEUTICS LLC

By:
Name:
Title:

SLATE PHARMACEUTICALS, INC.

By:
Name:
Title:

70 MAPLE AVENUE, LLC

By:
Name:
Title:

TIMM MEDICAL HOLDINGS, LLC

By:
Name:
Title:

TIMM MEDICAL TECHNOLOGIES, INC.

By:

Name:
Title:

Exhibit K-2 to
Credit Agreement

FORM OF PERFECTION CERTIFICATE SUPPLEMENT

SIGNED AND DELIVERED for and on behalf

of and as the deed of [__________________]

by its lawfully appointed attorney

[INSERT NAME OF ATTORNEY], acting pursuant

to a Power of Attorney dated [______], 20[__]:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

SIGNED AND DELIVERED for and on behalf

of and as the deed of [__________________]

by its lawfully appointed attorney

[INSERT NAME OF ATTORNEY], acting pursuant

to a Power of Attorney dated [______], 20[__]:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

ANNEX B

FORM OF JOINDER TO CREDIT AGREEMENT

JOINDER AGREEMENT (this “Joinder Agreement”) dated as of [________] to the CREDIT AGREEMENT dated as of April 26, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AUXILIUM PHARMACEUTICALS, INC. (the “Borrower”), the Lenders from time to time party thereto and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

A.            Except as otherwise set forth in this Joinder Agreement, capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended by the Third Amendment Agreement (as defined below)).

B.            The Borrower, the Administrative Agent and certain Lenders party to the Credit Agreement constituting the Required Lenders have executed that certain Third Amendment Agreement to Credit Agreement dated as of August 14, 2014 (the “Third Amendment Agreement”) pursuant to which, among other things, and subject to the terms and conditions set forth therein, (i) certain amendments shall be made to the Credit Agreement and (ii) QLT Inc., a corporation incorporated under the laws of the province of British Columbia (to be renamed Auxilium International Corp. on or prior to the date hereof) (the “Parent”) shall become party to the Credit Agreement pursuant to this Joinder Agreement.

C.            As a condition to the occurrence of the Third Amendment Effective Date, the Parent is required to execute and deliver, amongst other things, this Joinder Agreement.

Accordingly, the Borrower, the Parent and the Administrative Agent (with the consent of the Required Lenders pursuant to the Third Amendment Agreement) agree as follows:

SECTION 1.         In accordance with the Third Amendment Agreement and the Credit Agreement (as amended thereby), the Parent by its signature below (a) becomes “the Parent”, a “Loan Party” and a “Group Member” under, and becomes subject to and bound by, the Credit Agreement (as amended by the Third Amendment Agreement and this Joinder Agreement) with the same force and effect as if the Parent had originally been named therein as “the Parent”, (b) hereby agrees to all the terms and provisions of the Credit Agreement (as amended by the Third Amendment Agreement and this Joinder Agreement) and each other Loan Document to which it is (or will become) a party. Each reference to the “Parent”, a “Loan Party” and a “Group Member” in the Credit Agreement (as amended by the Third Amendment Agreement and this Joinder Agreement) or any other Loan Document shall be deemed to include the Parent. The Credit Agreement (as amended by the Third Amendment Agreement and this Joinder Agreement) is hereby incorporated herein by reference.

SECTION 2.         Upon the execution and delivery of this Joinder Agreement by the parties hereto and the occurrence of the Third Amendment Effective Date, Schedules 7.1, 7.2, 7.6, 7.10 and 7.11 to the Credit Agreement shall, in each case, be deemed supplemented by the information (if any) relating to the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries) disclosed in the equivalent-numbered schedules attached hereto as Annex 1; provided that, the information set forth on in Annex 1 shall only operate to supplement the applicable Schedules to the Credit Agreement if and to the extent that the transactions or other events or circumstances disclosed thereon were incurred, arose and/or are permitted to exist in compliance with the Acquisition Agreement (as defined in the Third Amendment Agreement, and without giving effect to any consent, waiver or other modification of the Borrower thereunder, except with the consent of the Lead Arrangers (as defined in the Third Amendment Agreement), not to be unreasonably withheld).

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SECTION 3.         The Parent represents and warrants to the Administrative Agent, the Lenders and the Lead Arrangers (as defined in the Third Amendment Agreement) that as of the date hereof (and subject to the Third Amendment Certain Funds Paragraph):

(a)         Except as permitted under Section 7.3 of the Credit Agreement, each Group Member (excluding the Borrower and its Subsidiaries) (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, to the extent such concept is recognized in its jurisdiction of incorporation, (ii) has the organizational power and authority and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (iv) is in compliance with the terms of its Organizational Documents and (v) is in compliance with the terms of all Requirements of Law (including Health Care Laws) and all Governmental Authorizations, except in case of clauses (ii), (iii) and (v), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)         (i) Each Loan Party (excluding the Borrower and those of its Subsidiaries that are Subsidiary Guarantors) has the organizational power and authority, and the legal right, to make, execute, deliver and perform this Joinder Agreement and each other Loan Document that it is or will become party to on the date hereof (including, with respect to the Parent, the Credit Agreement (as amended by the Third Amendment Agreement and this Joinder Agreement)), (ii) each Loan Party (excluding the Borrower and its Subsidiaries) has taken all necessary organizational and other action to authorize the execution, delivery and performance of this Joinder Agreement and each other Loan Document that it is or will become party to on the date hereof (including, with respect to the Parent, the Credit Agreement (as amended by the Third Amendment Agreement and this Joinder Agreement)), (iii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of this Joinder Agreement and each other Loan Document that it is or will become party to on the date hereof (including, with respect to the Parent, the Credit Agreement (as amended by the Third Amendment Agreement and this Joinder Agreement)), except the filings referred to in clause (n) below which filings have been, or will be, obtained or made and are in full force and effect on or before the Third Amendment Effective Date, and all applicable waiting periods shall have expired, in each case without any action being taken by any Governmental Authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereby, other than any such consent, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect, (iv) this Joinder Agreement has been duly authorized, executed and delivered by the Parent and each of this Joinder Agreement and each other Loan Document to which each Loan Party (other than the Borrower and its Subsidiaries) is or will become party to on the date hereof (including, with respect to the Parent, the Credit Agreement (as amended by the Third Amendment and this Joinder Agreement)) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the

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enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

(c)          The execution, delivery and performance of this Joinder Agreement will not violate (i) the Organizational Documents of any Loan Party (excluding the Borrower and its Subsidiaries), (ii) any Requirement of Law (including any Health Care Laws), Governmental Authorization or any Contractual Obligation of any Group Member (excluding the Borrower and its Subsidiaries) and (iii) will not result in, or require, the creation or imposition of any Lien on any Group Member’s (excluding the Borrower and its Subsidiaries) respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents), except for any violation set forth in clause (ii) or (iii) which could not reasonably be expected to have a Material Adverse Effect.

(d)         The representations and warranties set forth in the Credit Agreement (as amended hereby) and in the other Loan Documents (other than any such representations and warranties as are duplicative of those set forth in this Section 2) are true and correct in all material respects as of such date with the same effect as though such representations and warranties had been made on and as of such date (assuming that any such representations and warranties that related to the Borrower and/or its Subsidiaries apply equally to the Parent and its Subsidiaries after giving effect to the Restructuring), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(e)          The (i) QLT Annual Financial Statements (as defined in the Acquisition Agreement, as defined in the Third Amendment Agreement) and (ii) as soon as same are made publicly available after the end of each fiscal quarter ending after December 31, 2013, unaudited consolidated balance sheets and related statements of income and cash flows of the Parent for such fiscal quarter, for the period elapsed from the beginning of the applicable fiscal year to the end of such fiscal quarter and for the comparable periods of the preceding fiscal year, present fairly in all material respects the consolidated financial condition of the Parent as at such time periods, and the consolidated results of its operations and its cash flows for such fiscal periods.

(f)           From the date of the most recent QLT Annual Financial Statements (as defined in the Acquisition Agreement) to the Third Amendment Effective Date, no result, fact, change, effect, event, circumstance, occurrence or development has occurred or arisen which has had or would reasonably be expected to have, individually or in the aggregate, an Acquisition Agreement Material Adverse Effect (as defined in the Third Amendment Agreement) on the Parent.

(g)          No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent, threatened in writing by or against any Group Member (excluding the Borrower and its Subsidiaries) or against any of their respective properties or revenues (i) with respect to any of the Third Amendment Agreement, this Joinder Agreement or any other Loan Documents, which would in any respect impair the enforceability of the Third Amendment Agreement, this Joinder Agreement or such other Loan Documents, taken as a whole or (ii) that could reasonably be expected to have a Material Adverse Effect, except

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any litigation that may be disclosed on the Parent’s SEC or other comparable filings on or prior to the Third Amendment Effective Date.

(h)         The Supplemental Perfection Certificate (as defined in the Third Amendment Agreement) sets forth a complete and accurate list of all Real Property owned in fee simple by any the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries), showing on and as of the Third Amendment Effective Date, the street address, state, record owner and gross book value thereof.  Each such Loan Party has good, marketable and insurable fee simple title to such Real Property, free and clear of all Liens, other than Permitted Liens.

(i)             The Supplemental Perfection Certificate sets forth a complete and accurate list of all leases of real property under which the Parent or any of its Subsidiaries (other than the Borrower and its Subsidiaries) is the lessee (the “Leased Properties”), showing as of the Third Amendment Effective Date, the street address, county or other relevant jurisdiction, state or province, lessor, and lessee thereof.  Except as set forth in the Supplemental Perfection Certificate, the Leased Property leases are valid, binding, enforceable and in full force and effect, and the Parent or its applicable Subsidiary holds a valid and existing leasehold interest under each such lease, subject to proper authorization and execution of such lease by the other party and the application of any bankruptcy, insolvency or creditor’s rights laws.

(j)            As of the Third Amendment Effective Date, except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Parent, no Person shall be infringing, misappropriating, or otherwise violating any Intellectual Property of the Parent or any of its Subsidiaries (other than the Borrower and its Subsidiaries), and there shall be no such claim asserted or threatened against any third party by the Parent or any Subsidiary thereof (other than the Borrower and its Subsidiaries) or any other Person, except claims disclosed on the Parent’s SEC or other comparable filings prior to the Third Amendment Effective Date or as may be set forth in the Supplemental Perfection Certificate.

(k)         The Supplemental Perfection Certificate sets forth the name and jurisdiction of formation, organization or incorporation of each Group Member (other than the Borrower and its Subsidiaries), as of the Third Amendment Effective Date, and, as to each such Group Member, other than the Parent, states the authorized and issued capitalization of such Group Member, the beneficial and record owners thereof and the percentage of each class of Capital Stock owned by any Loan Party.  Except as listed in the Supplemental Perfection Certificate, as of the Third Amendment Effective Date, no Group Member (other than the Borrower and its Subsidiaries) owns any interests in any joint venture, partnership or similar arrangements with any Person.

(l)             Each Non-U.S. Plan of the Parent and its Subsidiaries (not including the Borrower and its Subsidiaries) has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in a Material Adverse Effect. All contributions required to be made with respect to a Non-U.S. Plan of the Parent and its Subsidiaries (not including the Borrower and its Subsidiaries) have been timely made, except as would not reasonably be expected to

5

result in a Material Adverse Effect. Neither the Parent nor any of its Subsidiaries (other than the Borrower and its Subsidiaries) has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan, except as would not reasonably be expected to result in a Material Adverse Effect. As of the date of the Third Amendment Agreement, there are no Canadian Pension Plans of any Loan Party and, as of the Third Amendment Effective Date, there are no Canadian Pension Plans except as set forth in the Supplemental Perfection Certificate.

(m)     No written statement contained in any document, certificate or statement furnished by any Loan Party (excluding the Borrower and its Subsidiaries) to the Administrative Agent, the Lead Arrangers (as defined in the Third Amendment Agreement) or the Lenders, or any of them, for use in connection with the Restructuring, the Third Amendment Agreement, this Joinder Agreement or any other transactions contemplated by the Third Amendment Agreement, when taken as a whole, contained as of the date such statement, information, document or certificate was furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made; provided, however, that with respect to projections, the Parent represents only that the same were prepared in good faith and are based upon assumptions believed by management of the Parent to be reasonable at the time made available to the Administrative Agent and the Lead Arrangers (as defined in the Third Amendment Agreement), it being recognized by the Administrative Agent, the Lead Arrangers (as defined in the Third Amendment Agreement) or the Lenders that such financial information as it relates to future events is not to be viewed as fact, is by its nature inherently uncertain and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount; it being understood that for purposes of this Section 3(m), such information shall not include information of a general economic or industry-specific nature contained in the materials referenced above and that any written information provided by the Parent or any of its Subsidiaries regarding the Borrower and its Subsidiaries is to the best knowledge of the Parent.

(n)         Each Canadian Security Document and each other Security Document to be executed by the Parent or any Subsidiary thereof (other than the Borrower and its Subsidiaries) is, or upon execution, will be, effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid first priority security interest in the Collateral described therein.  In the case of the “Pledged Equity Interests” (or any similar term) described in such Security Documents, when stock or interest certificates representing such Pledged Equity Interests (along with properly completed stock or interest powers and, where applicable, stock transfer forms, in each case, endorsing the Pledged Equity Interest and executed by the owner of such shares or interests) are delivered to the Collateral Agent, and in the case of the other Collateral described in the Canadian Security Documents or any other Security Document to be executed by the Parent or any Subsidiary thereof (other than the Borrower and its Subsidiaries) (other than deposit accounts of any Canadian Domiciled Loan Party), when financing statements and other filings specified in the Supplemental Perfection Certificate in appropriate form are filed in the offices specified in the Supplemental Perfection Certificate, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected first priority Lien on, and

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security interest in, all right, title and interest of the applicable Loan Parties in such Collateral to the extent perfection can be obtained by filing a UCC or PPSA financing statement, as applicable, or subject to any customary reservations and qualifications contained in customary legal opinions rendered under the laws of the applicable jurisdiction, perfection can be obtained by the appropriate filing under such other applicable law, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 7.2) subject in the case of the Intellectual Property that is the subject of any application or registration in the United States Patent and Trademark Office, the United States Copyright Office (other than intent to use Trademark applications) or the Canadian Intellectual Property Office, to the recordation of appropriate evidence of the Collateral Agent’s Lien in the United States Patent and Trademark Office, the United States Copyright Office and/or the Canadian Intellectual Property Office, as appropriate, and the taking of actions and making of filings necessary under the applicable Requirements of Law to obtain the equivalent of perfection. In the case of Collateral that consists of deposit accounts (other than deposit accounts of any Canadian Domiciled Loan Party), securities accounts and/or commodity (or futures) accounts, each of which are listed in the Supplemental Perfection Certificate with appropriate identifying information, when a Control Agreement is executed and delivered by all parties thereto with respect to such accounts, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, prior and superior to any other Person except as provided under the applicable Control Agreement with respect to the financial institution party thereto.

(o)         The Supplemental Perfection Certificate sets forth a true, complete and correct description of all material property and general liability insurance maintained by or on behalf of the Parent and its Subsidiaries (other than the Borrower and its Subsidiaries) as of the Third Amendment Effective Date.  As of such date, such insurance is in full force and effect.

(p)         The information set forth on in Annex 1 hereto (if any) is true, complete and accurate, and the transactions or other events or circumstances disclosed thereon were incurred, arose and/or are permitted to exist in compliance with the Acquisition Agreement (as defined in the Third Amendment Agreement, and without giving effect to any consent, waiver or other modification of the Borrower thereunder, except with the consent of the Lead Arrangers (as defined in the Third Amendment Agreement), not to be unreasonably withheld).

SECTION 4.         This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

SECTION 5.             (a)  On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and supplemented by, and after giving

7

effect to, the Third Amendment Agreement and this Joinder Agreement.  This Joinder Agreement shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(b)           Each Loan Document, after giving effect to this Joinder Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the date hereof, each reference in each of the Loan Documents (including the Guarantee and Collateral Agreement and the other Security Documents) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and supplemented by, and after giving effect to, the Third Amendment Agreement and this Joinder Agreement. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations, including under the Loan Documents, as amended and supplemented by, and after giving effect to, the Third Amendment Agreement and this Joinder Agreement, in each case subject to the terms thereof.

(c)           The execution, delivery and effectiveness of this Joinder Agreement, shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

SECTION 6.         In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.         All communications and notices hereunder shall be in writing and given as provided in Section 10.2 of the Credit Agreement (as amended by the Third Amendment Agreement).  All communications and notices hereunder to the Parent shall be given to it at the address set forth in Section 10.2 of the Credit Agreement (as amended by the Third Amendment Agreement).

SECTION 8.         Each of the Borrower and the Parent hereby jointly and severally agree to reimburse the Lead Arrangers (as defined in the Third Amendment) and the Administrative Agent for their reasonable and documented out-of-pocket expenses in connection with this Joinder Agreement, including (without limitation) the reasonable fees, charges and disbursements of White & Case LLP as New York counsel to the Lead Arrangers and Blake, Cassels & Graydon LLP as Canadian counsel to the Lead Arrangers (as defined in the Third Amendment), provided that such fees and expenses are invoiced at least three (3) Business Days prior to the date hereof.

SECTION 9.         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS JOINDER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

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SECTION 10.       THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

 [Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have duly executed this Joinder Agreement to the Credit Agreement as of the day and year first above written.

AUXILIUM INTERNATIONAL CORP.,

By:
Name:
Title:

AUXILIUM PHARMACEUTICALS, INC.,

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING INC.,
as Administrative Agent,

By:
Name:
Title:

[Signature Page to Joinder Agreement]

ANNEX 1

SUPPLEMENTS TO CERTAIN CREDIT AGREEMENT SCHEDULES

[To be included, if applicable]